EXHIBIT 10.2
SUPPLEMENTAL AGREEMENT NO. 1 TO THE
LEASE AGREEMENT
BETWEEN
THE UNITED STATES DEPARTMENT OF ENERGY
AND
THE UNITED STATES ENRICHMENT CORPORATION

SUPPLEMENTAL AGREEMENT NO. 1 TO THE
LEASE AGREEMENT BETWEEN
THE UNITED STATES DEPARTMENT OF ENERGY AND
THE UNITED STATES ENRICHMENT CORPORATION
     THIS SUPPLEMENTAL AGREEMENT NO. 1, dated as of 12/7/06, to the LEASE AGREEMENT (“Lease”) entered into as of July 1, 1993, between THE UNITED STATES DEPARTMENT OF ENERGY (“Department”), acting by and through the Secretary of Energy (“Secretary”), or his designee, and THE UNITED STATES ENRICHMENT CORPORATION, a Delaware corporation and successor to the government-owned United States Enrichment Corporation (“Corporation”), acting by and through its Board of Directors or its designee, hereby amends the Lease as follows:
WITNESSETH:
     WHEREAS, the Corporation leases portions of the Portsmouth Gaseous Diffusion Plant site (“PORTS”) located in Piketon, Ohio and portions of the Paducah Gaseous Diffusion Plant site (“PAD”) located in Paducah, Kentucky from the Department pursuant to the Lease; and
     WHEREAS, Section 3.4 of the Lease permits the Corporation to expand the scope of the Lease, subject to procedures set forth in Section 3.5 of the Lease; and
     WHEREAS, the Department and USEC Inc. (“USEC”), the parent corporation of the Corporation, entered into an Agreement dated June 17, 2002 (“June 17th Agreement”), whereby, inter alia, USEC made long-term commitments to facilitate the deployment of a new, cost-effective advanced enrichment technology on a rapid schedule, and pursuant to this June 17th Agreement, USEC announced on December 3, 2003, that it intends to site its commercial gas centrifuge plant at the PORTS; and
     WHEREAS, the parties desire to amend the Lease to create a “stand alone” section of the Lease that is specifically applicable to facilities, areas, and personal property at PORTS that the Corporation desires to lease for the construction and operation of USEC’s commercial gas centrifuge plant and its demonstration facilities for such plant, hereinafter referred to as the “GCEP Lease;” and
     WHEREAS, the parties have entered into an Agreement Concerning the Temporary Lease of Certain Facilities in Support of the American Centrifuge Program, dated February 17, 2004 (“Temporary Lease”), whereby the Department agreed to
Supp. -1

lease certain facilities at the PORTS to the Corporation as an amendment to this Lease and the Parties desire to incorporate the facilities leased under the Temporary Lease into the “stand alone” section of this Lease and to terminate the Temporary Lease in accordance with the terms of the Temporary Lease;
     NOW, THEREFORE, under the authority of Section 3107 of the USEC Privatization Act (Subchapter A of Chapter 1 of Title III of Pub. L. 104-134) (“Privatization Act”); Sections 161g and 161v of the Atomic Energy Act of 1954, as amended (42 U.S.C. §§ 2201g and 2201v) (“AEA”); 42 U.S.C. §7259; and Sections 3.4 and 3.5 of this Lease, and in accordance with Section 13.1, the Department and the Corporation hereby agree to amend the Lease as follows:
     1. Replace Table of Contents pp. i — iii, with new Table of Contents pp. i — iii, Revision 1.
     2. Delete 13.1 in its entirety and substitute in its place the following:
     Section 13.1 Lease Amendments. Except for the changes made pursuant to Section 3.4, Section 3.7, Section 9.3, Section 9.5, Section 11.1, Section 12.1, Section 13.2, Section 15.2, Exhibit F, Memorandum of Agreement between United States Department of Energy and United States Enrichment Corporation for Services, Modification No. 1, and Appendixes A and B of the Regulatory Oversight Agreement, no change, amendment or modification of this Lease shall be valid or binding unless such change, amendment or modification is described in a writing and is duly executed and consented to by the Secretary and by the Board of Directors of the Corporation, or by any person authorized by them to provide such consent.
     3. Add to the Lease the following new ARTICLE XVI:
ARTICLE XVI — LEASE OF GAS CENTRIFUGE ENRICHMENT PLANT FACILITIES AND PERSONALTY — APPENDIX 1
     Section 16.1 — Provisions Applicable to Gas Centrifuge Enrichment Plant. The Lease Agreement between the United States Department of Energy and the United States Enrichment Corporation, a Delaware Corporation (successor to the government-owned United States Enrichment Corporation), covering the
Supp. -2

Department’s facilities, areas, and personal property to be leased to the Corporation at PORTS for a gas centrifuge uranium enrichment demonstration facility (“Lead Cascade”) and the construction and operation of a Gas Centrifuge Enrichment Plant (“Commercial Plant”) by the Corporation under the authority of Section 3107 of the Privatization Act’ Sections 161g and 161v of the AEA, and Sections 3.4, 3.5, and 13.1 of this Lease, which has been executed by the parties as a part of this Lease, is hereby incorporated into this Lease as Appendix 1. The provisions of the GCEP Lease (as defined in Appendix 1) shall only apply to the lease of GCEP Leased Premises and GCEP Leased Personalty (as those terms are defined in the GCEP Lease) and shall survive the termination, expiration, revocation, or relinquishment of this Lease.
     Section 16.2 — Termination of the Temporary Lease. On the GCEP Lease Execution Date (as defined in Appendix 1), the Temporary Lease shall terminate and be of no further effect except that any approvals, consents or authorizations by the Parties provided under the Temporary Lease shall be deemed to have been properly granted under the GCEP Lease.
     Section 16.3 — Transfer of Property. Any real or personal property which is to be leased to the Corporation under Section 3.1 or 3.2 of the GCEP Lease as GCEP Leased Premises and GCEP Leased Personalty (as defined in Appendix 1) and which is currently leased to the Corporation under the Lease (including the Temporary Lease) shall be deemed to be returned to the Department, pursuant to Section 3.4 of the Lease and leased to the Corporation under the GCEP Lease as of the GCEP Lease Effective Date (as defined in Appendix 1) for such GCEP Leased Premises and GCEP Leased Personalty. It is agreed that the Lease Turnover Requirements of the Lease shall not apply to such GCEP Leased Premises and GCEP Leased Personalty and that all GCEP Lease requirements shall apply.
     4. Delete in its entirety Exhibit F of the Lease, Memorandum of Agreement between United States Department of Energy and United States Enrichment Corporation for Services, dated July 1, 1993, and substitute in its place the attached revised Exhibit F, Memorandum of Agreement between United States Department of Energy and United States Enrichment Corporation for Services, Modification No. 1.
Supp. -3

     5. A new Appendix 1 is hereby added to the Lease and is attached hereto in its entirety.
     6. Except as otherwise expressly provided for in this Supplemental Agreement No. 1 or subsequent modifications in accordance with Section 13.1, all other provisions of the Lease shall remain unchanged.
     IN WITNESS WHEREOF, the above terms and conditions are acknowledged and agreed upon as indicated by the signatures of their duly authorized representatives affixed below. This Supplemental Agreement No. 1 shall be effective upon execution by the Department as of the day and year first above written.

UNITED STATES DEPARTMENT OF ENERGY
BY:	/s/ Samuel W. Bodman
TITLE: Secretary of Energy
DATE: 12/7/06

AND UNITED STATES ENRICHMENT CORPORATION
BY:	/s/ John K. Welch
TITLE: President & CEO
DATE: 12/1/06

Supp. -4

TABLE OF CONTENTS, Rev. 1

i

Section 15.6	Binding Nature of Lease	28
Section 15.7	Lease not Joint Venture	28
Section 15.8	Further Assistance	28
Section 15.9	Licenses	29
Section 15.10	Property Records and other Information	29
Section 15.11	Survival	30
Section 15.12	No Rights in Others	30
Section 15.13	Department‘s Payment Obligations	31

ARTICLE XVI LEASE OF GAS CENTRIFUGE ENRICHMENT PLANT FACILITIES AND PERSONALTY — APPENDIX 1		Supp.-2
Section 16.1	Provisions Applicable to Gas Centrifuge Enrichment Plant	Supp.-2
Section 16.2	Termination of the Temporary Lease	Supp.-3
Section 16.3	Transfer of Property .	Supp.-3

LIST OF EXHIBITS

Exhibit A	Leased Premises
Exhibit B	Leased Personalty
Exhibit C	Environmental and Waste Management Agreement
Exhibit D	Regulatory Oversight Agreement
Exhibit E	Electric Power Agreement
Exhibit F	Services Agreement Modification No. 1

APPENDIX 1, LEASE AGREEMENT BETWEEN THE UNTIES STATES DEPARTMENT OF ENERGY AND THE UNITED STATES ENRICHMENT CORPORATION FOR THE GAS CENTRIFUGE ENRICHMENT PLANT		App.1-1

LIST OF EXHIBITS

Exhibit A	GCEP Leased Premises
Exhibit B	GCEP Leased Personalty
Exhibit C	June 17th Agreement
Exhibit D	Nonexclusive Easements and Rights-of-Way
Exhibit E-1	Map of Department‘s Personal Property
Exhibit E-2	Listing of Department‘s Personal Property
Exhibit F	Released Facilities and Equipment List
Exhibit G	Notice of Hazardous Substances
Exhibit H	GCEP Leased Facilities

GCEP Lease Exhibits Continued

Exhibit I	Condition Reports
Exhibit J	Estimate of Costs to Decontaminate and Decommission Commercial Plant
Exhibit K	Capital Improvements
Exhibit L	Shared Site Agreement
Exhibit M	Regulatory Oversight Agreement
Exhibit N	Activities Required by the Corporation for the Department to Achieve Targeted Turnover Dates in Exhibit A

EXHIBIT F
MEMORANDUM OF AGREEMENT between
UNITED STATES DEPARTMENT OF ENERGY
and
UNITED STATES ENRICHMENT CORPORATION
for the SUPPLY OF SERVICES
Modification No. 1

MEMORANDUM OF AGREEMENT
between
UNITED STATES DEPARTMENT OF ENERGY
and
UNITED STATES ENRICHMENT CORPORATION
for the
SUPPLY OF SERVICES
Modification No. 1
     THIS AGREEMENT (“Services Agreement Modification No. 1”), entered into as of this 7th day of Dec., 2006, (“Execution Date”) by and between the UNITED STATES OF AMERICA herein after referred to as the “Government”), represented by the DEPARTMENT OF ENERGY (hereinafter referred to as “DOE” or the “Department”), and the UNITED STATES ENRICHMENT CORPORATION (hereinafter referred to as “USEC” or the “Corporation”);
     WITNESSETH THAT:
     WHEREAS, DOE and USEC have entered into a Lease, effective July 1, 1993 (“Lease” or “GDP Lease”), whereby USEC is leasing certain uranium enrichment facilities at the Portsmouth Gaseous Diffusion Plant and the Paducah Gaseous Diffusion Plant (“GDPs”); and
     WHEREAS, DOE and USEC have entered into a modification of the GDP Lease for USEC’s lease of certain Gas Centrifuge Enrichment Plant facilities, areas, and personal property (“GCEP Lease”), at the Portsmouth Gaseous Diffusion Plant site (“PORTS”); and
     WHEREAS, the execution of the GCEP Lease necessitated the updating of the Memorandum of Agreement between DOE and USEC for Services, dated as of July 1, 1993 (“Services Agreement”) attached to the GDP Lease as Exhibit F in order to provide a vehicle for the Parties to continue to provide services to one another in support of each other’s activities at the GDP sites;
     WHEREAS, this revised Services Agreement is hereby designated as Services Agreement Modification No. 1;
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I — DEFINITIONS
     Unless defined herein, terms used in this Services Agreement Modification No. 1 shall have the meaning given to them in the GDP Lease. For purposes of this Services Agreement Modification No. 1, the term “Captive Services” shall mean

1

those services identified in Attachment B with an asterisk (*) and will be supplied to DOE (or its contractors or subcontractors in accordance with ARTICLE II) without fee/profit pursuant to Article IV.A.1
ARTICLE II — PURPOSES OF SERVICES AGREEMENT MODIFICATION NO. 1
     1. The general purposes of this Services Agreement Modification No. 1 are to enable DOE to provide to USEC certain services at the GDPs and to enable USEC to provide to DOE certain services at the GDPs. Nothing in this Services Agreement Modification No. 1 shall be interpreted to require either DOE or USEC (each, “a Party”) to furnish any service or services to the other Party in the event service(s) of that type is not necessary for a Party’s own programmatic needs or to require either Party to purchase any service(s), captive or otherwise, from the other Party.
     2. For the purposes of obtaining Captive Services as designated on Appendix B of this Services Agreement Modification No. 1, the definition of the Parties shall include any prime contractor or subcontractor performing work on behalf of either DOE or USEC. An agreement for Captive Services approved in advance by the DOE Lease Administrator between a DOE prime contractor or subcontractor and USEC for work approved after execution of this Services Agreement Modification No. 1 shall be treated as an agreement under the provisions of this Services Agreement Modification No. 1, including, but not limited to, the provisions related to ARTICLE IV A.1, and shall be on a cost reimbursable basis.
ARTICLE III — SERVICES TO BE PROVIDED
     1. Consistent with ARTICLE II, and at USEC’s request, DOE agrees to make available to or on behalf of USEC at the GDP sites the services set forth in Appendix A.
     2. Consistent with ARTICLE II, and at DOE’s request, USEC agrees to make available to or on behalf of DOE at the GDP sites the services set forth in Appendix B.
     3. Services shall be provided to DOE and USEC in accordance with a written Work Authorization which shall include specific details such as scope of work, cost estimates, schedule requirements, applicable work rules, and other appropriate requirements applicable to the service requested. Any reduction in services which results in a reduction in workforce shall require 90 days prior notice.
     4. Work Authorizations or other implementing agreements previously issued pursuant to the Services Agreement, dated as of July 1, 1993, shall continue to be in effect under the terms of each respective Work Authorization or other implementing agreement, unless and until superseded by a subsequent agreement, contract, or Work Authorization.

2

     5. The provisions of this Services Agreement Modification No. 1 shall apply only to services provided pursuant to a Work Authorization or similar type agreement agreed to and issued under this Services Agreement Modification No. 1 and shall not be construed to modify, alter or affect any other existing or future agreement or contract between the Parties to provide goods or services.
ARTICLE IV — CHARGES
A. Charges for Services
The following charges shall apply for the services provided under this Services Agreement Modification No. 1 in Appendix A and Appendix B except for electric power delivered under ARTICLE IV, Section B. below.
     1. The charges to be paid for each service provided under this Services Agreement Modification No. 1 shall be agreed to and specified in a separate Work Authorization or similar type agreement. The charges to be paid for each service provided under Appendix A shall be in accordance with applicable DOE pricing regulations, directives, and policies in effect at the time the service is performed. The charges for Captive Services (as listed in Appendix B) shall not include fee/profit. Charges for non-Captive services may include fee/profit as agreed to by the Parties. Unless otherwise prohibited by law, the charges to each user (e.g., DOE, USEC, or USEC’s Sublessee) will be pro-rated for each service and/or utility by the percentage of service and/or utility used.
     2. In the event a Party’s request for services results in a need to increase or decrease the capacity of any infrastructure necessary to supply the requested services, each Party agrees to pay its respective pro rata share of all charges, rates, and liabilities associated with all necessary improvements or modifications, except that costs associated with improvements or modifications performed solely for the benefit of one Party shall be paid solely by that Party and shall not be imposed on the other Party.
B. Charges for Electric Power
     1. The following charges shall apply to the delivery of electric power from USEC to DOE identified in Appendix B:
DOE shall pay its pro rata share of all charges, rates, and liabilities associated with DOE’s right under this Services Agreement Modification No. 1 to receive electric power for its own use on or after July 1, 1993.

3

     2. The following charges shall apply to the delivery of electric power from DOE to USEC identified in Appendix A:
In the event DOE provides electric power to USEC, USEC agrees to pay, based upon previously agreed to procedures contained in Exhibit E, Attachment A, entitled “Advance Payments by the United States Enrichment Corporation,” its pro rata share of all charges, rates, and liabilities associated with electric power furnished under this Services Agreement Modification No. 1 for USEC’s own use.
ARTICLE V — BILLINGS AND PAYMENT
The following shall apply for the services provided in Appendix A and Appendix B except for electric power delivered under ARTICLE IV, Section B. 2 above.
     1. On July 1, 1993, USEC made a payment to DOE for the services it estimated it would require in the first 45 days. Upon receipt of invoices for services rendered, USEC shall promptly remit payments to assure a sufficient budgetary resource continues to be available. This process will continue on a monthly basis to ensure that a forty-five day advance is available to DOE.
     2. USEC shall invoice DOE not more than monthly for services/work provided, with full payment due net 30 days from receipt by DOE of a proper invoice.
     3. Amounts due DOE shall be payable to DOE and shall be sent to the address specified on the bill. Amounts due USEC shall be payable to USEC and shall be sent to the address specified on the bill. Either party may, by written notice given the other, change the payee designation herein.
     4. Notwithstanding any agreement to the contrary, any advance payments made by DOE to USEC pursuant to ARTICLE V.2 of the Services Agreement, dated July 1, 1993 and which previously have not been returned to DOE or previously used to offset amounts due from DOE, shall be returned to DOE within thirty (30) days of the Execution Date of this Services Agreement Modification No. 1.
ARTICLE VI — PRIORITY OF SERVICES
USEC and DOE agree to perform for each other on priority basis any and all service required for emergencies or compliance with applicable federal, state and local regulations.

4

    ARTICLE VII — MODIFICATIONS TO THE SERVICES AGREEMENT NO. 1
Consistent with Section 13.1, DOE and USEC agree that within five (5) years of the Execution Date of this Services Agreement Modification No. 1, and thereafter, every five years, the Parties will review and revise, as appropriate, the provisions of this Services Agreement Modification No. 1. In addition, in the event facilities and/or infrastructure currently leased by USEC are returned to DOE that are associated with providing certain Captive Services (such as Fire Protection, Plant Protection and Security Program Administration, Emergency Management, and Utilities), and DOE’s mission dictates that it retain operational responsibility for such facilities and/or infrastructure, APPENDIX A will be modified to include such Captive Services.
IN WITNESS WHEREOF, the above terms and conditions are acknowledged and agreed upon as indicated by the signatures of the duly authorized representatives affixed below. This Services Agreement Modification No. 1 shall be effective upon execution by the Department as of the day and year first above written.

UNITED STATES DEPARTMENT OF ENERGY

BY:	/s/ Larry W. Clark

	TITLE:	Assistant Manager for Nuclear Fuel Supply
DATE: 12/7/06

AND

UNITED STATES ENRICHMENT CORPORATION

BY:	/s/ Philip G. Sewell

	TITLE:	Senior Vice President
DATE: December 1, 2006

5

APPENDIX A
Services to be Provided by DOE
     At USEC’s request, DOE agrees to perform the services set forth below at the costs to be negotiated in accordance with Article IV for each respective group of services.
     1. Storage of USEC — generated Hazardous Wastes at PAD and PORTS as required by Exhibit C of the GDP Lease. This provision does not apply to hazardous waste generated by USEC within the GCEP Leased Premises after the GCEP Lease Execution Date, unless otherwise agreed to by DOE.
     2. Safeguards and Security — Technical Surveillance Countermeasures/Operation Security Support and TEMPEST.
     3. Other services and utilities, such as the provision of electric power and the disposal of classified material, if and as agreed to by the Parties.

6

APPENDIX B
Services to be provided by USEC
     At DOE’s request, USEC agrees to perform the services set forth below at the costs to be negotiated in accordance with Article IV for each respective service.
1.	Maintenance — At DOE’s request, perform maintenance on DOE facilities and calibration on DOE systems and equipment.

2.	Janitorial — Provide janitorial services for DOE facilities.

3.	Analytical Laboratories — Manage the analytical laboratories and provide analytical services to DOE.

*4.	Fire Protection — Manage the Fire Protection Program, including emergency medical services, and provide fire protection to DOE facilities.

*5.	Plant Protection and Security Program Administration — Manage the Protective Forces and Security Program and provide services as requested to protect DOE’s security interests.

*6.	Emergency Management — Manage and provide the emergency management support systems, including emergency facilities and equipment, emergency response organization, emergency operations center, radiation/criticality accident alarm system, meteorological monitoring system, emergency communication systems, emergency notification system, and emergency notification and reporting.

*7.	Utilities — Provide utility services, including water, steam, air, nitrogen, sewer, natural gas, and electricity/ power operations.

*8.	Nuclear Materials Control and Accountability — Provide nuclear materials control and accountability functions required for the nuclear materials belonging to DOE that are stored, processed or handled at PAD and PORTS. All program elements shall be administered according to the appropriate DOE Orders.

*9.	Computer Services — Manage and provide computing services

*10.	Telecommunications — Provide telecommunications systems support and services.

11.	Cylinder Handling — Provide inspection, testing, restacking and maintenance of DOE cylinders.

12.	Medical — Provide medical services for employees.

7

13.	Stores — Maintenance and management of inventories.

14.	Environmental Base — Air, water, and soil monitoring; studies, tests, and analyses.

15.	Safety and Health — Health Physics Monitoring, Industrial Hygiene, Radiation Protection, and Safety and Health System.

*16.	Records Management — Maintenance, processing, transferring, retrieval, and storage.
17.	a.	Garage — Provide repair and maintenance services on DOE vehicles.
*b.	Garage — Repair and maintenance service on radiologically contaminated vehicles/equipment or vehicles/equipment operating in classified or restricted areas/emergency is considered a Captive Service.
18.	Quality Assurance

*19.	Respirator Services — Respirator cleaning and fit testing. Service includes cleaning of contaminated and potentially contaminated respirators, including fit testing services in the on-site respirator facility.

*20.	Laundry Services

*21.	Radio Repair and Calibration — Frequency synchronization, operation, and maintenance of radio repeaters and operation of radio relay network.

*22.	HEU Surveillance and Maintenance — Performance of checks and record pressure on HEU cells, maintenance support of HEU cells; and Uranium Analytical Services for Buffered HEU Cells (Buffer gas sampling and analyses on shutdown HEU cells).

23.	Other services if and as agreed to by the Parties.

*   Captive Services

8

APPENDIX 1
LEASE AGREEMENT
BETWEEN
THE UNITED STATES DEPARTMENT OF ENERGY
AND
THE UNITED STATES ENRICHMENT CORPORATION
FOR THE GAS CENTRIFUGE ENRICHMENT PLANT

TABLE OF CONTENTS (GCEP LEASE)

ARTICLE I	DEFINITIONS	App.1-2
Section 1.1	Terms	App.1-2
Section 1.2	Headings	App.1-8
Section 1.3	Rules of Interpretation	App.1-8
Section 1.4	Relationships to Other Agreements	App.1-9

ARTICLE II	AUTHORITY OF THE PARTIES	App.1-9
Section 2.1	Corporation	App.1-9
Section 2.2	Department	App.1-9

ARTICLE III	GRANT OF LEASE	App.1-10
Section 3.1	Lease of Real Property	App.1-10
Section 3.2	Lease of Personal Property	App.1-11
Section 3.3	Department’s Personal Property on the GCEP Leased Premises	App.1-12
Section 3.4	Department’s Storage of Materials of Environmental Concern in the GCEP Storage Areas	App.1-14
Section 3.5	Planning for Site Reuse	App.1-16
Section 3.6	Option to Expand Leasehold and No Option to Reduce Leasehold	App.1-17
Section 3.7	Option Procedure	App.1-18
Section 3.8	Termination of Option to Expand	App.1-18
Section 3.9	Quiet Enjoyment	App.1-19

ARTICLE IV	GCEP LEASED PREMISES AND GCEP LEASED PERSONALTY	App.1-19
Section 4.1	Use of GCEP Leased Premises and GCEP Leased Personalty	App.1-19
Section 4.2	Physical Condition of GCEP Leased Premises and GCEP Leased
	Personalty	App.1-19
Section 4.3	Return of GCEP Leased Premises and GCEP Leased Personalty	App.1-21
Section 4.4	Turnover Requirements	App.1-26
Section 4.5	Permissible Changes	App.1-29
Section 4.6	Decontamination and Decommissioning and Turnover Costs	App.1-32
Section 4.7	Permits	App.1-32

ARTICLE V	ALLOCATION OF LIABILITIES (THIRD-PARTY CLAIMS)	App.1-33
Section 5.1	Department Disclaimer	App.1-33
Section 5.2	Indemnfication by the Corporation	App.1-33
Section 5.3	Responsibilities of the Department	App.1-34
Section 5.4	Notice and Disputes	App.1-34

ARTICLE VI	SUPPORT	App.1-35
Section 6.1	Services Agreement	App.1-35
Section 6.2	Utilities	App.1-35
Section 6.3	Regulatory Oversight Agreement	App.1-35

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ARTICLE VII	TERM	App.1-36
Section 7.1	Initial Term	App.1-36
Section 7.2	GCEP Lease Renewal	App.1-36

ARTICLE VIII	RENT	App.1-38
Section 8.1	GCEP Lease Payment	App.1-38
Section 8.2	Rent During Renewal Periods	App.1-40

ARTICLE IX	INSURANCE AND DAMAGE	App.1-40
Section 9.1	Corporation Insurance	App.1-40
Section 9.2	Partial Casualty to the GCEP Leased Premises	App.1-41
Section 9.3	Total Destruction of GCEP Leased Premises	App.1-41
Section 9.4	Repairable Casualty to GCEP Leased Personalty	App.1-42
Section 9.5	Lost or Destroyed GCEP Leased Personalty	App.1-42
Section 9.6	No Duty to Repair or Rebuild by the Department	App.1-43

ARTICLE X	PRICE-ANDERSON INDEMNIFICATION	App.1-43
Section 10.1	Price-Anderson Nuclear Hazards Indemnification by the Department	App.1-43

ARTICLE XI	REPRESENTATIVES	App.1-48
Section 11.1	Authorized Representatives	App.1-48

ARTICLE XII	TERMINATION	App.1-48
Section 12.1	Termination for Convenience	App.1-48
Section 12.2	Termination by the Department	App.1-48
Section 12.3	Action Upon Termination	App.1-50
Section 12.4	Force Majeure	App.1-50

ARTICLE XIII	MODIFICATIONS	App.1-52
Section 13.1	GCEP Lease Amendments	App.1-52

ARTICLE XIV	ASSIGNMENTS AND SUBLEASES	App.1-52
Section 14.1	No Assignment; Substitution of Department	App.1-52
Section 14.2	No Assignment; Substitution of Corporation	App.1-52
Section 14.3	Subleases	App.1-55

ARTICLE XV	MISCELLANEOUS	App.1-56
Section 15.1	Entire GCEP Lease	App.1-56
Section 15.2	Notices	App.1-56
Section 15.3	Severability	App.1-57
Section 15.4	No Waiver	App.1-57
Section 15.5	Applicable Law	App.1-58
Section 15.6	Binding Nature of GCEP Lease	App.1-58
Section 15.7	GCEP Lease Not Joint Venture	App.1-58

-ii-

Section 15.8	Further Assistance	App.1-58
Section 15.9	Property Records and Other Information	App.1-58
Section 15.10	Survival	App.1-59
Section 15.11	No Rights in Others	App.1-59
Section 15.12	Department’s Payment Obligations	App.1-60
Section 15.13	Corporation’s Payment Obligation	App.1-60
Section15. 14	Environment	App.1-60
Section 15.15	Disputes	App.1-61
Section 15.16	Transfer of Title to the Corporation	App.1-61
Section 15.17	Conditions of Privileges Granted by the Department	App.1-61
Section 15.18	Hazardous and/or Radiological Material of Environmental Concern	App.1-61
Section 15.19	Cultural Items	App.1-62
Section 15.20	Laws, Ordinances, Regulations	App.1-63
Section 15.21	Security	App.1-63
Section 15.22	Classification	App.1-65
Section 15.23	Unclassified Controlled Nuclear Information/Export Controlled Information	App.1-66
Section 15.24	Regulatory Oversight of Sections 15.23 — 15.25	App.1-66
Section 15.25	Environmental Impact Statement	App.1-66
Section 15.26	Notice of Hazardous Substances	App.1-67
Section 15.27	Continuation After Termination of the GDP Lease	App.1-67

LIST OF EXHIBITS
Exhibit A	GCEP Leased Premises
Exhibit B	GCEP Leased Personalty
Exhibit C	June 17th Agreement
Exhibit D	Nonexclusive Easements and Rights-of-Way
Exhibit E-1	Map of Department’s Personal Property
Exhibit E-2	Listing of Department’s Personal Property
Exhibit F	Released Facilities and Equipment List
Exhibit G	Notice of Hazardous Substances
Exhibit H	GCEP Leased Facilities
Exhibit I	Condition Reports
Exhibit J	Estimate of Costs to Decontaminate and Decommission Commercial Plant
Exhibit K	Capital Improvements
Exhibit L	Shared Site Agreement
Exhibit M	Regulatory Oversight Agreement
Exhibit N	Activities Required by the Corporation for the Department to Achieve
Targeted Turnover Dates in Exhibit A

-iii-

APPENDIX 1
LEASE AGREEMENT BETWEEN
THE UNITED STATES DEPARTMENT OF ENERGY AND
THE UNITED STATES ENRICHMENT CORPORATION
FOR THE GAS CENTRIFUGE ENRICHMENT PLANT
     THIS APPENDIX 1 LEASE AGREEMENT FOR THE GCEP LEASED PREMISES and GCEP LEASED PERSONALTY (as defined below) (“GCEP Lease”) is entered into as of December 7, 2006 (“GCEP Lease Execution Date”), between THE UNITED STATES DEPARTMENT OF ENERGY (“Department”), acting by and through the Secretary of Energy (“Secretary”), or his designee, and THE UNITED STATES ENRICHMENT CORPORATION, a Delaware corporation (“Corporation”), acting by and through its Board of Directors or its designee. Each of the Department and the Corporation is a “Party” and are collectively referred to as the “Parties.”
WITNESSETH:
     WHEREAS, the Corporation as the successor to the government-owned United States Enrichment Corporation leases portions of the Portsmouth Gaseous Diffusion Plant site located in Piketon, Ohio (“PORTS Site”) and portions of the Paducah Gaseous Diffusion Plant site located in Paducah, Kentucky (“PAD Site”) from the Department pursuant to a Lease Agreement dated July 1, 1993, as amended (the “Lease” or “GDP Lease”); and
     WHEREAS, Section 3.4 of the GDP Lease permits the Corporation to expand the scope of the GDP Lease, subject to procedures set forth in Section 3.5 of the GDP Lease; and
     WHEREAS, the Department and USEC Inc., the parent corporation of the Corporation, entered into an Agreement dated June 17, 2002 (“June 17th Agreement”), whereby, inter alia, USEC Inc. made long-term commitments to facilitate the deployment of a new, cost-effective advanced enrichment technology on a rapid schedule, and pursuant to this June 17th Agreement, USEC Inc. announced on December 3, 2003, that it intends to site its commercial gas centrifuge plant at the PORTS Site; and
     WHEREAS, the parties desire to amend the GDP Lease to create a “stand alone” section of the GDP Lease that is specifically applicable to the PORTS Site facilities, areas and personal property that the Corporation desires to lease for the construction and operation of the Lead Cascade Facilities and the Commercial Plant (as such terms are defined herein);

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     NOW, THEREFORE, under the authority of Section 3107 of the USEC Privatization Act (42 U.S.C. §§ 2297h) (“Privatization Act”); Sections 161g and 161v of the Atomic Energy Act of 1954, as amended (42 U.S.C. §§ 2201g and 2201v) (“AEA”); Section 649 of the Department of Energy Organization Act (42 U.S.C. §7259); 42 U.S.C. §7259; and in accordance with Sections 3.4, 3.5, and 13.1 of the GDP Lease, the Department and the Corporation hereby agree to the following terms and conditions:
ARTICLE I
DEFINITIONS
     Section 1.1 — Terms. The following additional terms when capitalized and used in this GCEP Lease (including the Exhibits hereto) shall have the meanings indicated below. The meanings specified are applicable to both the singular and the plural.
     “Capital Improvement” shall mean any change, alteration, addition, or other improvement made by the Corporation to the GCEP Leased Premises (as such term is hereinafter defined) which does not constitute routine maintenance or repair of such GCEP Leased Premises.
     “Capital Improvement Notice” shall have the meaning ascribed to it in Section 4.5(b).
     “Commercial Plant” shall mean the commercial uranium enrichment plant using advanced enrichment technology that the Corporation will construct and operate in accordance with the June 17th Agreement and a license issued by the Nuclear Regulatory Commission (“NRC”).
     “Common Areas” shall mean those areas within the GCEP Leased Premises, designated in accordance with Section 3.1(c) herein, in which the Department, its contractors, subcontractors, agents, and representatives conduct activities in accordance with applicable Department requirements.
     “Condition Report” shall mean the assessment performed by the Department that generally describes the current condition of the facility, its components, and infrastructure, being proposed to be leased under Section 3.1, including descriptive and analytical text, and to the extent practicable, photographs, of the building structure, roof, mechanical, plumbing, fire protection and electric systems.
     “Corporation” shall mean the United States Enrichment Corporation, its agents, representatives, and, if approved under the provisions of Article XIV, its sublessees, successors, and assigns.

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     “Corporation Lease Representative” shall have the meaning ascribed to it in Section 11.1(b) hereof.
     “Corrective Actions” shall have the meaning given to such term in the Solid Waste Disposal Act, as amended.
     “Decontamination and Decommissioning” shall mean those activities, including Response Actions or Corrective Actions, undertaken to decontaminate and decommission facilities and related property.
     “Demolition” shall mean the total dismantlement of the GCEP Leased Facilities, any fixtures, and systems down to slab on grade, and removal of all resulting debris and Material of Environmental Concern (including any contamination contained in such debris and Material of Environmental Concern, regardless of origin or whether such debris, contamination, or Material of Environmental Concern exists as the result of the actions of the Department or its authorized representatives) from the GCEP Leased Premises and PORTS in accordance with applicable Laws and Regulations. “Demolition” shall also include removal, remediation, decontamination, and cleanup of any contamination and Material of Environmental Concern from the slab in accordance with applicable Laws and Regulations, including NRC unrestricted free release requirements. “Demolition” shall not include any removal, remediation, decontamination, or cleanup of any contamination or other Material of Environmental Concern below the slab.
     “Department” shall mean the United States Department of Energy, its agents, representatives, and those persons acting upon its behalf.
     “Department Lease Administrator” shall have the meaning ascribed to it in Section 11.1(a) hereof.
     “Department’s Personal Property” shall mean the Department’s personal property but shall not include GCEP Leased Personalty or Material of Environmental Concern.
     “Disposition Plan” shall have the meaning ascribed to it in Sections 3.2 and 4.3(f) hereof.
     “Environmental Claim” shall mean any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental Response Actions, Corrective Actions, natural resource damages, property damages, personal injuries, penalties, or fines) arising out of, based on or resulting from (a) the presence, or release

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into the environment, of any Material of Environmental Concern at any location or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws.
     “Environmental Laws” shall mean all laws, regulations and other requirements established by any Government Authority relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or regulating the handling of or exposure to radioactive materials, including the Laws and Regulations relating to emissions, discharges, releases or threatened releases of Material of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Material of Environmental Concern.
     “Environmentally Non-Sensitive” shall mean any action which does not materially increase the risk of a violation of Environmental Laws and does not materially increase the cost of Decontamination and Decommissioning.
     “Environmentally Sensitive” shall mean any action which materially increases the risk of a violation of Environmental Laws or materially increases the cost of Decontamination and Decommissioning.
     “GCEP Clean-up Activities” shall mean those Department funded activities performed by the Corporation under the Work Authorization entitled “Surplus Centrifuge Equipment Removal,” No. Portsmouth -01, as amended.
     “GCEP Lease” shall mean the provisions set out in this APPENDIX 1 LEASE AGREEMENT BETWEEN THE UNITED STATES DEPARTMENT OF ENERGY AND THE UNITED STATES ENRICHMENT CORPORATION FOR THE GAS CENTRIFUGE ENRICHMENT PLANT, including all Exhibits hereto. It is understood that the GCEP Lease, unless otherwise expressly stated herein, does not incorporate either directly or indirectly any other terms of the GDP Lease.
     “GCEP Lease Administration” shall have the meaning ascribed to it in Section 8.1 hereof.
     “GCEP Lease Effective Date” shall have the meaning ascribed to it in Section 3.1(a) hereof.
     “GCEP Lease Execution Date” shall mean the date as contained in the first sentence of the first paragraph of this GCEP Lease.

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     “GCEP Lease Term” shall mean the period from the GCEP Lease Execution Date to the date the GCEP Lease expires or terminates, including any subsequent Renewal Periods.
     “GCEP Leased Facilities” shall mean those structures and related fixtures located inside such structures listed in Exhibit H and which are included within the GCEP Leased Premises, but does not include the land under or surrounding such buildings.
     “GCEP Leased Personalty” shall have the meaning ascribed to it in Section 3.2 hereof.
     “GCEP Leased Premises” shall have the meaning ascribed to it in Section 3.1(a) hereof and includes GCEP Leased Facilities and Common Areas.
     “GDPs” shall mean the gaseous diffusion uranium enrichment plant owned by the United States of America located at Paducah, Kentucky, and the gaseous diffusion uranium enrichment plant owned by the United States of America at Piketon, Ohio, including all the real property within the boundary of both such plants, or any portion thereof, regardless of whether any such real property is leased to the Corporation.
     “GDP Lease” shall mean the Lease and all Exhibits entered into between the Department and the Corporation, dated July 1, 1993, and any modifications thereafter, except for the GCEP Lease contained in this Appendix 1.
     “Government Authority” shall mean any department, agency or instrumentality of the federal government, of any state, or of any municipality or of any political subdivision of any state or municipality.
     “HEU Agreement” shall have the meaning ascribed to it in Section 12.4 hereof.
     “Incremental Turnover Costs” shall have the meaning ascribed to it in Section 4.3(g) hereof.
     “Initial Term” shall have the meaning ascribed to it in Section 7.1 hereof.
     “Laws and Regulations” shall mean all laws and regulations (including all Environmental Laws), and other requirements of any Government Authority (including any standards established by the NRC to protect public health and safety from radiological hazard and to provide for the common defense and security) which apply to the Department or the Corporation, as the case may be.

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     “Lead Cascade” or “Lead Cascade Facilities” shall mean the Corporation’s demonstration facilities located in Buildings X-3001, X-3012, X-7725 (partial), X-7726 (partial) and X-7727H which were leased to the Corporation pursuant to the Temporary Lease (as such term is defined herein).
     “Material of Environmental Concern” shall mean any material subject to classification as a hazardous waste under the Solid Waste Disposal Act, as amended, and any material such as pollutants, contaminants, wastes, toxic substances, petroleum and refined petroleum products, hazardous substances, radioactive materials, and other like subject matter.
     “Nonexclusive Easements and Rights-of-Way” shall have the meaning ascribed to it in Section 3.1(b) hereof.
     “NRC” shall mean the United States Nuclear Regulatory Commission, and any successor agency thereto.
     “PAD Site” shall mean the gaseous diffusion uranium enrichment plant owned by the United States of America located at Paducah, Kentucky, including all the real property within the boundary of such plant, or any portion thereof, regardless of whether any such real property is leased to the Corporation.
     “PORTS” shall mean the gaseous diffusion uranium enrichment plant owned by the United States of America located in Piketon, Ohio, including all the real property within the boundary of such plant, or any portion thereof, regardless of whether any such real property is leased to the Corporation, exclusive of the GCEP Leased Premises.
     “PORTS Site” shall mean the gaseous diffusion uranium enrichment plant owned by the United States of America located in Piketon, Ohio, including all the real property within the boundary of such plant, or any portion thereof, regardless of whether any such real property is leased to the Corporation, inclusive of the GCEP Leased Premises.
     “Production Shortfall Cure Period” shall have the meaning ascribed to it in Section 12.2(d) hereof.
     “Regulatory Agency” shall mean any Government Authority which is empowered to administer or enforce Laws and Regulations.
     “Regulatory Oversight Agreement” shall have the meaning ascribed to it in Section 6.3 hereof.

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     “Regulatory Permits” shall mean all licenses, permits, certificates, approvals, authorizations and other requirements mandated by Laws and Regulations for the occupation, use or operation of the GCEP Leased Premises.
     “Released Facilities and Equipment List” shall have the meaning ascribed to it in Section 3.5 hereof.
     “Renewal Period” shall have the meaning ascribed to it in Section 7.2 hereof.
     “Rent” shall have the meaning ascribed to it in Section 8.1 hereof.
     “Rent Period” shall have the meaning ascribed to it in Section 8.1 hereof.
     “Response Actions” shall have the meaning given such term in the Comprehensive Environmental Response, Compensation and Liability Act, as amended.
     “Safety Basis” shall mean a systematic analysis that identifies facility and external hazards and their potential for initiating accident sequences, the potential accident sequences, their likelihood and consequences, and any accident preventing or consequence mitigating feature.
     “Services Agreement” shall have the meaning ascribed to it in Section 6.1 hereof.
     “Successor in Interest” shall mean one who succeeds to the Corporation’s control of the GCEP Leased Premises and GCEP Leased Personalty as the result of a transfer of all the Corporation’s assets or of the entire portion of assets performing this GCEP Lease, and meets all the requirements as set forth in ARTICLE XIV.
     “Targeted Turnover Date” shall have the meaning ascribed to it in Exhibit A hereof.
     “Temporary Lease” shall mean the Agreement between the U.S. Department of Energy and the United States Enrichment Corporation Concerning the Temporary Lease of Certain Facilities in Support of the American Centrifuge Program, dated February 17, 2004.
     “Turnover Requirements” shall have the meaning ascribed to it in Section 4.4 hereof.

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     Section 1.2 — Headings. Article and Section headings in this GCEP Lease are provided only for ease of reference and not interpretation.
     Section 1.3 — Rules of Interpretation
     (a) The words “without limitation,” whether stated or not, are implied to follow the use of any words such as “including” or “excluding” that are employed in this GCEP Lease. The words “hereof” or “herein” or “hereunder” when used in this GCEP Lease shall mean pertaining to this GCEP Lease.
     (b) All Exhibits to this GCEP Lease shall be incorporated into this GCEP Lease by reference as appropriate and will be deemed to be an integral part of this GCEP Lease. In the event of any inconsistency between Exhibits A through N and the Articles of this GCEP Lease, the Articles of this GCEP Lease shall control.
     Section 1.4 — Relationship to Other Agreements
     (a) Upon the GCEP Lease Effective Date as to each facility, area (or portions thereof) or property in accordance with Section 3.1, the rights or benefits, substantial or procedural, of the Parties with respect to the GCEP Leased Premises and GCEP Leased Personalty identified in Exhibits A and B hereto, or by any future amendment to those Exhibits, shall be governed solely by this GCEP Lease. The Parties agree that after the date any facility, area (or portions thereof) or property are leased under this GCEP Lease or listed on the Released Facilities and Equipment List (as referenced in Section 3.5), the rights and benefits under the GDP Lease with respect to such GCEP Leased Premises and GCEP Leased Personalty or property listed on the Released Facilities and Equipment Listing may not be exercised, revived or reconstituted under the GDP Lease, except as may be expressly agreed to in writing by the Parties.
     (b) Nothing in the GDP Lease or the Temporary Lease shall apply to the GCEP Lease, unless expressly incorporated herein. The facilities leased to the Corporation under the Temporary Lease as of the GCEP Lease Execution Date shall be leased to the Corporation under this GCEP Lease and the Temporary Lease shall terminate as of the GCEP Lease Execution Date. This GCEP Lease does not revise or modify any provision of the June 17th Agreement, attached hereto as Exhibit C.

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ARTICLE II
AUTHORITY OF THE PARTIES
     Section 2.1 — Corporation. The Corporation is authorized to enter into this GCEP Lease and it has taken all the necessary actions required of the Corporation to execute and deliver this GCEP Lease.
     Section 2.2 — Department. The Department is authorized under the AEA and the Privatization Act to enter into this GCEP Lease and the Secretary, or his designee, has taken all the necessary actions required of the Department to execute and deliver this GCEP Lease.
ARTICLE III
GRANT OF LEASE
     Section 3.1 — Lease of Real Property
     (a) The Department hereby leases to the Corporation on an “as is” basis, subject to any Department obligation with respect to preexisting contamination as specified in Sections 4.2, 4.6 and 5.3 of this GCEP Lease and the Corporation’s obligations in Sections 4.3 and 4.4 of this GCEP Lease, that certain real property and improvements and fixtures located thereon, and easements, rights of way and appurtenances, utility lines, corridors, common walls, pipes, parking areas, service roads, railway lines, loading facilities, sidewalks, avenues of ingress, egress and access and all other similar items on the PORTS Site which appertain to such property and easements as identified and described in the maps and attachments which form Exhibit A to this GCEP Lease (“GCEP Leased Premises”). This GCEP Lease shall only become effective as to each facility or area (or portions thereof) identified in Exhibit A on the dates specified in Exhibit A, unless an alternate date is otherwise agreed to in writing by the Parties (“GCEP Lease Effective Date”). This GCEP Lease is subject to all existing easements, rights of way and appurtenances over, across, in, and upon the GCEP Leased Premises as of the GCEP Lease Execution Date. The Department will not grant any additional easements, rights of way or appurtenances over, across, in, and upon, the GCEP Leased Premises without the approval of the Corporation, which approval shall not be unreasonably withheld.
     (b) It is recognized that the Corporation may need the right of access or the non-exclusive use of other areas, facilities, easements, rights of way, appurtenances, utility lines, corridors, common walls, pipes, parking areas, service roads, railway lines, loading facilities, sidewalks, avenues of ingress, egress and access and all other similar items on the PORTS Site which appertain to the GCEP Leased Premises but are not

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leased to the Corporation (“Nonexclusive Easements and Rights-of-Way”). Prior to the Corporation’s commencement of construction of the Commercial Plant, the Corporation shall identify the Nonexclusive Easements and Rights-of-Way needed for access or non-exclusive use, and upon agreement of the Parties, and subject to notice and procedures to be agreed upon by the Department and the Corporation, a list of these Easements and Rights-of-Way shall be appended to this GCEP Lease as Exhibit D. The list of Easements and Rights-of-Way shall be amended by the Parties from time to time to reflect changes to PORTS and any future expansion of the Commercial Plant. In the event the Corporation needs access to those parts of PORTS which have not been identified as GCEP Leased Premises or Nonexclusive Easements and Rights-of-Way, such access, subject to and upon agreement of the Parties, and notice and procedures to be agreed upon by the Department and the Corporation, shall be granted on a temporary basis only as necessary for the operation of the Corporation’s facilities included in the GCEP Leased Premises or to fulfill its obligations under this GCEP Lease. The Corporation agrees to pay its pro rata share of costs to the Department of maintaining the Nonexclusive Easements and Rights-of-Way based upon the Corporation’s relative usage of the particular easement or right-of-way.
     (c) The Department reserves the right for itself and its contractors to have access to, and non-exclusive use of those areas within the GCEP Leased Premises designated as “Common Areas” in Exhibit A, subject to notice and procedures to be agreed to by the Parties. The Department further reserves the right for itself and its contractors to have access to those parts of the GCEP Leased Premises which are not designated as “Common Areas,” subject to notice and procedures to be agreed to by the Parties.
     (d) Notwithstanding anything contained in this Section 3.1, the Department and the Corporation will each have such access as it requires to all parts of the GCEP Leased Premises and PORTS reasonably necessary to respond to emergencies.
     Section 3.2 — Lease of Personal Property. The Department hereby leases to the Corporation on an “as is” basis those certain items of personal property which are related to activities conducted by the Corporation under this GCEP Lease and are described in Exhibit B (“GCEP Leased Personalty”). When added to Exhibit B, the Corporation will become responsible for complying with applicable Regulatory Agency and GCEP Lease requirements, including the removal and/or disposal of all radiological contamination, and for the disposal of all personalty described in Exhibit B at the end of the personalty’s useful life, or at the termination, revocation, or expiration of this GCEP Lease, whichever occurs first. The Department will have the right, at its sole option, to transfer to the Corporation the title to individual items of the GCEP Leased Personalty and remove them from Exhibit B during the GCEP Lease Term. Prior to the Corporation’s disposal of GCEP Leased Personalty

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described in Exhibit B, the Corporation will obtain the Department’s written approval of a Disposition Plan appropriate to the sensitivity of the material proposed for disposal. The Corporation shall be responsible for all costs associated with GCEP Leased Personalty disposition and any necessary radiation surveys performed prior to public release of the property. Upon disposition, all Trigger List and Classified Property as defined in 41 C.F.R. § 109 shall be destroyed in accordance with 41 C.F.R. § 109 and Department direction. All other GCEP Leased Personalty shall be disposed of in accordance with 41 C.F.R. §109, except as otherwise authorized by the Department. The Department retains the option to require the return of individual items of GCEP Leased Personalty to Department control after the Corporation complies with the Turnover Requirements as set forth in Section 4.4.
     Section 3.3 — Department’s Personal Property on the GCEP Leased Premises.
     (a) The Department’s personal property (other than GCEP Leased Personalty or Material of Environmental Concern) (“Department’s Personal Property”) located on the GCEP Leased Premises on the GCEP Lease Effective Date may remain on the GCEP Leased Premises through September 30, 2006, or the GCEP Lease Effective Date specified in Exhibit A for the particular facility or areas in which the property is located, whichever is later. Prior to September 30, 2006, or the GCEP Lease Effective Date, the Department may temporarily bring on to the GCEP Leased Premises additional Department’s Personal Property for storage of like kind and constituents as are existing on the GCEP Lease Execution Date, provided such storage (1) is in compliance with applicable Laws and Regulations, compliance agreements and licenses (including approved integrated safety analysis and other licensing bases); (2) does not unreasonably interfere with the Corporation’s construction, operation, or maintenance of the Lead Cascade or Commercial Plant in accordance with the milestones in the June 17th Agreement; and (3) there is no reasonable alternate location available for the storage of the personal property on the PORTS. The Department shall provide reasonable advance notice to the Corporation prior to bringing additional personal property under this subsection (a).
     (b) Effective on the GCEP Lease Effective Date and thereafter, the Department’s Personal Property may remain on the GCEP Leased Premises, provided that the Department’s storage of any of its personal property (1) is in compliance with applicable Laws and Regulations or applicable compliance agreements; and (2) is placed in the storage areas described in Exhibit E-1.
     (c) Except as provided herein, the Department shall be solely responsible for the storage of the Department’s Personal Property located on the GCEP Leased Premises, whether located thereon on the GCEP Lease Effective Date, or brought onto the GCEP Leased Premises after the GCEP Lease Execution Date. In the event that

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the Corporation, within its business judgment, determines that consolidation or relocation of the Department’s Personal Property, within the GCEP Leased Premises is necessary, the Corporation may, at its risk and expense, perform such activities associated with the consolidation or relocation of such personal property of the Department within the GCEP Leased Premises. The Corporation shall notify the Department of any change in the location of the Department’s Personal Property within sixty (60) days of such relocation. By written notice to the Department, the Corporation may request to dispose of any of the Department’s Personal Property remaining on GCEP Leased Premises after the date specified in Section 3.3(a). Within sixty (60) days of receiving such request, the Department shall either approve the request or permit the Corporation to remove the property from the GCEP Leased Premises onto a non-leased portion of the PORTS. In the event the Department approves the request to dispose of the property, the Corporation may, at its own expense, dispose of the property in a manner that is in accordance with applicable Laws and Regulations. In the event the Department determines that disposition of the property is not allowable, the Corporation may, at its expense, remove the property from the GCEP Leased Premises onto a non-leased portion of the PORTS, which is agreed to by the Parties. A listing of the Department’s Personal Property located on the GCEP Leased Premises as of the GCEP Lease Execution Date is agreed to and attached as Exhibit E-2 to this GCEP Lease. Updates to Exhibit E-2 shall be made by the Department on a periodic basis as necessary to reflect changes in the Department’s Personal Property located in the GCEP Leased Premises. Within sixty (60) days prior to the GCEP Lease Effective Date for an area or facility, the Corporation and the Department shall perform a final walk down of the area or facility to be leased and identify any Department’s Personal Property which is not listed in either Exhibit B or Exhibit E-2 remaining in such area or facility. With the agreement of the Parties, any such newly identified Department’s Personal Property shall be included in Exhibit B; otherwise such property shall be included in Exhibit E-2.
     (d) Except as otherwise provided in Section 3.3(c), if the Department decides to remove its personal property listed on Exhibit E-2, the Department will be solely responsible for and shall pay the cost of removing from the GCEP Leased Premises and disposing of the Department’s Personal Property identified on Exhibit E-2 located on the GCEP Leased Premises and for the Decontamination and Decommissioning of such personal property.
     (e) At the end of the GCEP Lease Term, any personal property located in or on the GCEP Leased Premises that is not listed in Exhibit B as leased to the Corporation or listed in Exhibit E-2 as the Department’s Personal Property shall become the responsibility of the Corporation for dispositioning in accordance with Section 3.2 of the GCEP Lease.

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     Section 3.4 — Department’s Storage of Material of Environmental Concern in the GCEP Storage Areas
     (a) The Parties recognize that certain unleased portions of Building X-7725 contain Material of Environmental Concern owned by either the Department or the Corporation located in both RCRA permitted storage areas and other storage areas (GCEP Storage Areas) in Building X-7725, and that these GCEP Storage Areas are not currently available to the Corporation to be included as part of the GCEP Leased Premises. It is the Department’s current plan, however, to remove the Department’s Material of Environmental Concern for which a known disposition path exists from the GCEP Storage Areas, and, pursuant to applicable Laws and Regulations, including state hazardous waste requirements, close the associated RCRA permitted storage areas located within Building X-7725. The Department shall make a good faith effort to remove all Material of Environmental Concern from the GCEP Storage Areas, close the RCRA permitted storage areas and turn over the GCEP Storage Areas to the Corporation in accordance with Exhibit A. In the event that sufficient appropriated funds are not made available for such purpose, a reasonable disposition path does not exist, or the off-site vendor’s current waste movement schedule does not allow for movement for certain of the Department’s Material of Environmental Concern located in the GCEP Storage Areas, the Department shall make a good faith effort to remove the Department’s Material of Environmental Concern from the GCEP Storage Areas and make the area(s) available to the Corporation as soon thereafter as such funding, disposition paths and waste movement schedules limitations are removed to allow for such movement. In the event that sufficient appropriated funds are not made available for such purpose (based upon the Department’s normal practices in fiscal administration and execution of appropriated budgets), a disposition path is not available, or the off-site vendor’s current waste movement schedule does not allow the Department to remove some or all of the Material of Environmental Concern located in the GCEP Storage Areas, the Corporation, at its sole option, may move or may pay for the movement of the Department’s Material of Environmental Concern from the GCEP Storage Area to another Department storage area at PORTS, provided such storage (1) is in compliance with applicable Laws and Regulations, compliance agreements, and approved Safety Basis documentation; and (2) does not unreasonably interfere with the Department’s need for such storage space. If the Department determines it is necessary to support Department site programmatic needs, and in the event sufficient appropriated funds are made available for such purpose (based upon the Department’s normal practices in fiscal administration and execution of appropriated budgets), and the requisite regulatory approvals are obtained, the Department shall seek to expand (and/or modify the RCRA permit for) existing Storage Areas or permit new RCRA storage areas outside of the GCEP Leased Premises at PORTS to enable the removal of some or all Material of Environmental Concern from the GCEP Storage Areas. The Corporation shall remain responsible for the costs of relocating and disposing of

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Material of Environmental Concern owned by the Corporation and stored in the GCEP Storage Areas. If requested by the Corporation, the Department shall add additional, or expand the existing RCRA storage areas at PORTS outside of the GCEP Leased Premises, including modifying the permit for the existing RCRA permitted area or permit new RCRA storage areas to store Material of Environmental Concern located in the GCEP Storage Areas, provided the Corporation furnishes the funding to the Department for all costs associated with such relocation, including permit or permit modification, modifications to the storage areas, and any associated safety documentation; all regulatory approvals can be obtained; and the requested permit modification and associated activities do not unreasonably interfere with the Department’s activities. The Department agrees that upon the completion of its waste removal and approved RCRA closure activities, it will expand the GCEP Lease to include those previously-designated GCEP Storage Areas as part of the GCEP Leased Premises. Nothing in this Section 3.4 shall be construed to impose an obligation on or require the Department to move any Material of Environmental Concern from the GCEP Storage Areas to an interim storage location while awaiting a disposition path to become available for final storage or disposition.
     (b) Prior to October 1, 2006, the Department may temporarily bring in to the GCEP Storage Areas additional characterized Material of Environmental Concern, provided (1) such storage is in compliance with applicable Laws and Regulations, compliance agreements and licenses (including approved integrated safety analysis and other licensing bases); (2) such additional material, or equivalent volume of material is removed by the Department prior to October 1, 2006; and (3) it does not unreasonably interfere with the Corporation’s construction, operation, or maintenance of the Lead Cascade or Commercial Plant in accordance with the milestones in the June 17th Agreement. After October 1, 2006, the Department will only bring in to the GCEP RCRA-permitted storage areas such additional characterized RCRA waste of like kind and constituents as exists on the GCEP Lease Execution Date, upon a showing to the Corporation that no other existing RCRA permitted storage area is reasonably available at PORTS.
     (c) Except as otherwise provided in Section 3.4(a), and in the event that sufficient appropriated funds are made available for such purpose (based upon the Department’s normal practices in fiscal administration and execution of appropriated budgets), the Department shall be solely responsible for and shall pay the cost of removing from the GCEP Storage Areas and disposing of the Department’s Material of Environmental Concern located in the GCEP Storage Areas and for the storage, treatment, disposal, and the Decontamination and Decommissioning of such material, and for the final closure of the Department’s RCRA-permitted storage areas within Building X-7725.

App. 1-14

     Section 3.5 — Planning for Site Reuse. Within two (2) years [eighteen (18) months, if feasible] of the GCEP Lease Execution Date, the Corporation shall provide to the Department a list of the facilities, personal property, including equipment, and areas at PORTS that the Corporation will not need for the construction, operation, and maintenance of the Commercial Plant, including any anticipated expansion of the Commercial Plant and which the Corporation is willing to release from any contractual or statutory rights it may have to expand this GCEP Lease or the GDP Lease (the “Released Facilities and Equipment List”), which shall be added to this GCEP Lease as Exhibit F. The Corporation shall also identify any security issues and environmental concerns of which it is aware with respect to any facilities, personal property, including equipment, and areas included on this Released Facilities and Equipment List. After submission of the Released Facilities and Equipment List, as it prepares for and implements plans for the termination of the Department’s operations at the PORTS, the Department may propose to add, in accordance with Section 15.2 of this GCEP Lease, additional facilities, personal property, including equipment, and areas at the PORTS Site, to the Released Facilities and Equipment List. Such facilities, equipment, and areas shall be added to the Released Facilities and Equipment List unless the Corporation within sixty (60) days of receipt of the Department’s proposal provides the Department with notice in accordance with Section 15.2 and demonstrates that it has a reasonably foreseeable business need for the facilities, personal property, including equipment, and areas for use in connection with its operations and maintenance of the Commercial Plant. Subject to the termination of the option to expand described in Section 3.8, the Corporation, may, in its discretion, amend the Released Facilities and Equipment List to include on the list additional facilities, personal property, including equipment, and areas at any time. Section 3.4 (a) and Section 3.5(a) of the GDP Lease shall not apply to any facilities, personal property, including equipment, and areas included on the Corporation’s Released Facilities List, and any contractual or statutory rights the Corporation may have to expand this GCEP Lease or the GDP Lease are hereby waived and relinquished with respect to facilities, personal property, including equipment, and areas identified on the Released Facilities and Equipment List.
     Section 3.6 — Option to Expand and No Option to Reduce Leasehold. Unless the Corporation is in a “Production Shortfall Cure Period” as defined in Section 12.2, and except as provided in Section 3.5, the Corporation shall have the option to expand the scope of this GCEP Lease, subject to the option procedure described in Section 3.7 and limited to the period prior to the termination of its option to expand as described in Section 3.8 of this GCEP Lease, in the following manner:
     (a) The Corporation may request to amend Exhibit A to include within this GCEP Lease additional real property, improvements and fixtures of the Department located at PORTS along with its related easements and appurtenances, provided such

App. 1-15

request is made to the Department Lease Administrator in accordance with Section 15.2 of this GCEP Lease. The Department will not dispose of any real property at PORTS which is not on the Released Facilities and Equipment List without first offering the Corporation the opportunity to include such real property within this GCEP Lease.
     (b) Upon the Department’s consent, the Corporation may amend Exhibit B to include within this GCEP Lease additional categories or items of personal property for use in centrifuge development whether located within the GCEP Leased Premises, the PORTS, the PAD Site, or the centrifuge-related facilities at the Department’s East Tennessee Technology Park in Oak Ridge, Tennessee. The Corporation shall be responsible for paying the costs of removing and transporting the desired item to the GCEP Leased Premises, including any oversight or other costs incurred by the Department and its contractor(s) for the removal, packaging and transportation of the personal property, as well as all ultimate disposition costs of such GCEP Leased Personalty, consistent with Sections 4.3 and 4.4 of this GCEP Lease. Once such GCEP Leased Personalty has been added to Exhibit B of this GCEP Lease, it shall be removed from the non-leased premises on a schedule consistent with, and that does not interfere with, the Department’s activities.
     (c) Unless otherwise approved by the Department, the Corporation shall not be entitled to delete either categories or items from Exhibits A and B to this GCEP Lease and return to the Department any part of the GCEP Leased Premises and the GCEP Leased Personalty prior to the expiration or termination of this GCEP Lease.
     (d) The Corporation shall be responsible in accordance with Sections 4.3 and 4.4 of this GCEP Lease for the Decontamination and Decommissioning and the disposal and removal of GCEP Leased Personalty, or for the return of such GCEP Leased Personalty to the Department as described in Section 3.2.
     Section 3.7 — Option Procedure
     (a) If the Corporation seeks to exercise any option to expand its leasehold in accordance with the options described in Section 3.6 of this GCEP Lease, the Corporation shall provide sixty (60) days’ notice thereof to the Department. The Department will review the Corporation’s request and upon the Department’s consent, which shall not be unreasonably withheld, Exhibits A and B, as the case may be, will be amended to reflect the change. Examples of when the Department may reasonably withhold its consent to expand the leasehold include, but are not limited to:
     (1) the Department or its contractors have an ongoing or future programmatic need for the property;

App. 1-16

     (2) the proposed expansion conflicts with the Department’s plans for Decontamination and Decommissioning or the Demolition of the other facilities, buildings, or areas at PORTS;
     (3) the proposed expansion would require the expenditure of Department funding or increase the Department’s Decontamination and Decommissioning or its Demolition costs; or
     (4) the proposed expansion would adversely affect the Department’s on-going or future plans, programs, or operations and such adverse effect cannot be mitigated at the Corporation’s expense.
     (b) In the event the Department intends to dispose of real property at PORTS, then, in accordance with Section 3.6, the Corporation shall have ninety (90) days after receipt of notice from the Department to exercise its option to expand the scope of the GCEP Lease to include such property. In the event the Corporation fails to exercise its option within such ninety (90) day period then such property will be added to the Released Facilities and Equipment List.
     Section 3.8 — Termination of Option to Expand. The Corporation’s option to expand the GCEP Leased Premises pursuant to Sections 3.5 or Section 3.6 of this GCEP Lease shall terminate on September 30, 2013, or upon expiration or termination of the GDP Lease, whichever event occurs earlier. Following termination of this option to expand this GCEP lease, Section 3.5(a) and Section 3.6(a) of the GDP Lease shall not apply to any facilities, personal property, including equipment, or areas that have not been added to Exhibits A or B of the GCEP Lease, and any contractual or statutory rights the Corporation has to expand this GCEP Lease or the GDP Lease are hereby waived and relinquished with respect to facilities, personal property, including equipment, and areas that have not been previously included under the GCEP Lease or GDP Lease. Nothing in this Section shall: (1) modify or amend the Corporation’s right under the GDP Lease to expand or reduce its leasehold for use in connection with operation of the PAD Site or (2) prevent the Parties from agreeing in writing to an extension or modification of this provision
     Section 3.9 — Quiet Enjoyment. The Department agrees that the Corporation will have full possession, use and quiet enjoyment of the GCEP Leased Premises and GCEP Leased Personalty, subject to the terms and conditions of this GCEP Lease, and applicable Laws and Regulations.

App. 1-17

ARTICLE IV
GCEP LEASED PREMISES
AND GCEP LEASED PERSONALTY
     Section 4.1 — Use of GCEP Leased Premises and GCEP Leased Personalty. The Corporation will use the GCEP Leased Premises and the GCEP Leased Personalty for the purpose of (a) constructing and operating the Lead Cascade Facilities and a Commercial Plant for the production and sale of enriched uranium, using advanced enrichment technology and (b) for conducting other activities related to or in support of the Lead Cascade and the Commercial Plant. The Corporation may engage in a use of the GCEP Leased Premises or GCEP Leased Personalty at the GCEP which is not for the purpose of producing or selling enriched uranium using advanced enrichment technology only if the Department consents in writing to such use.
     Section 4.2 — Physical Condition of GCEP Leased Premises and Leased Personalty
     (a) Consistent with Section 15.26 and Exhibit G, Notice of Hazardous Substances, the Parties acknowledge that there may be Material of Environmental Concern and contamination attributable to the Department’s former occupation and use of the GCEP Leased Premises. The Parties also acknowledge that the Department has funded certain cleanup activities in the GCEP Leased Facilities in order to remove certain Department-owned personalty and Material of Environmental Concern (GCEP Clean-up Activities). Prior to the Corporation occupying the GCEP Leased Facilities (as listed in Exhibit H), both the Department and the Corporation must review and acknowledge acceptance of the Condition Report(s). Condition Reports for buildings leased as of the GCEP Execution Date are attached hereto as Exhibit I. Prior to the GCEP Lease Effective Date for any GCEP Leased Facilities, a Condition Report(s) shall be prepared by the Department to reflect the condition of the GCEP Leased Facilities at the time of transfer under this GCEP Lease. In the event that the Corporation modifies or improves the condition of the GCEP Leased Facilities, such modifications shall be reflected through a supplement to the original Condition Report prepared by the Corporation and submitted to the Department Lease Administrator. Any disputes shall be resolved in accordance with Section 15.15.
     (b) The Corporation acknowledges that at the time it accepts for lease any building, facility, area or equipment as part of the GCEP Leased Premises or GCEP Leased Personalty in accordance with Section 3.1 that it has inspected and knows the condition of the GCEP Leased Premises and the GCEP Leased Personalty, and it is understood that the GCEP Leased Premises and GCEP Leased Personalty are leased in an “as is” condition without any representation or warranty by the Department whatsoever, and without obligation on the part of the Department to remove fixtures or

App. 1-18

to make any alterations, repairs, or additions. Except for GCEP Clean-up Activities, all costs associated with preparing any GCEP Leased Premises for leasing, including the costs of removing and relocating the Department’s contractors from the proposed GCEP Leased Premises, shall be borne by the Corporation. The Department makes no representation, express or implied, relating to the quality, merchantability, fitness for a particular purpose or condition of the GCEP Leased Premises or GCEP Leased Personalty. Nothing in this Section shall affect the Parties’ responsibilities under ARTICLE V of this GCEP Lease.
     (c) The Corporation will, at its expense, throughout the GCEP Lease Term, maintain the GCEP Leased Premises in good and serviceable condition, except for normal wear and tear. The Corporation shall repair any of the GCEP Leased Premises when in the Corporation’s business judgment it is necessary to do so in order to maintain them in accordance with the requirements of applicable Laws and Regulations and the requirements of the GCEP Lease, including the duty to maintain the GCEP Leased Premises in good and serviceable condition, except for normal wear and tear. In addition, the Corporation agrees to engage in good housekeeping practices, including grounds keeping, performing janitorial services sufficient to generally maintain the GCEP Leased Premises, and ensuring that all rubbish is stored properly and disposing of all rubbish on a basis sufficient to minimize the unsightly presence of rubbish, garbage, or unwanted personal property outside of the GCEP Leased Facilities or designated storage areas for such material. Personalty having no further economic use and that is not affixed to the GCEP Leased Premises and not stored within GCEP Leased Facilities or designated storage areas shall be removed from the GCEP Leased Premises within a reasonable period of time, but in no case shall such personalty remain on the GCEP Leased Premises for more than six months without the Department’s consent, unless the Corporation can demonstrate that such continued storage is in accordance with industry standards. The Corporation is expressly prohibited from relocating any rubbish, garbage, or unwanted personal property removed under this Section to PORTS, the PAD Site, and/or any other Department-owned facility, unless the Department’s prior consent is obtained. Nothing in this Section 4.2(c) shall be construed to require the removal of the Corporation’s depleted uranium hexafluoride from the GCEP Leased Premises, so long as storage of such depleted uranium hexafluoride is performed in accordance with applicable Laws and Regulations.
     Section 4.3 — Return of GCEP Leased Premises, GCEP Leased Facilities, and GCEP Leased Personalty
     (a) Upon termination, expiration, revocation or relinquishment of this GCEP Lease for any reason, the Corporation shall vacate the GCEP Leased Premises and shall, prior to returning to the Department the GCEP Leased Premises, unless

App. 1-19

otherwise authorized by the Department, and at no cost to the Department, remove the Capital Improvements, equipment, fixtures, appurtenances, and other improvements furnished and installed on the GCEP Leased Premises by the Corporation or others in concert with the Corporation, or on the Corporation’s behalf, in connection with the Corporation’s activities. Unless the Corporation assumes Demolition responsibilities as provided for in Section 7.2, the Corporation also shall, excepting normal wear and tear, restore the GCEP Leased Facilities to the “same or as good a condition” as initially leased and reflected in the Condition Report(s), except that with respect to GCEP Leased Facilities which the Department has leased to the Corporation and funded cleanup activities, the obligation shall be to return such facilities in the “same or as good a condition” as existed at the completion of Department-funded GCEP cleanup activities as set out in Exhibit I. It is agreed that the GCEP Leased Facilities are in “the same or as good a condition” so long as the total costs of Decontamination and Decommissioning and Demolition of the GCEP Leased Facilities are not increased beyond such costs for Decontaminating and Decommissioning and Demolition of the GCEP Leased Facilities in the same condition as they are in at the time of the initial lease of such GCEP Leased Facilities.
          To assist the Parties in determining what responsibilities are owed by the Corporation in returning the GCEP Leased Facilities in the “same or as good a condition,” at the expiration, revocation, or termination of this GCEP Lease, an inspection shall be accomplished and a final Condition Report(s) of the GCEP Leased Facilities shall be prepared and submitted to the Department of the same scope as the Condition Report(s) prepared under Section 4.2(a). The Department approved Condition Report(s) shall constitute a baseline for determining whether such GCEP Leased Facilities meet the “same or as good a condition” test at such time as the Corporation seeks to return the GCEP Leased Facilities to the Department. Upon the Department’s consent, the Corporation shall provide the Department with an alternative to a final Condition Report(s) which represents its basis for establishing that the returned GCEP Leased Facilities have met the “same or as good a condition” test.
          In the event of a dispute, the Department and the Corporation agree to jointly engage (on a mutually agreed to and equally shared cost basis) an independent engineering firm mutually agreed to by the Department and the Corporation to assist in determining whether the GCEP Leased Facilities meet the “same or as good a condition” test and, if not, how much the total cost of Decontamination and Decommissioning and Demolition of the GCEP Leased Facilities has been increased as a result of not meeting such test. In the event no agreement is reached using an independent engineering firm, the provisions of Section 15.15 — Disputes shall apply. Notwithstanding this Section 4.3, the Corporation shall be responsible for and will pay any costs associated with the removal of any Material of Environmental Concern that is attributable to or arises out of the Corporation’s occupation or operation of the GCEP

App. 1-20

Leased Premises. Prior to returning the GCEP Leased Premises and GCEP Leased Personalty to the Department, the Corporation will comply with the Turnover Requirements as set forth in Section 4.4 hereof.
     (b) At the end of the GCEP Lease Term, the Corporation shall, unless otherwise authorized by the Department, and at no cost to the Department, remove from the GCEP Leased Premises all personal property owned by the Corporation in addition to the property identified in paragraph (a) (including any Material of Environmental Concern) and all GCEP Leased Personalty except GCEP Leased Personalty to be returned to the Department. The Corporation shall not be entitled or permitted to leave any of its personal property (including personal property contaminated by radioactive or hazardous materials) on the GCEP Leased Premises, or remove such property to PORTS, the PAD Site, and/or any other Department-owned facility at the end of the GCEP Lease Term, unless otherwise authorized in writing by the Department. If at the end of the GCEP Lease Term, the Department exercises the option to accept the return of any individual item of GCEP Leased Personalty, the Corporation shall, at no cost to the Department, remove all radiological, hazardous and toxic contamination from the personalty that was not identified in writing to the Department before the Corporation took possession of the personalty.
     (c) Prior to returning the GCEP Leased Facilities, the Corporation will comply with the following criteria:
     (1) For radiological contamination, the GCEP Leased Facilities shall be returned in a condition that meets NRC’s radiological criteria for unrestricted use in 10 CFR § 20.1402, as amended.
     (2) For non-radiological contamination, the Corporation shall remove non-radiological contamination attributable to its operations in the GCEP Leased Facilities as necessary to restore the GCEP Leased Facilities to the “same or as good a condition” as initially leased under Exhibit I and reflected in the Condition Report(s). If records or process knowledge exists that there was contamination attributable to both the Department’s and the Corporation’s use or occupation of the GCEP Leased Facilities, then the Corporation shall, without cost to the Department, also cleanup the portion of the contamination attributable to the Department, provided the cleanup of the portion attributable to the Department’s use or occupation does not increase the total cost of the cleanup which the Corporation would otherwise have been required to perform, absent such contamination. In determining responsibility for non-radioactive contamination found in the GCEP Leased Facilities, the Parties agree that if a source of contamination entered the GCEP Leased Facilities during the GCEP Lease Term, then the presumption will be that the contamination is the result of the

App. 1-21

Corporation’s operations. In the event the Corporation establishes that the contamination was not the result of the Corporation’s operations, then the burden of proof shifts to the Department to demonstrate that such contamination was not the result of the Department’s activities.
     (d) With respect to the portion of the GCEP Leased Premises that are not GCEP Leased Facilities, as that term is defined above, the Corporation shall, to the extent caused by the Corporation’s operations, be responsible for cleaning up any spills or releases of Material of Environmental Concern on a timely basis and taking such other actions as are necessary to ensure that the GCEP Leased Premises are in a condition that does not pose a threat to human health and the environment, including those actions necessary to comply with all applicable Laws and Regulations.
     (e) The Corporation shall provide annually to the Department copies of the Material Safety Data Sheets (MSDS) that the Corporation is required under applicable OSHA regulations to have available at the GCEP Leased Premises during the previous year together with identifying the areas within the GCEP Leased Premises that the Corporation used or stored such materials. The Corporation shall also annually report to the Department any spills or releases required to be reported to any federal, state, and local Regulatory Agency, together with available information on the Corporation’s response and cleanup of the spill or release.
     (f) Prior to the Corporation’s disposal of GCEP Leased Personalty described in Exhibit B, the Corporation will obtain the Department’s written approval of a Disposition Plan appropriate to the sensitivity of the material proposed for disposal and consistent with the Department’s property management and nonproliferation requirements. At the Department’s option, individual items of GCEP Leased Personalty may be returned to the Department, provided all applicable Section 4.4 - Turnover Requirements have been met.
     (g) As security for assuring that the Corporation will comply with all GCEP Lease requirements regarding the removal of its Capital Improvements, equipment, fixtures, appurtenances, and other improvements furnished and installed on the GCEP Leased Premises in connection with the Corporation’s activities, and any other GCEP Lease provisions, including, but not limited to Sections 4.3 and 4.4, the Corporation shall:
     (1) Maintain the financial assurance in the form and amount as required by the NRC under license issued to the Corporation for the Lead Cascade and/or the Commercial Plant;
     (2) Furnish to the Department, prior to the beginning of

App. 1-22

construction/refurbishment of the Commercial Plant, and maintain throughout the GCEP Lease Term, financial assurance in a form and amount approved by the Department for Decontamination and Decommissioning of the Commercial Plant. The amount shall be equal to the current estimate of actual additional costs to return the GCEP Leased Premises in accordance with the requirements of the GCEP Lease for work that is not included in any current NRC-approved Decommissioning Funding Plan for the GCEP Leased Premises (hereinafter the “Incremental Turnover Costs”). The financial assurance may be provided incrementally as site construction for the Commercial Plant facilities occurs. The initial estimate of Incremental Turnover Costs shall be submitted to the Department within thirty (30) days of the GCEP Lease Execution Date, and shall be attached as Exhibit J. Updates to Exhibit J shall be provided to the Department in accordance with Section 4.3(g)(3) and incorporated into this GCEP Lease.
          The financial assurance proposed for the Department’s approval shall be provided in one or more of the forms of financial assurance described in 10 C.F.R. §70.25(f), including a prepayment into an account segregated from the Corporation’s assets and outside the Corporation’s administrative control, a surety bond, letter of credit, line of credit or external sinking fund, which the Department has the right to use without approval of the Corporation in the event the Corporation fails to comply with Sections 4.3 and 4.4.
     (3) Throughout the GCEP Lease Term, within ten (10) business days of submittal to the NRC, the Corporation shall provide to the Department any revisions to the Corporation’s Decommissioning Funding Plan, and any revisions to any associated financial instruments. The estimate of the Incremental Turnover Costs shall be periodically revised by the Corporation and provided to the Department within twenty-four (24) months of the most recent update of the estimate provided to the Department, or within sixty (60) days after the NRC approves any update of the Decommissioning Funding Plan, whichever occurs first.
     (4) In the event that the Department makes a determination that any proposed or existing financial assurance provided by the Corporation does not provide financial assurance in an amount as required by Section 4.3(g)(2), it shall provide notice to the Corporation specifying how the proposed or existing financial instruments fails to comply with Section 4.3(g)(2). If the Corporation does not dispute the Department’s determination, the Corporation, within sixty (60) days of receipt of such notice, shall increase the financial assurance to the amount specified by the Department in its notice. In the event of a dispute, the Department and the Corporation agree to jointly engage (on a mutually agreed

App. 1-23

to, equally shared cost basis) an independent engineering firm mutually agreed to by the Department and the Corporation to assist in determining the current estimate of the Incremental Turnover Costs. In the event no agreement is reached using an independent engineering firm, the provisions of Section 15.15 Disputes shall apply.
     (h) Within thirty (30) days of NRC’s approval of its Decommissioning Plan, the Corporation shall submit to the Department a copy of said Decommissioning Plan and a schedule for the return of the GCEP Leased Premises. The Corporation shall provide to the Department a Final Condition Report as required by Section 4.3(a), a Turnover Report documenting its compliance with Sections 4.3 and 4.4, and a Disposition Plan as required by Section 3.2 and Section 4.3(f), at least one hundred and eighty (180) days prior to the date the particular facility or area is scheduled to be returned to the Department. Upon the Department’s approval that all applicable GCEP Lease requirements have been met, the Corporation shall return the GCEP Leased Premises to the Department, upon a mutually agreed to date. Within sixty days following turnover of the GCEP Leased Premises, the Department will perform a final inspection of the returned former GCEP Leased Premises and provide to the Corporation a Department Deficiency Notice(s) on any deficiency conditions that were previously reported and have not been corrected, or have occurred in the interval following the pre-turnover inspection and the date the facility or area was returned to the Department. Following GCEP Leased Premises turnover, the Corporation agrees to remain responsible for the correction of pre-turnover deficiencies, subject to the disputes procedure detailed in this Section. The Department’s failure to provide a Department Deficiency Notice(s) by the sixtieth day following GCEP Leased Premises turnover shall be deemed to be acceptance of the GCEP Leased Premises. Within thirty (30) days of receipt of any Department Deficiency Notice, the Corporation shall inform the Department if it agrees with the Department and how it intends to cure any deficiencies identified (Corporation’s Notice of Intent). The Department and the Corporation shall attempt to resolve any disputes through negotiation within thirty (30) days of the Corporation’s Notice of Intent. If the Corporation provides notice to the Department that it intends to cure the deficiencies identified by the Department in its notice, the Department will permit the Corporation, at its expense, to perform such work as is necessary to cure the deficiencies. The Corporation shall cure the deficiencies within sixty (60) days of or, if greater than sixty (60) days are required to cure, commence actions necessary to cure the deficiencies within sixty (60) days of the agreed date the Department permits the Corporation to commence work to cure the deficiencies. If the Corporation fails to address the deficiencies within sixty (60) days or other mutually agreed to time period, then the Department may undertake to cure the deficiencies and the Corporation shall reimburse the Department for the Department’s costs incurred to cure any failure by the

App. 1-24

Corporation to comply with the requirements of Sections 4.3 and 4.4 identified in the Department Deficiency Notice.
     Section 4.4 — Turnover Requirements. At the end of the GCEP Lease Term or at any time the Corporation or the Department terminates this GCEP Lease pursuant to Sections 12.1 or 12.2, respectively hereof, or the Corporation terminates this GCEP Lease pursuant to Section 9.3 hereof (except that in the case of termination under such Section 9.3, only with respect to facilities which are not destroyed) or the Corporation, with the approval of the Department, returns any portion of the Leased Premises pursuant to Section 3.6, the Corporation shall, at its cost, prior to returning to the Department any GCEP Leased Facility, take the following actions with respect to such facility (collectively such actions being referred to as the “Turnover Requirements”):
     (a) Provide the Department with documentation of its plans, including updates provided to the NRC during the GCEP Lease Term, to place such facility into an acceptable condition for return to the Department consistent with the requirements described in Section 4.3 and subsections (b) through (g) of this Section.
     (b) Complete and document the final deactivation/shutdown of the facility and document that no future use of the facility is planned. Remove all Capital Improvements, equipment, fixtures, appurtenances, and other improvements furnished and installed on the GCEP Leased Premises in connection with the Corporation’s activities in accordance with Section 4.3. Compliance with this section requires physical removal of all such property from the GCEP Leased Premises and the PORTS. The Corporation is expressly prohibited from relocating such property to PORTS, the PAD Site, and/or any other Department-owned facility, unless the Department’s prior consent is obtained.
     (c) Remove all waste generated by the Corporation at the GCEP Leased Premises or at PORTS as a result of its activities under this GCEP Lease (including any Material of Environmental Concern) and which is subject to and authorized by Laws and Regulations for offsite disposal. The Corporation will remain responsible for the ultimate treatment and disposal of all waste generated by the Corporation as a result of its activities under this GCEP Lease. The Corporation is expressly prohibited from relocating such waste to PORTS, the PAD Site, and/or any other Department-owned facility, unless the Department’s prior consent is obtained.
     (d) For structures at the facility, provide the Department with the

App. 1-25

Corporation’s radiological/hazardous materials records, documentation of the configuration of the facility and related systems, drawings, specifications, procedures, manuals, and available unplanned occurrences records applicable to the facility in a mutually agreed upon electronic format. For soil, surface water, and groundwater conditions at the facility, provide the Department with the Corporation’s data and reports that describe those conditions and the nature and extent of contamination therein.
     (e) Place structures at such facility in the “same or as good a condition” as initially leased, as that term is defined in Section 4.3(a), and in a safe secure condition, removing any threats to human health and safety. To the extent applicable, existing radiation monitoring systems shall be in a physical condition adequate to monitor the potential release of any radioactive contamination. In addition, the final Condition Report(s) prepared under Section 4.3(a) and the Corporation’s most current radiation contamination/hazardous and toxic material survey done by the Corporation for the facility and surrounding areas that demonstrates compliance with the Turnover Requirements of this GCEP Lease shall be provided to the Department.
     (f) Provide to the Department a status report of the facility’s compliance with environmental, health, and safety regulatory requirements. If any facility is in noncompliance with NRC or environmental, health and safety regulatory requirements applicable to the Corporation, the Corporation shall implement a strategy approved by the NRC or other appropriate Regulatory Agency for meeting such regulatory requirements and, at its cost, prior to returning to the Department any of the GCEP Leased Premises, restore the facility to regulatory compliance.
     (g) In accordance with Section 4.3, remove all Material of Environmental Concern that is attributable to or arises out of the Corporation’s occupation or operation as a result of its activities under this GCEP Lease. The Corporation is expressly prohibited from relocating such Material of Environmental Concern to PORTS, the PAD Site, and/or any other Department-owned facility, unless the Department’s prior consent is obtained. Nothing in this GCEP Lease shall be construed as prohibiting the Corporation from transferring depleted uranium or other materials to the Department or its contractor(s) pursuant to Section 3113 of the USEC Privatization Act (42 U.S.C. § 2297h-11) or otherwise affecting the rights and obligations of the Department or the Corporation under Section 3113.

App. 1-26

     Section 4.5 — Permissible Changes
     (a) The Corporation will not demolish or destroy any of the real or personal property which constitutes GCEP Leased Premises or GCEP Leased Personalty without first proposing such course of action to the Department and obtaining the Department’s consent. Such written proposal shall contain all the necessary information which the Department may require. The Department shall make a good faith effort to respond within thirty (30) days of receipt of the Corporation’s proposal. The Department will not withhold its consent to such a proposal if the Demolition or destruction does not significantly interfere with the Department’s activities or plans at PORTS. The Corporation will be solely responsible for and will pay all the costs related to the Demolition or destruction, including the cost of transporting, storing and disposing of all the material resulting from such Demolition or destruction or removal. Any action taken pursuant to this Section by the Department and the Corporation shall be done in accordance with all applicable Laws and Regulations.
     (b) The Corporation may, at any time, at its expense, make a Capital Improvement which the Corporation, in its business judgment deems appropriate, so long as the Corporation provided notice to the Department in accordance with this subsection. If the total project cost of the Capital Improvement proposed to be made on the GCEP Leased Premises requires the expenditure of less than $500,000, the Corporation will not be required to secure the Department’s approval to undertake such Capital Improvement, but instead, will provide notice of all such Capital Improvements in a listing which shall be provided to the Department within thirty days of the end of each calendar year. If the total projected cost of any proposed Capital Improvement requires the expenditure of $500,000.00 or more, a description of the proposed Capital Improvement and the Corporation’s analysis that the proposed Capital Improvement is Environmentally Non-Sensitive and will not interfere with the Department’s operations (“Capital Improvement Notice”) shall be submitted to the Department. Each Capital Improvement Notice shall contain an analysis that any proposed Capital Improvement is Environmentally Non-Sensitive and does not interfere with the Department’s operations by describing whether the proposed Capital Improvement complies with all of the following criteria:
     (1) The proposed Capital Improvement is not in an area that is the subject of a Department federal or state-permitted area, or identified as a solid waste management unit of the Department under state hazardous waste laws;
     (2) The proposed Capital Improvement is not in an area that the Department has plans to perform a response, remedial, or corrective action under CERCLA or RCRA or other federal, state, or local law;

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     (3) The proposed Capital Improvement would not result in a change in the flow rate, chemical, radiological, or physical content of any regulated outfall or emission source of the Department that could result in an exceedance of permitted levels or other violation of permitted conditions;
     (4) The proposed Capital Improvement would not impact the Department’s air or other monitoring program or cause a violation of any of the Department’s Federal, State, or local permits;
     (5) The proposed Capital Improvement would not generate waste that was contaminated as a result of the Department’s past or present operations and that is regulated under Federal or State environmental, health, safety or nuclear regulations, or subject to any other restriction with respect to its management, storage, handling, transportation, treatment and/or disposal by any regulatory authority;
     (6) The proposed Capital Improvement would not negatively affect any services and utilities that are provided by the Corporation to the Department;
     (7) The proposed Capital Improvement would not affect the design, construction, operation, maintenance, Decontamination and Decommissioning, or Demolition of non-leased facilities and systems;
     (8) The proposed Capital Improvement would not result in an impact to the Department’s authorization basis or Safety Analysis;
     (9) The proposed Capital Improvement would not pose a hazard to the Department’s operations or act as an initiating event for an accident;
     (10) The proposed Capital Improvement would not result in increased costs to the Department; and
     (11) The proposed Capital Improvement would not affect current financial assurance requirements or the Corporation agrees to amend its financial instrument to cover any requirement for additional financial assurance.
     (12) The proposed Capital Improvement is a type of activity that the Department has determined, through consultation with the Corporation that would not have an adverse effect on historic properties either eligible for listing or listed in the National Registry for Historic Places.

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The Corporation shall be entitled to commence making such Capital Improvement, and consent by the Department will be deemed provided, unless the Department notifies the Corporation within sixty (60) days of receipt of the Capital Improvement Notice that, in the Department’s judgment, the making of such proposed Capital Improvement fails to meet one or more of the above criteria. Disagreements between the parties regarding the applicability of the above criteria shall be resolved pursuant to Section 15.15 of this GCEP Lease. In the event the Corporation determines that a proposed Capital Improvement fails to meet one or more of the aforementioned criteria, the Department Lease Administrator shall be notified of such proposed Capital Improvement to the GCEP Leased Premises, regardless of dollar amount, and the Department’s consent to the proposed Capital Improvement shall be obtained prior to the making of the proposed Capital Improvement. In no event shall the Corporation be allowed to make any Capital Improvement while the parties are in either formal or informal dispute resolution or prior to the Department issuing its consent to the making of the proposed Capital Improvement. Nothing in this Section 4.5 shall be construed as requiring approval by the Department Lease Administrator for performance of minor repairs, routine maintenance, or for the installation or minor modification of equipment, fixtures, utilities or other work performed by the Corporation to the interior of the GCEP Leased Facilities. If it is determined that the making of the proposed Capital Improvement meets all of the above criteria, or the Parties agree that an appropriate “work around” can be made, the Corporation will be permitted to undertake the work. The Corporation shall be solely responsible for and will pay the cost of the Capital Improvement, including, but not limited to, transporting, storing and disposing of any material resulting from such Capital Improvement. Any action taken by the Department and the Corporation pursuant to this Section shall be done in accordance with all applicable Laws and Regulations. In accordance with this Section 4.5, and subject to any consultation requirements mandated by Section 106 of the National Historic Preservation Act, the Department hereby consents to the proposed Capital Improvements contained in Exhibit K.
     (c) The Corporation shall become the owner of and shall take title to each and every Capital Improvement. Prior to the expiration, revocation, relinquishment, or termination of the GCEP Lease, the Corporation shall, unless otherwise authorized by the Department, and at no cost to the Department, remove all Capital Improvements, equipment, fixtures, appurtenances, and other improvements furnished and installed on the GCEP Leased Premises in connection with the Corporation’s activities and in the event that such removal increases the costs of the Department for the Decontamination and Decommissioning and Demolition of the GCEP Leased Premises to which any such Capital Improvement was attached, then as provided in Section 4.3, the Corporation will pay any such increase in Decontamination and Decommissioning and Demolition costs. Any Disputes will be resolved pursuant to Section 15.15 of this GCEP Lease.

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     (d) The Corporation shall not conduct any subsurface excavation, digging, drilling or other disturbance of the surface except in accordance with applicable Laws and Regulations and in accordance with Exhibit L, the Shared Site Agreement.
     Section 4.6 — Decontamination and Decommissioning and Turnover Costs. The Corporation shall be responsible for returning the GCEP Leased Premises to the Department in accordance with Section 4.3 and 4.4. In the event the Corporation fails to return the GCEP Leased Premises to the Department in the condition required by Section 4.3 and 4.4, the Corporation will pay the costs incurred by the Department to return the GCEP Leased Premises as required by Sections 4.3 and 4.4, or the Department shall be entitled, without approval of the Corporation, to utilize funds required to be segregated for the Department’s financial assurance as set forth in Section 4.3(g) of this GCEP Lease. Except as expressly provided otherwise in this GCEP Lease, the Department shall remain responsible for all other costs of Decontamination and Decommissioning the GCEP Leased Premises associated with the Department’s ownership and operation of the GCEP Leased Premises prior to the GCEP Lease Effective Date.
     Section 4.7 — Permits. The Corporation, at its expense, shall obtain and maintain all necessary permits, licenses, certifications and/or authorizations required for its construction, occupancy, and operations of the GCEP Leased Premises during the GCEP Lease Term, and shall strictly comply with all such permit requirements. The Department shall not be required to furnish such permits, licenses, certifications, and/or authorizations on behalf of the Corporation. However, in accordance with Section 15.8, the Department shall assist the Corporation in its efforts to obtain such licenses, permits, certifications, or authorizations provided such assistance does not impose any additional obligations or liabilities on the Department or its contractors. At the request of the Department, the Corporation shall produce any required licenses, permits, certifications, or authorizations. The Corporation shall provide, either on the GCEP Leased Premises or elsewhere, at its expense such storage facilities it may need for the storage of any radioactive, hazardous, classified, solid, and other waste generated by the Corporation, in accordance with applicable law, permit, or regulations, unless otherwise agreed to in writing by the Department.
ARTICLE V.
ALLOCATION OF LIABILITIES
     Section 5.1 — Disclaimer. Except as provided in ARTICLE X with respect to nuclear incidents as defined in Section 11 of the Atomic Energy Act, the Department and its contractors shall not be responsible for damages to property or injuries to or death of persons which may arise from or be incident to the use and occupation of the GCEP Leased Premises by the Corporation. In addition, except as otherwise expressly

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provided in this GCEP Lease, neither the Department and its contractors nor the Corporation and its contractors shall be responsible for consequential, punitive, or incidental damages, including lost profits, loss of sales or revenue, costs associated with idled plant, labor, or equipment, additional production costs, costs of delays, or costs of money, interest, or penalties. The Department and its contractors shall not be liable to the Corporation for damages to the property or injuries to or death of the persons of the Corporation, its contractors, agents, employees, or representatives or others who may be on the GCEP Leased Premises at their invitation, or losses of any kind from the Department’s or its contractors’ activities, unless, as authorized by applicable Laws and Regulations, the damage or loss results from willful misconduct, lack of good faith, or material failure to exercise due diligence (including failure to comply with applicable Laws and Regulations or compliance agreements) on the part of the Department or its contractors. The Corporation shall not be reimbursed by the Department for damages or losses (and expenses incidental to such liabilities) for which the Corporation has failed to insure or to maintain insurance as required under Section 9.1. The provisions of this Article V shall not prevent the Corporation from seeking damages of any kind from a third party, except as limited herein for contractors performing work for the Department. The provisions of this ARTICLE V shall not affect any matters under the jurisdiction of another agency of the U.S. Government.
     Section 5.2 — Indemnification by the Corporation. Except as provided in ARTICLE X with respect to nuclear incidents as defined in Section 11 of the Atomic Energy Act, the Corporation agrees to indemnify, reimburse, defend and hold the Department and its contractors harmless for, and against all costs and expenses related to claims, damages, injunctions, orders, judgments, penalties, and reasonable attorneys’ fees asserted against or incurred by the Department and its contractors which are attributable to or arising out of the Corporation or its contractors’ operation, occupation, or use of the GCEP Leased Premises. The Corporation agrees to further indemnify the Department with respect to any “release” as defined in Section 101(22) of CERCLA or any hazardous substance as defined in Section 101(14) of CERCLA or petroleum (including crude oil) onto or from the GCEP Leased Premises at any time which is generated by or results from actions of the Corporation or its contractors; for failure of the Corporation or its contractors to comply with applicable environmental Laws and Regulations; and for transportation, deposit, storage, or disposal by the Corporation or its contractors of hazardous substances or petroleum off the GCEP Leased Premises.
     Section 5.3 — Responsibilities of the Department. Except as expressly provided elsewhere in this GCEP Lease, including Section 4.3, the Department acknowledges its liability and responsibilities under applicable Laws and Regulations for hazardous substances, including radioactive contaminants, existing on the GCEP Leased Premises as of the commencement of this GCEP Lease, or thereafter on the GCEP

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Leased Premises which are the result of the actions of the Department or its authorized representatives. To the extent the acts or omissions of the Corporation or its contractors cause or add to any liability, expense or remediation cost resulting from conditions in existence prior to the GCEP Lease Effective Date, or thereafter on the GCEP Leased Premises, the Corporation shall be responsible for that portion of the liability, expense, or remediation costs reasonably attributable to the Corporation’s act or failure to act. The Corporation shall not be responsible for pollution caused by others except for its contractors. Except as expressly provided elsewhere in this GCEP Lease, including Section 4.3, nothing in this GCEP Lease shall be construed as modifying, waiving or otherwise altering the liability of the Department, the United States Government or the Corporation as specified in the Privatization Act.
     Section 5.4 — Notice and Disputes. Promptly after receipt by a Party entitled to reimbursement or protection pursuant to this ARTICLE V of notice of the commencement of any action, such Party will, if a claim in respect thereof is to be made against the other Party under this ARTICLE V, notify the other Party in writing of the commencement thereof. Section 15.15 shall govern any disputes between the Department and the Corporation regarding the requirements of this ARTICLE V.
ARTICLE VI
SUPPORT
     Section 6.1 — Services Agreement. The Department and the Corporation will provide services to each other in connection with their use of the GCEP Leased Premises in the manner described in the Memorandum of Agreement between the Department and the Corporation for Services, Modification No. 1, Exhibit F to the GDP Lease and any subsequent modifications (“Services Agreement”). The Parties shall, during the time frame that the Services Agreement is under review as required by Section VII of the Services Agreement, determine whether the Services Agreement is the appropriate vehicle under which services can be provided to the GCEP Leased Premises and make any necessary changes to this Section 6.1 as a result of such review.
     Section 6.2 — Utilities. Unless otherwise provided in Section 6.1, the Corporation shall be responsible for obtaining its utility services for the GCEP Leased Premises such as electric power, telephone services, natural gas, sanitary water and sewer from non-Departmental sources. The Corporation acknowledges that the Department plans to initiate and ultimately conduct Decontamination and Decommissioning and Demolition activities at the PORTS and that ownership of all or some utilities may be transferred from the Department to a successor owner(s). In the event such a transfer is contemplated, the Department agrees to either (a) provide the Corporation with two

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(2) years’ advance notice prior to the transfer of the utility or utilities so that the Corporation shall be able to obtain such services from alternate sources, or (b) in the event the Department is unable to provide two years’ notice, the Department shall provide as much advance notice as practicable and shall make a good faith effort to require as a condition of the transfer of any utility that the utility or utilities be continued to be provided to the Corporation on the same terms and conditions for a period that when added to the amount of notice provided the Corporation will provide the Corporation with two (2) years from the receipt of notice from the Department to obtain services from alternative sources.
     Section 6.3 — Regulatory Oversight Agreement
     (a) Activities at the GCEP Leased Premises that are not licensed by the NRC are subject to the nuclear safety and safeguards and security oversight authority of the Department. Once an activity is licensed by the NRC, the regulatory oversight of such activity will transition to the NRC in accordance with a Memorandum of Understanding or other agreement between the Department of Energy and the Nuclear Regulatory Commission applicable to such activities on the GCEPLeased Premises. The Department has determined that the requirements set forth in the Regulatory Oversight Agreement (“ROA”) attached hereto as Exhibit M, are reasonable and appropriate, and shall constitute the Nuclear Safety and Safeguards and Security Requirements applicable to the Corporation until the NRC assumes regulatory responsibility for such activity, and that compliance with these requirements will enable the Corporation to conduct activities safely and protect the public health and safety and provide for the common defense and security. Inspection and enforcement activities will also be a requisite part of the ROA.
     (b) With respect to both the Lead Cascade Facilities and the Commercial Plant, facilities or areas within facilities may be transitioned in phases to the NRC due to the nature of the activities occurring in a particular facility. The transition date(s) will be mutually agreed upon by NRC and the Department, following notice to and discussion with the Corporation.

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ARTICLE VII
TERM
     Section 7.1 — Initial Term.
     (a) This GCEP Lease will commence on the GCEP Lease Execution Date, and expire on June 30, 2009, unless renewed pursuant to this Section 7.1 or Section 7.2 of this GCEP Lease by the Corporation.
     (b) The Corporation has the exclusive right to renew this GCEP Lease on the same terms and conditions, for up to seven successive periods of five (5) years each, plus one additional year, PROVIDED, the Corporation certifies and, at the request of the Department shall provide appropriate documentation to the Department, that the following condition precedents are met for each successive period in the time frames as set forth in Section 7.1(c):
          (1) the Corporation has an NRC License that is effective at the time it exercises its option to renew the GCEP Lease;
          (2) The Corporation is meeting its obligations under Article III of the June 17th Agreement (taking into account any applicable materiality, cure, force majeure and other provisions of the June 17th Agreement);
          (3) The Corporation does not intend to abandon, and remains committed to, the advanced enrichment technology deployment project and commercial operations at the Commercial Plant; and
          (4) No determination has been made by the Department that the Corporation has constructively or formally abandoned the advanced enrichment technology deployment project in accordance with Article 3 of the June 17th Agreement.
     (c) If the Corporation chooses to exercise its right to renew this GCEP Lease under this Section 7.1 for the first five-year renewal period, the Corporation will provide the Department with written notice thereof, including its certification and appropriate documentation of its completion of the condition precedents as set forth in Section 7.1(b) at least ninety (90) days prior to July 1, 2009. If the Corporation chooses to exercise its right to renew this GCEP Lease under this Section 7.1 for one or more of the remaining six successive periods of five (5) years each, plus one additional year, the Corporation will provide the Department with written notice thereof, including its certification and appropriate documentation of its completion of the condition precedents as set forth in Section 7.1(b), at least two (2) years prior to the expiration of the GCEP Lease Term, but in no event shall notice be provided to the Department sooner than

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three (3) years prior to the end of the GCEP Lease Term. No other action by the Parties is required to effectuate a renewal under this Section 7.1.
     (d) This GCEP Lease shall expire no later than thirty-six years from the date the NRC license for the Commercial Plant is issued, unless renewed pursuant to Section 7.2.
     Section 7.2 — GCEP Lease Renewal
     (a) The Corporation has the exclusive option to renew this GCEP Lease on the same terms and conditions (except for any changes required by applicable Laws and Regulations existing at the end of the GCEP Lease Term) as are contained herein and shall have the right to do so, at the Corporation’s option, for four (4) additional term(s) of up to five (5) years each, for a total not to exceed twenty (20) additional years (each additional term a “Renewal Period”), provided the following conditions for each Renewal Period are met:
          (1) the Corporation is not in a “Production Shortfall Cure Period” as set forth in Section 12.2;
          (2) the Corporation has an NRC License that is effective at the time it exercises its option to renew the GCEP Lease and, in the event that at the time of the exercise of an option to renew this GCEP Lease its NRC license expires prior to the expiration of the requested Renewal Period, a request for renewal of its existing license, the term of the renewal requested coincides with or exceeds the term of the Renewal Period, has been docketed by the NRC;
          (3) The Corporation is meeting its obligations under Article III of the June 17th Agreement and the Corporation is operating at or above 3.0 million SWU annually; and
          (4) In addition to performing the requirements contained in Sections 4.3 and 4.4, the Corporation agrees, at its expense, unless otherwise directed by the Department, to perform Demolition of the GCEP Leased Facilities at the end of the GCEP Lease Term, consistent with the Department’s long-term stewardship plans for the PORTS Site. In the event the Corporation exercises this exclusive option(s) to renew the GCEP Lease Term under this Section 7.2, the Corporation shall revise its estimate of Incremental Turnover Costs contained in Exhibit J to include the costs associated with the Decontamination and Decommissioning and Demolition of the

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GCEP Leased Facilities and provide such revised estimate to the Department for its approval in accordance with Section 4.3(g).
     (b) The criteria established in (1) through (4) above for the Corporation’s exercise of the exclusive option shall not prevent the Parties from negotiating the terms of an extension to the GCEP Lease in the event those criteria cannot be met or are no longer relevant.
     (c) If the Corporation chooses to exercise its right to renew this GCEP Lease, for each Renewal Period, the Corporation will provide the Department Lease Administrator with notice thereof, along with its documentation of compliance with the foregoing conditions, at least two (2) years prior to the expiration of the GCEP Lease Term, but in no event shall notice be provided to the Department sooner than three (3) years prior to the end of the GCEP Lease Term.
ARTICLE VIII
RENT
Section 8.1 — GCEP Lease Payment
     (a) For the cost of administering this GCEP Lease and providing regulatory oversight of the GCEP Leased Premises pursuant to Exhibit M, the Regulatory Oversight Agreement for the Gas Centrifuge Enrichment Plant Leased Premises (all such administration referred to as “GCEP Lease Administration”), the Corporation will pay the Department, commencing on the Execution Date of this GCEP Lease, for each twelve (12) month period of October 1 to September 30, thereafter, until the end of the GCEP Lease Term (each such twelve (12) month period of October 1 to September 30 being a “Rent Period,” the sum of $1,886,540.00, which sum shall be composed of the Department’s costs in administering this GCEP Lease and the Department’s costs in providing regulatory oversight of the GCEP Leased Premises pursuant to the Regulatory Oversight Agreement (“Rent”). The Rent shall be increased or decreased during Rent Period, as the case may be, by the Department to reflect its actual costs incurred in GCEP Lease Administration; provided however that the Corporation shall not be required for any Rent Period to pay the Department more than the Department’s actual costs for such Rent Period. The Corporation shall also pay to the Department within thirty (30) days of receiving a request for payment from the Department for costs incurred by the Department after the expiration, termination, revocation, or relinquishment of this GCEP Lease in restoring the GCEP Leased Premises in accordance with Sections 4.3 and 4.4 of this GCEP Lease.

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     (b) Rent will be payable monthly in advance on the first day of the month. By November 1 of each year the Department will submit an invoice to the Corporation for its estimated costs of GCEP Lease Administration during the upcoming Rent Period. The Department shall determine the actual cost of GCEP Lease Administration following the end of such Rent Period and issue an invoice by December 1 of each year which shall reconcile any difference between the estimated and actual costs of GCEP Lease Administration in such Rent Period. Such invoice shall provide enough detail for the Corporation to calculate the difference between its monthly payments to the Department and the Department’s actual costs in GCEP Lease Administration. The Department will grant the Corporation and its accountants such access to the Department’s books and records respecting GCEP Lease Administration and any other costs for which the Department seeks reimbursement as the Corporation may reasonably require to verify the Department’s actual costs associated thereto.
     (c) By December 31 of each year, the Corporation shall pay the Department or the Department shall credit the Corporation an appropriate amount which shall reconcile any difference between the amount of Rent paid by the Corporation in the previous Rent Period and the actual costs incurred during the previous Rent Period by the Department for GCEP Lease Administration.
     (d) Rent payments by the Corporation shall be made to the Department by wire transfer to the Department’s headquarters account No. 89-00-0001 at the United States Department of Treasury. In the event any Rent payments are more than ten (10) days late, the Corporation will, in addition to such Rent, pay interest on the amount of Rent which is due and owing on that date at the rate per annum equal to the prevailing prime rate of interest set by the Federal Reserve for such day divided by the number of days in the year and for each day thereafter at such rate until the Rent is paid.
     (e) The costs incurred by the Department in GCEP Lease Administration will be reimbursed fully by the Corporation pursuant to this Section 8.1. For all facilities leased by the Corporation under this GCEP Lease Agreement, the Corporation agrees to assume full responsibility to maintain and provide upkeep of the GCEP Leased Premises. Total costs (including such costs as those related to Capital Improvements, alterations, maintenance, utilities, lease administration, plant overhead, plant management overhead, general and administrative [G&A], home office allocation, etc.) associated with the alteration, maintenance and upkeep of facilities for commercial production activities (as opposed to dedicated to Independent Research and Development [IR&D] activities) will be excluded from costs that are directly or indirectly charged to government contracts (including work authorizations). Upon agreement of the Parties, total reasonable costs associated with the maintenance and upkeep of shared facilities and Common Areas will be allocated to the benefiting programs in a causal beneficial manner that is consistent with the Corporation’s current Cost

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Accounting Standards Board Disclosure Statement in effect at the time the costs are incurred.
For purposes of this subparagraph, the term “commercial production activities” means all activities associated with the construction, alteration and operation of enrichment-associated facilities for the purpose of making a product for eventual commercial sale. For purposes of this subparagraph the term “shared facilities” means facilities that contain, are used for or support both (i) government activities and government funded work and (ii) commercial production activities.
     Section 8.2 — Rent During Renewal Periods. The Rent payable by the Corporation pursuant to Section 8.1 of this GCEP Lease shall be determined in accordance with Section 8.1 hereof during any Renewal Period.
ARTICLE IX
INSURANCE AND DAMAGE
     Section 9.1 — Corporation Insurance All insurance required of the Corporation on the GCEP Leased Premises shall be for the protection of the Department and the Corporation against their respective risks and liabilities in connection with the GCEP Leased Premises. A certificate of insurance shall be furnished to the Department Lease Administrator no later than thirty (30) days after the Execution Date of the GCEP Lease. The Corporation agrees that not less than thirty (30) days prior to the expiration of any insurance required by this Lease, it will furnish the Department Lease Administrator a certificate of insurance to cover the same risks.
     The Corporation shall maintain throughout the GCEP Lease Term and provide evidence of an amount of automobile and commercial general liability insurance coverage for bodily injury and property damage that is reasonably expected, and ordinarily carried by a like-sized corporation engaged in similar, but not necessarily identical, industrial activities to satisfy its legal requirements and discharge its obligations. Initially the amount of such insurance coverage for each incident shall not be less than one million dollars ($1,000,000) of automobile insurance and two million dollars ($2,000,000) for bodily injury and property damage, which minimum shall be revised by the Department, in consultation with the Corporation, every two (2) years to reflect a reasonable minimum amount. The Corporation shall also maintain workers’ compensation and other legally required insurance with respect to the Corporation’s employees and agents.
     Each policy of insurance against loss or damage to the Department’s property shall name the Corporation and the United States of America (Department of Energy)

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as loss payees as their interest may appear and shall contain a loss payable clause reading substantially as follows:
“Payments for losses under the Corporation’s property insurance related to losses to the GCEP Leased Premises, if any, shall be adjusted with Corporation, and the proceeds shall be payable to Corporation and to the Treasurer of the United States of America, as their interests may appear.”
     Additionally, each property policy of insurance shall contain an endorsement reading substantially as follows:
     “The insurer waives any right of subrogation against the United States of America which might arise by reason of any payment made under this policy.”
     Section 9.2 — Partial Casualty to the GCEP Leased Premises In the event a part of the GCEP Leased Premises is significantly damaged as a result of any foreseen or unforeseen cause or event, whether such cause or event results from action by the Department or by the Corporation or by any other person or entity, regardless of fault and whether insured against or not, then notwithstanding any requirement in Section 4.2(c) in this Lease to maintain such property in good and serviceable condition, the Corporation will have the option, but will not be required, to repair such casualty if, in the Corporation’s business judgment, the economic value of repairing such casualty outweighs the cost of the necessary repairs. If the Corporation chooses not to repair such casualty, the Department may, at its expense, repair the casualty; provided, however, that if insurance proceeds are available to the Corporation to pay any cost of repairing such casualty, the Department shall be entitled to use such insurance proceeds for such repair. If neither the Corporation nor the Department chooses to repair such casualty, the Corporation agrees to conduct, at its cost, such Decontamination and Decommissioning, and Demolition of the damaged facility and remediate any environmental damage to the GCEP Leased Premises that resulted from the casualty as is required to protect public health and safety by the Regulatory Authority having jurisdiction. Under no circumstances shall the Department become liable for the Corporation’s failure to initiate or implement such actions. Any insurance proceeds collected in excess of repairs made shall be shared by the Department and the Corporation as their interests may appear.
     Section 9.3 — Total Destruction of GCEP Leased Premises. In the event the GCEP Leased Premises are damaged as a result of any foreseen or unforeseen cause or event, whether such cause or event results from action by the Department or by the Corporation or by any other person or entity, regardless of fault and whether insured against or not, to such an extent that, in the business judgment of the Corporation, the damage makes such GCEP Leased Premises completely unusable by the

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Corporation, then notwithstanding the requirement in Section 4.2(c) of this GCEP Lease to maintain such property in good and serviceable condition, the Corporation will have the option to terminate this GCEP Lease with respect to the entire GCEP Lease pursuant to Section 12.1, provided the Corporation agrees to conduct, at its cost, such Decontamination and Decommissioning and Demolition of the damaged facility and remediate any environmental damage to the GCEP Leased Premises that resulted from the casualty as is required to protect public health and safety by the Regulatory Authority having jurisdiction. Under no circumstances shall the Department become liable for the Corporation’s failure to initiate or implement such actions. Any insurance proceeds collected in excess of repairs made shall be shared by the Department and the Corporation as their interests may appear.
     Section 9.4 — Repairable Casualty to GCEP Leased Personalty. In the event GCEP Leased Personalty is damaged as a result of any foreseen or unforeseen cause or event, whether such cause or event results from action by the Department or the Corporation or by any other person or entity, regardless of fault and whether insured against or not, the Corporation shall have the option, but will not be required, to repair the casualty if in the Corporation’s business judgment the economic value of repairing such damage outweighs the cost of the necessary repairs. If the Corporation chooses not to repair such casualty, the Department may, at its expense, repair the casualty; provided, however, that if insurance proceeds are available to the Corporation to pay the cost of repairing such casualty, the Department shall be entitled to use such insurance proceeds for such repair. If neither the Corporation nor the Department chooses to repair such casualty, the Corporation agrees, subject to the approval of the Department, to remove the damaged Leased Personalty from the GCEP Leased Premises, pursuant to Sections 3.2 and 4.3(c) as required to protect public health and safety, provided however, that the Department under no circumstances shall become liable for the Corporation’s failure to initiate or implement such actions. Any net insurance proceeds collected in excess of repairs made shall be shared by the Department and the Corporation as their interests may appear. In the event damaged GCEP Leased Personalty is not repaired, Exhibit B to this GCEP Lease will be amended, if necessary, to reflect the change.
     Section 9.5 - Lost or Destroyed GCEP Leased Personalty. In the event an item of GCEP Leased Personalty is lost or destroyed as a result of any foreseen or unforeseen cause or event, whether such cause or event results from action by the Department or the Corporation or by any other person or entity, regardless of fault and whether insured against or not, the Corporation shall have the option, but will not be required, to replace the item of GCEP Leased Personalty which has been lost or destroyed unless such item of GCEP Leased Personalty is necessary for the Department to conduct any Decontamination and Decommissioning and Demolition activities at the GCEP Lease Premises. If the Corporation chooses not to replace an

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item of GCEP Leased Personalty which has become lost or destroyed, the Department may, at its expense, replace such GCEP Leased Personalty; provided, however, that if insurance proceeds are available to the Corporation to pay the cost of replacing such GCEP Leased Personalty, the Department shall be entitled to use such insurance proceeds for such replacement. If neither the Corporation nor the Department chooses to repair such casualty, the Corporation agrees, subject to the approval of the Department, to remove the damaged Leased Personalty from the GCEP Leased Premises, pursuant to Sections 3.2 and 4.3(c) as required to protect public health and safety. Under no circumstances shall the Department become liable for the Corporation’s failure to initiate or implement such actions. Any net insurance proceeds collected in excess of replacement costs shall be shared by the Department and the Corporation as their interests may appear. In the event GCEP Leased Personalty is lost or completely destroyed and not replaced, Exhibit B to this GCEP Lease will be amended, if necessary, to reflect the change.
     Section 9.6 — No Duty to Repair or Rebuild by the Department. Nothing contained in this GCEP Lease shall impose on the Department any duty to repair or rebuild, in the event part or all of the GCEP Leased Premises or GCEP Leased Personalty are damaged as a result of any foreseen or unforeseen cause or event, whether such cause or event results from action by the Department or by the Corporation, or by any other person or entity, regardless of fault and whether insured against or not.
ARTICLE X
PRICE-ANDERSON INDEMNIFICATION
Section 10.1 — Price-Anderson Nuclear Hazards Indemnification by the Department
     (a) Authority. This clause is incorporated into this GCEP Lease pursuant to the authority contained in subsection 170d. of the Act.
     (b) Definitions. The definitions set out in the Act shall apply to this clause.
     (c) Financial protection. The Corporation shall obtain and maintain, at its expense, financial protection to cover public liability, as described in paragraph (d)(2) below in such amount and of such type as is commercially available at commercially reasonable rates, terms and conditions, provided that in the event NRC grants a license for a uranium enrichment facility not located on federally-owned property, the amount is no more than the amount required by the NRC for the other facility.

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     (d) Indemnification.
     (1) To the extent that the Corporation and other persons indemnified are not compensated by any financial protection required by paragraph (c), the Department will indemnify the Corporation and other persons indemnified up to the full amount authorized by Section 170 against (i) claims for public liability as described in subparagraph (d)(2) of this clause; and (ii) such legal costs of the Corporation and other persons indemnified as are approved by the Department.
     (2) The public liability referred to in subparagraph (d)(1) of this clause is public liability as defined in the Act which (i) arises out of or in connection with the activities under this GCEP Lease, including transportation; and (ii) arises out of or results from a nuclear incident or precautionary evacuation, as those terms are defined in the Act.
     (e) Waiver of Defenses.
     (1) In the event of a nuclear incident, as defined in the Act, arising out of nuclear waste activities, as defined in the Act, the Corporation, on behalf of itself and other persons indemnified, agrees to waive any issue or defense as to charitable or governmental immunity.
     (2) In the event of an extraordinary nuclear occurrence which:
     (i) arises out of, results from or occurs in the course of the construction, possession or operation of a production or utilization facility; or
     (ii) arises out of, results from, or occurs in the course of transportation of source material, by-product material, or special nuclear material to or from a production or utilization facility; or
     (iii) arises out of or results from the possession, operation, or use by the Corporation or a subcontractor of a device utilizing special nuclear material or by-product material, during the course of the GCEP Lease activity; or
     (iv) arises out of, results from, or occurs in the course of nuclear waste activities, the Corporation, on behalf of itself and other persons indemnified, agrees to waive:

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          (A) Any issue or defense as to the conduct of the claimant (including the conduct of persons through whom the claimant derives its cause of action) or the fault of persons indemnified, including, but not limited to:
1.	Negligence;

2.	Contributory negligence;

3.	Assumption of risk; or

4.	Unforeseen intervening causes, whether involving the conduct of a third person or an act of God;
          (B) Any issue or defense as to charitable or governmental immunity; and
          (C) Any issue or defense based on any statute of limitations, if suit is instituted within 3 years from the date on which the claimant first knew, or reasonably could have known, of his injury or damage and the cause thereof. The waiver of any such issue or defense shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action. The waiver shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified.
     (v) The term extraordinary nuclear occurrence means an event which the Department has determined to be an extraordinary nuclear occurrence as defined in the Act. A determination of whether or not there has been an extraordinary nuclear occurrence will be made in accordance with the procedures in 10 CFR Part 840.
     (vi) For the purposes of that determination, “offsite” as that term is used in 10 CFR Part 840 means away from “the contract location” which phrase means any Department facility, installation, or site at which activity under this GCEP Lease is being carried on, and any Corporation-owned or -controlled facility, installation, or site at which the Corporation is engaged in the performance of activity under this GCEP Lease.
     (3) The waivers set forth above:

App. 1-43

     (i) Shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action;
     (ii) Shall be judicially enforceable in accordance with their terms by the claimant against the person indemnified;
     (iii) Shall not preclude a defense based upon a failure to take reasonable steps to mitigate damages;
     (iv) Shall not apply to injury or damage to a claimant or to a claimant’s property which is intentionally sustained by the claimant or which results from a nuclear incident intentionally and wrongfully caused by the claimant;
     (v) Shall not apply to injury to a claimant who is employed at the site of and in connection with the activity where the nuclear incident or extraordinary nuclear occurrence takes place, if benefits therefore are either payable or required to be provided under any workmen’s compensation or occupation disease law;
     (vi) Shall not apply to any claim resulting from a nuclear incident occurring outside the United States;
     (vii) Shall be effective only with respect to those obligations set forth in this Section and in insurance policies, contracts or other proof of financial protection; and
     (viii) Shall not apply to, or prejudice the prosecution or defense of, any claim or portion of claim which is not within the protection afforded under (A) the limit of liability provisions under subsection 170e. of the Act, or (B) the terms of this agreement and the terms of insurance policies, contracts, or other proof of financial protection.
     (f) Notification and Litigation of Claims. The Corporation shall give immediate written notice to the Department of any known action or claim filed or made against the Corporation or other person indemnified for public liability as defined in paragraph (d)(2). Except as otherwise directed by the Department, the Corporation shall furnish promptly to the Department, copies of all pertinent papers received by the Corporation or filed with respect to such actions or claims. The Department shall have the right to, and may collaborate with, the Corporation and any other person indemnified

App. 1-44

in the settlement or defense of any action or claim and shall have the right to (1) require the prior approval of the Department for the payment of any claim that the Department may be required to indemnify hereunder; and (2) appear through the Attorney General on behalf of the Corporation or other person indemnified in any action brought upon any claim that the Department may be required to indemnify hereunder, take charge of such action, and settle or defend any such action. If the settlement or defense of any such action or claim is undertaken by the Department, the Corporation or other person indemnified shall furnish all reasonable assistance in effecting a settlement or asserting a defense.
     (g) Continuity of the Department’s Obligations. The obligations of the Department under this clause shall not be affected by any failure on the part of the Corporation to fulfill its obligation under this GCEP Lease and shall be unaffected by the death, disability, or termination of the existence of the Corporation, or by the completion, termination or expiration of this GCEP Lease.
     (h) Effect of other Clauses. The provisions of this clause shall not be limited in any way by, and shall be interpreted without reference to, any other clause of this GCEP Lease provided, however, that this clause shall be subject to any provisions that are later added to this GCEP Lease as required by applicable Federal law, including statutes, executive orders and regulations, to be included in Nuclear Hazards Indemnity Agreements.
     (i) Inclusion in Contracts. The Corporation shall insert this clause in any contract for the management, operation, design, repair, maintenance, or modification of the GCEP Leased Premises which may involve the risk of public liability, as that term is defined in the Act and further described in paragraph (d)(2) above. However, this clause shall not be included in contracts in which the person or entity under contract with the Corporation is subject to NRC financial protection requirements under Section 170b. of the Act or NRC agreements of indemnification under Sections 170c. or k. of the Act for the activities under the contract.
     (j) Relationship to General Indemnity. To the extent that the Corporation is compensated by any financial protection, or is indemnified pursuant to this clause, or is effectively relieved of public liability by an order or orders limiting same, pursuant to 170e of the Act, the provisions of Article V of this GCEP Lease with respect to indemnification of the Corporation shall not apply, but only to such extent.

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ARTICLE XI
REPRESENTATIVES
     Section 11.1 — Authorized Representatives
     (a) The Department appoints the Manager, Oak Ridge Office to be its representative (“Department Lease Administrator”) with authority to act on behalf of the Department in connection with matters related to this GCEP Lease other than modifications of this GCEP Lease pursuant to Article XIII hereof. The Department may designate a different Department Lease Administrator at any time upon written notice thereof to the Corporation.
     (b) The Corporation shall appoint a person as its representative (“Corporation Lease Representative”) with authority to act on behalf of the Corporation in connection with matters related to this GCEP Lease other than modifications of this GCEP Lease pursuant to Article XIII hereof. The Corporation may designate a different Corporation Lease Representative at any time upon written notice thereof to the Department.
ARTICLE XII
TERMINATION
     Section 12.1 — Termination for Convenience. The Corporation shall have the right to terminate this GCEP Lease in whole, but not in part, at its convenience, at any time during the GCEP Lease Term (including during any Renewal Period), upon at least three years’ notice to the Department, if in the Corporation’s business judgment, such termination is economically necessary.
     Section 12.2 — Termination by the Department. The Department may terminate this GCEP Lease at any time in accordance with the notice and procedures set forth in the following subsections:
          (a) Subject to Section 12.4, if the Corporation fails to substantially perform or comply with any of the terms and conditions of this GCEP Lease, and such failure continues and persists therein for ninety (90) days after notice thereof in writing by the Department (“Cure Notice”), provided if more than ninety (90) days is reasonably required to cure such failure, the Department may only terminate if the Corporation does not commence to cure such failure within such ninety (90) day period and thereafter, takes appropriate actions to complete such cure with due diligence.
          (b) In the event the Corporation is required under Article 3 of the June 17th Agreement to “return any property leased by USEC upon which the advanced

App. 1-46

technology project was being or was intended to be constructed” due to the Corporation’s failure to meet any of the advanced technology demonstration and deployment milestones set forth in the June17th Agreement, provided the Department has complied with the process relating to such determinations contained in Article 3 of the June 17th Agreement.
          (c) In the event the Corporation is determined to have constructively or formally abandoned the advanced enrichment technology deployment project in accordance with Article 3 of the June 17th Agreement.
          (d) Subject to Section 12.4, in the event the Corporation fails to operate the Commercial Plant at a level at or above an annual average of one million (1,000,000) SWU per year as measured over a rolling two-year performance period. The first two-year performance period shall commence on either the date the Corporation has installed and commenced operation of at least 3.5 million SWU annual capacity in the Commercial Plant, or the date four (4) years after the NRC issues a license for the Commercial Plant, whichever is earlier. In the event the Corporation fails during any two-year performance period to operate the Commercial Plant at a level at or above an annual average of one million (1,000,000) SWU per year, then upon receipt of notice of such failure from the Department (the “Production Shortfall Notice”) the Corporation shall have one-hundred and eighty (180) days from the receipt of the Department’s notice to cure such failure and return the operation of the Commercial Plant to a level at or above an annual average of one million (1,000,000) SWU per year(“Production Shortfall Cure Period”). If more than one-hundred and eighty (180) days is reasonably required to cure such failure, the Department may only terminate if the Corporation does not commence to cure such failure within such one-hundred and eighty day period and thereafter, take appropriate actions to complete such cure with due diligence. If in the one-year period immediately following the Production Shortfall Cure Period the Corporation fails to produce at a level at or above one million (1,000,000) SWU, then the Department may terminate this GCEP Lease upon ninety (90) days written notice. Commencing in the month following the date the Corporation has installed and commenced operation of at least 3.5 million SWU annual capacity in the Commercial Plant or the date four (4) years after the NRC issues a license for the Commercial Plant, whichever is earlier, the Corporation shall provide monthly to the Department a statement of the previous month’s production. The Corporation will have no more than two opportunities to cure a production shortfall in the first eight year lease period of the GCEP Lease Term commencing on the date four (4) years after the NRC issues a license for the Commercial Plant and no more than one opportunity to cure a production shortfall in any subsequent eight year lease period.

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     Section 12.3 — Actions upon Termination
     (a) Upon termination of this GCEP Lease by either the Corporation or the Department for any reason, the Corporation will commence to return the GCEP Leased Premises and GCEP Leased Personalty, if any, to the Department in accordance with ARTICLE IV of this GCEP Lease. Prior to returning the GCEP Leased Premises and GCEP Leased Personalty, if any, to the Department, the Corporation will comply with all other applicable GCEP Lease requirements, including Section 4.4 Turnover Requirements.
     (b) In the event this GCEP Lease is terminated by either the Corporation under Section 12.1, or by the Department in accordance with Section 12.2, all contractual rights are extinguished with respect to the Corporation to lease the GCEP Leased Premises under the GDP Lease, the GCEP Lease, or any other lease on the effective date of termination. In the event this GCEP Lease is terminated by either the Corporation under Section 12.1, or by the Department in accordance with Section 12.2, the Corporation further agrees that, to the extent permitted by law, such termination constitutes a waiver of any statutory rights it has or may have to further lease the GCEP Leased Premises under the GDP Lease, the GCEP Lease, or any other lease on the effective date of termination.
     Section 12.4 — Force Majeure
     (a) Except for defaults of the Corporation’s contractors at any tier, the Corporation shall not be in default because of any failure to perform its obligations under this GCEP Lease if the failure arises from causes beyond the control and without the fault or negligence of the Corporation. Examples of these causes include without limitation (1) acts of God or the public enemy, (2) acts of the Government in its sovereign capacity, (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes, (8) freight embargoes, (9) earthquakes, and (10) unusually severe weather. Additionally, for purposes of this Section 12.4 of this GCEP Lease only, another example of a cause under which the Corporation shall not be in default because of any failure to perform its obligations under this GCEP Lease if such failure arises from causes beyond the control and without the fault or negligence of the Corporation is that there has been a substantial and demonstrable increase, as reflected in official U.S. imports statistics, in U.S. imports for consumption of Russian enriched uranium, other than the material currently committed to come into the U.S. under the existing contract, dated January 14, 1994, between the Corporation and OAO Techsnabexport to implement the Agreement between the United States and the Russian Federation Concerning the Disposition of Highly Enriched Uranium Extracted from Nuclear Weapons (“HEU Agreement”) and the Corporation demonstrates such increase in U.S. imports for consumption has had a substantial adverse material impact on the domestic

App. 1-48

uranium enrichment industry. In each instance, the Corporation’s failure to perform must arise from causes and be beyond the control and without the fault or negligence of the Corporation. The term “default” as used in this Section includes the failure to make progress so as to endanger completion of performance of the Corporation’s obligations under this GCEP Lease.
     (b) If the failure to perform is caused by the failure of a contractor at any tier to perform or make progress, and if the cause of the failure was beyond the control of both the Corporation and the contractor, and without the fault or negligence of either, the Corporation shall not be deemed to be in default, unless (1) the contracted supplies or services were obtainable from other sources; and (2) the Corporation failed to purchase these supplies or services from the other sources.
     (c) In order to invoke this Section 12.4, the Corporation must request a determination by the Department on whether any failure to perform results from one or more of the causes in the first paragraph above. Upon the request of the Corporation and within sixty (60) days of the Corporation’s submission of its position, the Department will ascertain the facts and circumstances of the failure of performance upon an assertion of a circumstance triggering this clause. If the Department determines that any failure to perform results from one or more of the causes in the first paragraph above, the schedule for performance of the affected commitments shall be extended for the period of the excused delay. The Corporation may appeal this determination within thirty (30) days to the Secretary of Energy (or designee), who’s determination will be considered the final agency action under this Agreement. The Corporation retains all remedies available to it under the Administrative Procedure Act to challenge the decision of the Secretary (or designee). Nothing in this Section is intended to provide the Corporation with more than one opportunity per incident to request a determination that a failure to perform results from one of the causes listed in this Section or the June 17th Agreement.
ARTICLE XIII
MODIFICATIONS
     Section 13.1 — GCEP Lease Amendments. Changes, amendments, or modifications made pursuant to Section 3.3, Section 3.6, Section 3.7, Section 6.1, Section 9.3, Section 9.4, Section 9.5, Section 11.1, Section 12.1, Section 14.2, Section 14.3, Section 15.2, Section 15.9, and Exhibits A —N shall be valid or binding if approved in writing by the Parties’ representatives designated in Section 11.1. No other changes, amendments or modifications of this GCEP Lease shall be valid or binding unless such change, amendment or modification is described in writing and is duly

App. 1-49

executed and consented to by the Secretary and by the Board of Directors of the Corporation, or by any person authorized by them to provide such consent.
ARTICLE XIV
ASSIGNMENTS AND SUBLEASES
     Section 14.1 — No Assignment; Substitution of Department. The Department shall not have the right to assign this GCEP Lease and any such assignment shall be void. The Department may be substituted under this GCEP Lease only by a successor agency or department or instrumentality of the United States which assumes all of the duties and obligations of the Department under this GCEP Lease.
     Section 14.2 — No Assignment; Substitution of Corporation.
     (a) The Corporation shall not have the right to assign this GCEP Lease and any such assignment shall be void except as permitted under this Article XIV.
     (b) If the Corporation wishes the Department to recognize a Successor in Interest to this GCEP Lease, the Corporation must submit a written request to the Department Lease Administrator. The Corporation shall submit all information necessary for the Department to evaluate the proposed agreement for recognizing a Successor in Interest. The information should include, as applicable, as the documents become available:
          (1) The document describing the proposed transaction, e.g., purchase/sale agreement or memorandum of understanding;
          (2) A list of all affected leases, contracts, and work authorizations between the Corporation and the Department, as of the date of sale or transfer of assets, showing for each, as of that date the:
(i)	Lease, contract, and work authorization number and type;

(ii)	Name and address of the Department’s representative for each lease, contract, and work authorization;

(iii)	Total dollar value, as amended; and

(iv)	Approximate remaining unpaid balance
          (3) Evidence of the Successor in Interest’s ability to perform;

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          (4) A certified copy of each resolution of the corporate parties’ boards of directors or other document authorizing the transfer of assets;
          (5) A certified copy of the minutes of each corporate party’s stockholder meeting if necessary to approve the transfer of assets;
          (6) An authenticated copy of the Successor in Interest’s certificate and articles of incorporation, if a corporation was formed for the purpose of receiving the assets involved in performing the GCEP Lease;
          (7) The opinion of legal counsel for the Corporation and the Successor in Interest stating that the transfer was properly effected under applicable Laws and Regulations and the effective date of the transfer;
          (8) Balance sheets of the Corporation and the Successor in Interest as of the date immediately before and after the transfer of assets, audited by independent accountants;
          (9) Evidence that any Facility Clearance, security clearance, and Foreign Ownership, Control, or Influence (FOCI) requirements have been met;
          (10) The consent of all sureties if such a method of financial assurance is provided under 4.3(g) of this GCEP Lease; and
          (11) Any other information reasonably requested by the Department Lease Administrator.
     (c) Upon the Department’s consent, which shall not be unreasonably withheld, the Corporation may be substituted under this GCEP Lease by a Successor in Interest, provided a novation agreement between the Department and the Corporation and the Successor in Interest is properly executed. The novation agreement shall include, as a minimum, the following requirements:
(1)	The Successor in Interest holds an appropriate Facility Clearance and a favorable Foreign Ownership, Control, or Influence Determination;

(2)	The Successor in Interest assumes all the Corporation’s obligations under the GCEP Lease;

App. 1-51

(3)	The Corporation waives all rights under the GCEP Lease against the Government;

(4)	The Corporation guarantees performance of the GCEP Lease by the Successor in Interest; and

(5)	Nothing in the novation agreement shall relieve the Corporation or Successor in Interest from compliance with any Laws and Regulations.
     (d) If the Department’s interests are adequately protected with an alternative formulation of the information, the Department Lease Administrator may modify the documents or information to be submitted under this Section 14.2.
     (e) The Corporation may assign the GCEP Lease to any person or entity, whether affiliated with the Corporation or otherwise, if the Corporation receives the consent of the Department to such assignment.
     Section 14.3 — Subleases
     (a) The Corporation may sublease any part or all of the GCEP Leased Premises or the GCEP Leased Personalty to any person or entity, whether affiliated with the Corporation or otherwise, if the Corporation receives the consent of the Department to such a sublease. The Department shall not unreasonably withhold its consent to any such sublease, but such consent may be subject to reasonable conditions, including those set forth in Section 14.3(c).
     (b) The Corporation shall have the right to operate the GCEP Leased Premises of the GCEP under this GCEP Lease or to engage an operator for such GCEP Leased Premises. No contract for the operation of such GCEP Leased Premises shall be deemed a sublease, except that any such contract shall be subject to, and consistent with, all terms, conditions, covenants, provisions, and agreements contained in this GCEP Lease.
     (c) With respect to any sublease entered into between the Corporation and USEC Inc., the Corporation represents to the Department that:
     (1) The Sublease between the Corporation and USEC Inc. shall require assumption of and shall be subject to, and consistent with, all terms, conditions, covenants, provisions, and agreements contained in this GCEP Lease.

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     (2) The Corporation expressly agrees that any such Sublease will impose no new obligations, liabilities, and costs on the Department.
     (3) The Corporation acknowledges that the making of any assignment, transfer, or subletting, in whole, or in part, other than to USEC Inc. for Lead Cascade activities and construction and operation of the Commercial Plant requires the Department’s express consent.
     (4) The Sublease between the Corporation and USEC Inc. shall not operate to relieve the Corporation from its obligations under this GCEP Lease, and notwithstanding any such assignment, transfer, or subletting, the Corporation shall be liable for the payment of all Rent and other charges and for the due performance of all the covenants, agreements, terms and provisions of this GCEP Lease.
     (5) The Corporation guarantees performance of the GCEP Lease by the Sublessee.
     (d) Based upon these representations, consent to sublease the GCEP Leased Premises and GCEP Leased Personalty, or any portion thereof, to USEC Inc. for the purpose of conducting Lead Cascade activities and constructing and operating a Commercial Plant is hereby granted to the Corporation. Failure to comply with Section 14.3(c) voids the Department’s consent to the sublease and in such an event, the Corporation agrees to terminate any sublease between the Corporation and USEC Inc. Possession of specific areas or portions of areas within the GCEP Leased Premises by the Corporation may be turned over to USEC Inc. upon the completion of GCEP Clean-up Activities within the area or portion of the area and written notification to the Department of the turnover of the areas or portions of areas to USEC Inc.
ARTICLE XV
MISCELLANEOUS
     Section 15.1 — Entire GCEP Lease . This GCEP Lease contains the entire understanding of the Department and the Corporation with respect to its subject matter. This GCEP Lease reflects all agreements and commitments made prior to the date hereof with respect to this GCEP Lease by the Department and the Corporation, and is intended to be consistent with Exhibit C, the June 17th Agreement. There are no other oral or written understandings, terms or conditions and neither the Department nor the Corporation has relied upon any representation or statement, expressed or implied, which is not contained in this GCEP Lease.

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     Section 15.2 — Notices. In order to be effective, any notice, demand, offer, response, request or other communication made with respect to this GCEP Lease by either the Department or the Corporation must be in writing and signed by the one initiating the communication and must be hand-delivered or sent by registered letter, telefax or by a recognized overnight delivery service that requires evidence of receipt at the addresses for such communication given below:

For the Department:	Mr. Larry Clark, Assistant Manager for Nuclear Fuel Supply Department of Energy Oak Ridge Office P.O. Box 2001 Oak Ridge, TN 37831 Fax: (865) 241-4439

For the Corporation:	Mr. Vic Lopiano, Vice-President American Centrifuge USEC Inc. 6903 Rockledge Drive Bethesda, MD 20817 FAX: (301) 564-3205
The Department and the Corporation have the right to change the place to which communications are sent or delivered by similar notice sent or delivered. The effective date of any communication shall be the date of the receipt of such communication by the addressee.
     Section 15.3 — Severability. The invalidity of one or more phrases, sentences, clauses, subsections, sections or articles contained in this GCEP Lease shall not affect the validity of the remaining portions of this GCEP Lease so long as the material purposes of this GCEP Lease can be determined and effectuated. If such invalidity alters the fundamental allocation of risks or benefits or the rights and obligations of the Department or the Corporation contemplated in this GCEP Lease, the Department and the Corporation will use their best efforts to negotiate in good faith to restructure this GCEP Lease to reflect its original purposes.
     Section 15.4 — No Waiver. The failure of either the Department or the Corporation to rely upon any of the provisions of this GCEP Lease or to require compliance with any of its terms at any time shall in no way affect the validity of this GCEP Lease or any part thereof, and shall not be deemed a waiver of the right of the Department or the Corporation, as the case may be, to rely upon or require strict compliance with any and each such provision at a different time.

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     Section 15.5 — Applicable Law. This GCEP Lease will be governed and construed in accordance with the federal laws of the United States of America.
     Section 15.6 — Binding Nature of GCEP Lease. This GCEP Lease will be binding upon the Department and the Corporation and their respective successors.
     Section 15.7 — GCEP Lease Not Joint Venture. Nothing contained in this GCEP Lease will be construed as creating or establishing a joint venture or partnership between the Department and the Corporation.
     Section 15.8 — Further Assistance. The Department and the Corporation will provide such information, execute and deliver any agreements, instruments and documents, coordinate with one another with respect to shared site issues, plant changes, and control of work activities, and take such other actions as may be reasonably necessary or required, which are not inconsistent with the provisions in this GCEP Lease and which do not involve the assumption of obligations or expenditure of funds, other than those expressly provided for in this GCEP Lease, in order to give full effect to this GCEP Lease and to carry out its intent and the intent of the Privatization Act, including actions reasonably necessary to facilitate the Department’s Decontamination and Decommissioning and Demolition of the PORTS when the PORTS is returned to the Department’s control.
     Section 15.9 — Property Records and Other Information. As set forth in Section 3.2, the Department leases to the Corporation certain items of personal property which are related to activities conducted by the Corporation under this GCEP Lease and are described in the GCEP Leased Personalty listing attached as Exhibit B to this GCEP Lease. Exhibit B represents the GCEP Leased Personalty listing as of the GCEP Lease Execution Date. The inventory data shall include basic information as follows where available:
(a)	Lease number

(b)	Asset type

(c)	Description of item such as name, serial number, and other identifying information

(d)	Property control number, i.e., barcode number

(e)	Unit acquisition cost and unit of measure (estimate if actual is not available)

(f)	Acquisition document reference and date (optional)

(g)	Manufacturer’s name, model and serial number

(h)	Quantity received or fabricated

(i)	Location (site, building or area number)

(j)	Custodial name and organization code or Corporation custodian

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for the property (can be single point of contact)
(k)	Use status (active, storage, excess, etc.)

(l)	High risk designation (See, 41 CFR 109-1.53, “Management of High Risk Personal Property”)

(m)	Disposition document
Subject to other provisions of this GCEP Lease, additional items of personal property owned by the Department may be added to Exhibit B of this GCEP Lease throughout the GCEP Lease Term by the Corporation with the consent of the Department. Inventories shall be conducted annually and an inventory summary sheet, “FY___ Physical Inventories Performed” shall be submitted by November 1 each year listing all GCEP Leased Personalty. A list identifying any changes will be attached. Electronic data lists are acceptable in a mutually agreed upon electronic format. Information for the Facilities Information Management System (FIMS), the Department’s real property information database will be established by the Corporation as a baseline inventory record and updated as needed with reporting submitted as required by the Department. Such inventory updates will be mutually agreed to by the Department and the Corporation. The updated listings will become attachments to this GCEP Lease and serve as a record of changes in the GCEP Leased Personalty.
     Section 15.10 — Survival. Notwithstanding any termination, expiration, revocation, or relinquishment of this GCEP Lease, whether pursuant to the terms hereof or otherwise by operation of law, Section 3.3, Section 3.4, Section 3.5, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Article V, Section 8.1, Section 9.3, Section 10.1, ,Section 12.3, Section 12.4, Section 15.12, Section 15.13, Section 15.15, Section 15.21, Section 15.22, and Section 15.23, as well as those portions of any memorandum of agreement between the Department and the Corporation which are related thereto, or by their terms are intended to continue, shall survive any such termination, expiration, revocation, or relinquishment of this GCEP Lease.
     Section 15.11 — No Rights in Others. This GCEP Lease is not intended to create any right or benefit, substantive or procedural, enforceable by a third party against the United States, its agencies or instrumentalities (including the Department), officers or employees of the United States Government, or any other person.
     Section 15.12 — Department’s Payment Obligations. Any obligations of the Department to make payments or commit resources under this GCEP Lease are subject to the availability of sufficient appropriated funds being made available for such purpose, based upon the Department’s normal practices in fiscal administration and execution of appropriate budgets, whether specifically herein stated or not.

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     Section 15.13 — Corporation’s Payment Obligation. Unless otherwise expressly agreed to by the Department, all activities attributable to and related to the GCEP Lease Premises and GCEP Leased Personalty, including, but not limited to, maintenance costs, associated infrastructure costs, costs associated with security and the removal of any Department-owned equipment or personal property, and costs associated with implementation of International Atomic Energy Agency (“IAEA”) safeguards under the U.S.-IAEA Safeguards Agreement and the Additional Protocol thereto, which includes the reporting of nuclear material inventories and declarations of Corporation activities, and related IAEA inspection and complementary access visits that are required under the U.S.-IAEA Safeguards Agreement and its Additional Protocol, respectively, will be funded by the Corporation and not subject to reimbursement by the Department under the Services Agreement or other contractual vehicle.
     Section 15.14 — Environment. The Corporation shall not unlawfully pollute the air, ground, or water or create a public nuisance. The Corporation shall use all reasonable means available to protect the environment and natural resources from damage arising from this GCEP Lease or activities incident to it and, where damage nonetheless occurs, the Corporation shall be liable to restore the damaged resources. The Corporation shall, at no cost to the Department, promptly comply with present and future Laws and Regulations, ordinances, regulations, or instructions controlling the quality of the environment. This shall not affect the Corporation’s right to contest their validity or enjoin their applicability. The Corporation shall not be responsible for pollution caused by others, unless it results from activities performed on behalf of the Corporation. If the Corporation discovers contamination not previously identified on the GCEP Leased Premises, the Corporation shall immediately cease activities in the area of contamination, notify the Department’s Authorized Representative, and take preventative and mitigative actions, in accordance with applicable Laws and Regulations.
     Section 15.15 — Disputes (July 2002)
     (a) This GCEP Lease is subject to the Contract Disputes Act of 1978, as amended (41 U.S.C. 601-613)(CDA).
     (b) Except as provided in the CDA, all disputes arising under or relating to this GCEP Lease shall be resolved under this section.
     (c) “Claim,” as used in this clause, means a written demand or written assertion by one of the leasing Parties seeking, as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of GCEP Lease terms, or other relief

App. 1-57

arising under or relating to this GCEP Lease. However, a written demand or written assertion by the Corporation seeking the payment of money exceeding $100,000 is not a claim under the CDA until certified. A voucher, invoice, or other routine request for payment that is not in dispute when submitted is not a claim under the CDA. The submission may be converted to a claim under the CDA, by complying with the submission and certification requirements of this clause, if it is disputed either as to liability or amount or is not acted upon in a reasonable time.
     (d)(1) A claim by the Corporation shall be made in writing and, unless otherwise stated in this GCEP Lease, submitted within 6 years after accrual of the claim to the Department Lease Administrator for a written decision. A claim by the Department against the Corporation shall be subject to a written decision by the Department Lease Administrator.
          (2)(i) The Corporation shall provide the certification specified in paragraph (d)(2)(iii) of this section when submitting any claim exceeding $100,000.
               (ii) The certification requirement does not apply to issues in controversy that have not been submitted as all or part of a claim.
               (iii) The certification shall state as follows: “I certify that the claim is made in good faith; that the supporting data are accurate and complete to the best of my knowledge and belief; that the amount requested accurately reflects the GCEP Lease adjustment for which the Corporation believes the Department is liable; and that I am duly authorized to certify the claim on behalf of the Corporation.”
          (3) The certification may be executed by any person duly authorized to bind the Corporation with respect to the claim.
     (e) For Corporation claims of $100,000 or less, the Department Lease Administrator must, if requested in writing by the Corporation, render a decision within 60 days of the request. For Corporation-certified claims over $100,000, the Department Lease Administrator must, within 60 days, decide the claim or notify the Corporation of the date by which the decision will be made.
     (f) The Department Lease Administrator’s decision shall be final unless the Corporation appeals or files a suit as provided in the CDA.
     (g) If the claim by the Corporation is submitted to the Department Lease Administrator or a claim by the Department is presented to the Corporation, the parties, by mutual consent, may agree to use alternative dispute resolution (ADR). If the Corporation refuses an offer for ADR, the Corporation shall inform the, Department

App. 1-58

Lease Administrator in writing, of the Corporation’s specific reasons for rejecting the offer.
     (h) The Department shall pay interest on the amount found due and unpaid from (1) the date that the Department Lease Administrator receives the claim (certified, if required); or (2) the date that payment otherwise would be due, if that date is later, until the date of payment. With regard to claims having defective certifications, as defined in FAR 33.201, interest shall be paid from the date that the Department Lease Administrator initially receives the claim. Simple interest on claims shall be paid at the rate, fixed by the Secretary of the Treasury as provided in the CDA, which is applicable to the period during which the Department Lease Administrator receives the claim and then at the rate applicable for each 6-month period as fixed by the Treasury Secretary during the pendency of the claim.
     (i) The Corporation shall proceed diligently with performance of this GCEP Lease, pending final resolution of any request for relief, claim, appeal, or action arising under or relating to the GCEP Lease, and comply with any decision of the Department Lease Administrator.
     Section 15.16 — Transfer of Title to the Corporation. The Parties acknowledge that at some future time, it may be in the best interests of both Parties for the Department to transfer title to any or all of the GCEP Leased Premises to the Corporation on terms that are consistent with the Department’s reasonable responsibilities, programmatic activities, and plans. Any such transfer shall be subject to negotiation of terms that are mutually agreed upon by the Parties.
     Section 15.17- Conditions of Privileges Granted by the Department. The exercise of the privileges granted shall be without cost or expense to the Department; shall be subject to the legal right of the Department to construct, use, and maintain facilities on the non-leased portions of the PORTS Site; shall be subject to other existing out grants of the Department on the GCEP Leased Premises; and shall be without liability to the Department for failure to supervise or inspect activities or facilities of the Department. The Department shall make reasonable efforts to provide adequate advance written notice to the Corporation of its activities to be granted to third parties consistent with Exhibit L, the Shared Site Agreement.
     Section 15.18 — Hazardous and/or Radiological Material of Environmental Concern. In addition to the reporting requirements in Section 4.3(e), the Corporation shall annually provide the following reports on Material of Environmental Concern utilized, manufactured, shipped, stored, or received by the Corporation to the Department: Annual Hazardous Chemical Inventory Report; Annual Toxic Release

App. 1-59

Inventory Report; and a Low-Level Radioactive Waste Generator Report. The Corporation shall further provide the Department annually with a report of the quantities managed, utilized, manufactured, shipped, stored, received by the Corporation, or introduced by the Corporation into the GCEP Leased Premises for the following Material of Environmental Concern: polychlorinated biphenyls, transuranics, chromates, trichloroethylene, asbestos, pentachlorophenol, beryllium, and, at the request of the Department, any other Material of Environmental Concern that is not reported under Section 4.3(e) or this Section 15.8.
     Section 15.19 — Cultural Items.
          (a) The Corporation shall not remove or disturb, or cause or permit to be removed or disturbed, any historical, archaeological, architectural, or other cultural artifacts, relics, vestiges, remains, or objects of antiquity. In the event such items are discovered on the GCEP Leased Premises, the Corporation shall immediately notify the Department Lease Administrator and protect the site and the material from further disturbance until the Department gives clearance to proceed.
          (b) Federal agencies have an obligation under Section 106 of the National Historic Preservation Act to review all planned undertakings for impacts to historic properties that are eligible for listing on the National Register of Historic Places and under Section 110 of the National Historic Preservation Act to identify historic properties owned or under the control of the Department. To assure that the Department is afforded the opportunity to fulfill any obligation it may have for leased historic or potentially historic properties, the Corporation will notify the Department of any activities which have the potential to cause effects on historic properties. All such notification shall include a project summary, including details of the proposed undertaking and property affected, a proposed recommendation, and any other information the Department deems necessary to evaluate the undertaking and support Section 106 consultation.
          (c) The Corporation further agrees to identify any historic properties and sites and assess any impacts associated with the construction and operation of the Commercial Plant and it shall include the determination and assessment in its Environmental Report submitted to the NRC to support the preparation of the NRC Environmental Impact Statement (EIS).
     Section 15.20 — Laws, Ordinances, Regulations. The Corporation shall comply with all applicable Law and Regulations and ordinances of the Federal Government, State, county, and municipality wherein the GCEP Leased Premises are located.

App. 1-60

     Section 15.21 — Security
     (a) Responsibility. It is the Corporation’s duty to safeguard all classified information, special nuclear material, and other Department property. The Corporation shall, in accordance with all applicable security regulations and requirements, be responsible for safeguarding all classified information and protecting against sabotage, espionage, loss or theft of the classified documents and material in the Corporation’s possession or in the possession of the Corporation’s contractors, vendors, or partners, in connection with performance of work under this GCEP Lease. Except as otherwise agreed to by the Department, or under the Access Permit No. 99-01 (issued pursuant to 10 C.F.R. Part 725), the Corporation shall, upon termination, expiration, revocation, or relinquishment of this GCEP Lease for any reason, transmit to the Department any classified matter in the possession of the Corporation, its contractors, vendors, or partners, or any person under the Corporation’s control in connection with performance of this GCEP Lease. If retention by the Corporation of any classified matter is required after the termination, expiration, revocation, or relinquishment of this GCEP Lease for any reason, the Corporation shall identify the items and types or categories of matter proposed for retention, the reasons for the retention of the matter and the proposed period of retention. If the retention is approved by the Department Lease Administrator, the Corporation agrees to comply with applicable orders and regulations of the Department. Special nuclear material shall not be retained after the termination, expiration, revocation, or relinquishment of this GCEP Lease for any reason, except as otherwise permitted by law. Nothing in this GCEP Lease shall affect the Corporation’s obligations related to or ability to possess classified information or special nuclear material at other locations under applicable regulation.
     (b) The Access Permit. The Corporation agrees to comply with Access Permit No. 99-01, or any subsequently issued Access Permit, issued pursuant to 10 C.F.R. Part 725.
     (c) Definition of Classified Information. The term “classified information” means Restricted Data, Formerly Restricted Data, or National Security Information.
     (d) Definition of Restricted Data. The term “Restricted Data” means all data concerning (1) design, manufacture, or utilization of atomic weapons; (2) the production of special nuclear material; or (3) the use of special nuclear material in the production of energy, but shall not include data declassified or removed from the Restricted Data category pursuant to Section 142 of the Atomic Energy Act of 1954, as amended.

App. 1-61

     (e) Definition of Formerly Restricted Data. The term “Formerly Restricted Data” means all data removed from the Restricted Data category under Section 142d. of the Atomic Energy Act of 1954, as amended.
     (f) Definition of National Security Information. The term “National Security Information” means any information or material, regardless of its physical form or characteristics, that is owned by, produced for or by, or is under the control of the United States Government, that has been determined pursuant to Executive Order 12958 or prior Orders to require protection against unauthorized disclosure, and which is so designated.
     (g) Definition of Special Nuclear Material (SNM). SNM means: (1) plutonium, uranium enriched in the isotope 233 or in the isotope 235, and any other material which pursuant to the provisions of Section 51 of the Atomic Energy Act of 1954, as amended, has been determined to be SNM, but does not include source material; or (2) any material artificially enriched by any of the foregoing, but does not include source material.
     (h) Security Clearance of Personnel. The Corporation shall not permit any individual to have access to any classified information, except in accordance with the Atomic Energy Act of 1954, as amended, Executive Order 12968, and all applicable regulations or requirements applicable to the particular level and category of classified information to which access is required. During the period that the Department is responsible for the access authorization program with respect to the GCEP Leased Premises, the Corporation shall provide to the Department any requested information related to the access authorization process, including information regarding personnel refresher training.
     (i) Criminal Liability. It is understood that disclosure of any classified information obtained or possessed under this Lease to any person not entitled to receive it, or failure to safeguard any classified information that may come to the Corporation or any person under the Corporation’s control under this GCEP Lease, may subject the Corporation, its agents, employees, or subcontractors to criminal liability under the laws of the United States. (See the Atomic Energy Act of 1954, as amended, 42 U.S.C. § 2011 et seq.; 18 U.S.C. §§ 793 and 794; and E.O.12958 and E.O. 12968).
     (j) Contracts and Purchase Orders. Except as otherwise authorized in writing by the Department Lease Administrator, the Corporation shall insert provisions similar to the foregoing in all contracts and purchase orders for work performed at the GCEP Leased Premises.

App. 1-62

     (k) Sale/Release/Barter/Transfer of Classified/Sensitive Equipment. Except as otherwise authorized in writing by the Department or as provided for in applicable regulations, the Corporation shall not sell, barter, transfer, or release any classified and/or sensitive material, information, or equipment.
     Section 15.22 — Classification. In the performance of work under this GCEP Lease, the Corporation shall comply with all applicable regulations involving the classification and declassification of information, documents, or material. In this Section, “information” means facts, data, or knowledge itself; “document” means the physical medium on or in which information is recorded; and “material” means a product or substance which contains or reveals information, regardless of its physical form or characteristics. Classified information is “Restricted Data” and “Formerly Restricted Data” (classified under the Atomic Energy Act of 1954, as amended) and “National Security Information” (classified under Executive Order 12958 or prior Executive Orders). The original decision to classify or declassify information is considered an inherently governmental function. For this reason, only Government personnel may serve as original classifiers, i.e., Federal Government Original Classifiers. Other personnel (Government or the Corporation) may serve as derivative classifiers which involves making classification decisions based upon classification guidance which reflect decisions made by Federal Government Original Classifiers.
     The Corporation shall ensure that any document or material that may contain classified information is reviewed by a duly designated Derivative Classifier in accordance with applicable Laws and Regulations. In addition, the Corporation shall insure that documents or material relating to a classified subject area which are intended for widespread dissemination or public release are reviewed by a Classification Officer in accordance with applicable regulations. For information which is not addressed in classification guidance, but whose sensitivity appears to warrant classification, the Corporation and its contractor shall ensure that such information is reviewed in accordance with applicable Laws and Regulations.
     In addition, the Corporation shall ensure that existing classified documents (containing either Restricted Data or Formerly Restricted Data or National Security Information) which are in its possession or under its control at the GCEP Leased Premises are periodically reviewed as required by applicable regulations by a Derivative Declassifier(s) appointed in accordance with applicable regulations.
     The Corporation shall insert this clause in any contract which involves or may involve access to classified information under this GCEP Lease.

App. 1-63

     Section 15.23 — Unclassified Controlled Nuclear Information/Export Controlled Information/Official Use Only
          (a) Documents, information and/or equipment originated by the Corporation or furnished by the Government to the Corporation in connection with this GCEP Lease may contain “Unclassified Controlled Nuclear Information” and/or “Export Controlled Information” as determined pursuant to Section 148 of the Atomic Energy Act of 1954, as amended, and U.S. Laws and Regulations. The Corporation shall be responsible for the identification and protection of such documents, information, and/or equipment from unauthorized dissemination in accordance with applicable regulations, requirements, and instructions.
          (b) Documents, information and/or equipment originated by the Corporation or furnished by the Government to the Corporation in connection with this GCEP Lease may contain knowledge that is “Official Use Only” as determinable by derivative classifiers and classification guides shall be identified and protected as required by applicable regulations.
     Section 15.24 — Regulatory Oversight of Sections 15.21, 15.22, and 15.23. Oversight and enforcement of Sections 15.21, 15.22 and 15.23 shall be conducted in accordance with Section 6.3 of this GCEP Lease. Nothing in this GCEP Lease shall be construed as modifying, conferring or limiting the regulatory authority or responsibilities of the Department or the NRC.
     Section 15.25 — Environmental Impact Statement. Pursuant to Section 3107 of the Privatization Act, the execution of this modification to the GDP Lease is not considered to be a major Federal action significantly affecting the quality of the human environment for purposes of Section 102 of the National Environmental Policy Act of 1969 (42 U.S.C. § 4332). However, pursuant to 42 U.S.C. § 2243(a), the issuance of a license to construct and operate an enrichment facility by the NRC is considered a major Federal action significantly affecting the quality of the human environment for purposes of Section 102 of the National Environmental Policy Act of 1969 (42 U.S.C. § 4332). No construction or operations may take place in the GCEP Leased Premises except as permitted under applicable NRC regulations and an Environmental Impact Statement Record of Decision. Prior to performing any work in the GCEP Leased Premises, the Corporation shall be responsible for performing a wetlands/floodplains assessment survey and shall include the determination and assessment in its Environmental Report submitted to the NRC to support the preparation of the NRC EIS.
     Section 15.26 — Notice of Hazardous Substances. In accordance with 40 C.F.R. § 373.3, Exhibit G provides notice of hazardous substances stored for one year or more, known to have been released, or disposed of. The information contained in

App. 1-64

Exhibit G is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (“CERCLA” or “Superfund”), 42 U.S.C. § 9620(h).
     Section 15.27 — Continuation After Termination of the GDP Lease. In the event that the GDP Lease, to which this GCEP Lease is appended as Appendix 1, terminates, expires or is modified by the parties, the Department and the Corporation agree that this GCEP Lease shall remain in force and the Department and the Corporation’s obligations under this GCEP Lease shall continue and be unaffected by such termination, expiration or modification.
     IN WITNESS WHEREOF, the above terms and conditions are acknowledged and agreed upon as indicated by the signatures of the duly authorized representatives affixed below. This GCEP Lease shall be effective upon execution by the Department as of the day and year first above written.

UNITED STATES DEPARTMENT OF ENERGY
BY:	/s/ Samuel W. Bodman
TITLE: Secretary of Energy
DATE: 12/7/06

AND

UNITED STATES ENRICHMENT CORPORATION

BY:	/s/ John K. Welch
TITLE: President & CEO
DATE: 12/1/06

App. 1-65

EXHIBIT A
GCEP LEASED PREMISES
Revision 0

GCEP
		TARGETED	LEASE
		LEASE	EFFECTIVE
FACILITY	DESCRIPTION	DATE*	DATE
X-220E1	Evacuation Public Address System	01/07
X-220E3	Power Public Address Systems	01/07
X-220R	Public Warning Siren System	01/07
X-745G-2	Cylinder Storage Yard	01/07
X-745H	Cylinder Storage Yard	01/07
X-2220N	Security Access Control and Alarm System	01/07
X-2230J	Liquid Effluent System	01/07
X-2232C (New)	Interconnecting Process Piping Area	01/07
X-3000**	Office Building	12/06
X-3000T1	IAEA Trailer	05/05	GCEP LEASE EXECUTION
X-3001	Process Building	04/04	GCEP LEASE EXECUTION
X-3002 ***	Process Building (South Half)	09/06
	Process Building (North Half)	03/07
X-3012	Process Support Building	05/04	GCEP LEASE EXECUTION
X-3346	Feed and Customer Services Building	01/07
X-3346A (New)	Feed and Product Shipping and Receiving Building Area	01/07
X-3356 (New)	Product and Tails Withdrawal Building Area	01/07
X-6000	GCEP Cooling Tower Water Pump House	01/07
X-6001	Cooling Tower	01/07
X-6001A	Valve House	01/07
X-6002	Boiler System	03/07
X-6002A	Oil Storage Facility	03/07
X-7721	Maintenance, Stores and Training Building	01/07
X-7725	Container Wash, Container Dry, Rotor Balance, 4th Floor Control Room	01/05	GCEP LEASE EXECUTION
X-7725	Buffer Storage and 5th Floor	11/04	GCEP LEASE EXECUTION
X-7725	Part of 4th Floor	01/05	GCEP LEASE EXECUTION

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PORTSMOUTH FACILITIES, SYSTEMS, AND AREAS (INCLUDING COMMON AREAS) LEASED TO
THE CORPORATION

GCEP
		TARGETED	LEASE
		LEASE	EFFECTIVE
FACILITY	DESCRIPTION	DATE*	DATE
X-7725	Portions of 2nd, 3rd, 4th Floors	01/05	GCEP LEASE EXECUTION
X-7725	Recycle/Assembly Facility 2nd Floor Office Areas	10/05	GCEP LEASE EXECUTION
X-7725	Recycle/Assembly Facility 3rd Floor Office Areas and Fourth Floor Mechanical Room	02/06	GCEP LEASE EXECUTION
X-7725****	Recycle/Assembly Facility 1st, 2nd, 3rd, 4th, 5th Floors (Remainder of Facility)	7/07
X-7725A	Waste Accountability Facility	12/06
X-7725C (New)	Chemical Storage Building Area	01/07
X-7726	Centrifuge Training and Test Facility (First Floor)	06/04	GCEP LEASE EXECUTION
X-7726	Centrifuge Training and Test Facility 2nd Floor Office Areas	01/05	GCEP LEASE EXECUTION
X-7726	Centrifuge Training and Test Facility 3rd Floor Office Areas	12/04	GCEP LEASE EXECUTION
X-7726	Centrifuge Training and Test Facility (Remainder of Facility, except for gas test stand area)	07/05	GCEP LEASE EXECUTION
X-7726	Centrifuge Training and Test Facility Gas Test Stand Area	07/07
X-7727H	Interplant Transfer Corridor	04/04	GCEP LEASE EXECUTION
X-7745R	Recycle/Assembly Storage Yard	01/07
X-7745S	Area South of X-3001/X-3002	01/07
X-7746E (New)	Cylinder Storage Yard Area	01/07
X-7746N (New)	Cylinder Storage Yard Area	01/07
X-7746W (New)	Cylinder Storage Yard Area	01/07
X-7746S (New)	Cylinder Storage Yard Area	01/07
XT-860A	Rubb Bldg at X-7725	01/07
XT-860B	Rubb Bldg at X-3346	01/07
Department’s Contractor Lay down Area	Triangular area about 3 acres Northwest of X-7721, West of X-2207D, Southeast of Construction Road and West of Truck Access Road	01/07

2 of 3

PORTSMOUTH FACILITIES, SYSTEMS, AND AREAS (INCLUDING COMMON AREAS) LEASED TO
THE CORPORATION

GCEP
		TARGETED	LEASE
		LEASE	EFFECTIVE
FACILITY	DESCRIPTION	DATE*	DATE
Department’s Contractor Trailers	Area North of X-2207E Parking Lot	01/07
Corporation’s Contractor Trailer Area	Approximately 2.8 acres bounded by construction by Construction Road, West by Perimeter Road, North by drainage ditch and area is directly South of X-6614E.	01/07
Common Areas
Grassy/Unimproved areas (Area 1)	Grassy/Unimproved areas outlined on drawing DX-CL-1222-A rev. 0, noted as Common Areas	01/07
Grassy/Unimproved areas (Area 2)	Grassy/Unimproved areas outlined on drawing DX-CL-1222-A rev. 0, noted as Common Areas	03/07
GCEP Roads	Roads as identified on drawing DX-CL-1222-A rev 0., noted as Common Areas	01/07
Center Aisle Ways	Center Aisle Ways in X-3001, X-3002, X-3012 and X-7725 as depicted on drawing DX-LS-1214-A. (These areas will remain Common Areas so long as the Department is conducting activities in the X-7725 and X-3002)	GCEP Lease Execution

*	Targeted Lease Date — The “Targeted Lease Date” represents the parties’ best current estimate of facility availability. The parties agree to seek establishment of an agreed upon date within the month indicated when the facility, system, or area will be leased to the Corporation, absent unforeseen intervening events and subject to the availability of funding as described in Section 15.12, compliance with clearance requirements, and any additional requirements indicated by a double, triple, or quadruple asterisk. In the event that either Party determines that the Targeted Lease Date is not feasible for either Party, the Parties agree, no later than 90 days prior to a Targeted Lease Date, to seek agreement upon a revised Targeted Lease Date or an acceptable GCEP Lease Effective Date.

**	Lease of the X-3000 by 12/06 is contingent upon completion by the Corporation of the terms set forth in Exhibit N.

***	Lease of the X-3002 is contingent upon completion by the Corporation of the terms set forth in Exhibit N.

****	Lease of the RCRA permitted storage area in the X-7725 in 7/07 is contingent upon sufficient appropriated funds being made available for such purpose (based upon the Department’s normal practices in fiscal administration and execution of appropriated budgets) and the availability of the X-720. Since the Corporation has requested the Department to treat the Corporation’s troublesome wastes, the Targeted Lease Date will be extended as necessary to accommodate the treatment of the Corporation’s wastes.

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EXHIBIT A
LEASE MAP PER EXHIBIT A, REV. 0
[MAP CONTAINS EXPORT CONTROLLED INFORMATION,
PLEASE PROTECT APPROPRIATELY]

The following exhibit contains export controlled or official use only information and has been omitted pursuant to a request for confidential treatment.

EXHIBIT B
GCEP LEASED PERSONALTY
Revision 0

The following exhibit contains export controlled or official use only information and has been omitted pursuant to a request for confidential treatment.

EXHIBIT C
AGREEMENT BETWEEN
U.S. DEPARTMENT OF ENERGY (“DOE”) AND USEC INC. (“USEC”)
(June 17, 2002 Agreement)

AGREEMENT BETWEEN
THE U.S. DEPARTMENT OF ENERGY (“DOE”)
AND
USEC INC. (“USEC”)
The U.S. DEPARTMENT OF ENERGY (“DOE”) and USEC INC. (“USEC”) hereby agree as follows:

Article 1:	Ensure continued removal of Russian weapons-origin highly-enriched uranium (HEU) under the US-Russia HEU Purchase Agreement (“US-Russia HEU Agreement”).
US-Russia HEU Agreement
•	Each year USEC remains the sole Executive Agent (EA) for the United States under the US-Russia HEU Agreement, USEC must order, and take delivery of, if made available by the Russian Executive Agent, LEU derived from at least 30 metric tons per year weapons-origin HEU, subject to instructions to USEC under the US-Russia HEU Agreement and the Executive Agent Memorandum of Agreement (MOA) by the United States Government (USG).

•	If USEC satisfactorily performs the above-referenced obligation and all other of its obligations under this Agreement and the US-Russia HEU Agreement, DOE agrees to recommend against the removal, in whole or in part, of USEC as EA under the US-Russia HEU Agreement.

•	If USEC fails to meet this obligation, DOE may terminate this Agreement and be released from DOE’s obligations under this Agreement.

•	USG retains its rights to remove and replace USEC as EA or to designate additional EAs under the MOA.

Article 2:	Ensure the stability of existing domestic enrichment capabilities, including operations at the Portsmouth Gaseous Diffusion Plant (GDP) site and continued operation of the Paducah GDP at or above 3.5 MM SWU per year until new, cost-effective advanced enrichment technology is deployed commercially in the U.S.

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A. Operations at the Portsmouth GDP site
•	USEC will maintain leased real and personal property at the Portsmouth GDP site (other than the property subject to the cold standby contract) in a condition that will permit its consideration as a candidate site for USEC’s deployment of advanced uranium enrichment technology.

•	USEC will not unreasonably withhold its agreement for DOE to allow private entities access to and utilize non-leased real and personal property at DOE’s Portsmouth GDP site for activities not associated with enrichment of uranium so long as any such use will not have a material adverse impact on USEC’s advanced enrichment technology program.

•	As further described in Article 4 of this Agreement, USEC agrees to operate the Shipping and Transfer (S/T) facilities for 15 months following the execution of this Agreement to remove the contaminants from a portion of its Affected Inventory to meet ASTM C-787-90 or produce material acceptable to USEC for use as feed material in its enrichment facility.

•	If USEC fails to maintain leased real and personal property at the Portsmouth GDP site other than the property subject to the cold standby contract in a condition that will permit its consideration as a candidate site for USEC’s deployment of advanced uranium enrichment technology or fails to operate the S/T facilities for 15 months as described above, USEC agrees to waive any statutory exclusive right it may have to lease the Portsmouth GDP under section 3107(b) of the Privatization Act ( and the implementing lease provisions) and USEC agrees to waive its rights under Section 3.4(a) and (c) of the lease to include Portsmouth GDP real and personal property in its leasehold before DOE disposes of such property. (In taking any actions as a result of the preceding waivers, DOE agrees that the authorized actions for failure to maintain Portsmouth in a condition that will permit its consideration as a candidate site for deployment of advanced enrichment technology or failure to operate the S/T facilities for 15 months do not include transitioning USEC from its operation of the Paducah enrichment facilities as is provided for in the event USEC “ceases enrichment operations at Paducah” as defined in this Agreement unless there has been a determination that USEC has ceased enrichment operations at Paducah pursuant to that portion of the Agreement.) If USEC fails to maintain leased real and personal property at Portsmouth other than the property subject to the cold standby contract in a condition that will permit its consideration as a candidate site for USEC’s deployment of advanced enrichment technology or fails to operate the S/T for 15 months as described above, as the case may be, DOE also may terminate this Agreement and be released from its obligations under it.

2

•	If USEC plans not to maintain leased real and personal property at Portsmouth other than the property subject to the cold standby contract in a condition that will permit its consideration as a candidate site for USEC’s deployment of advanced uranium enrichment technology or fails to operate the S/T for 15 months as described above, as the case may be, USEC must provide notice to DOE. If DOE believes that USEC is not maintaining leased real and personal property at Portsmouth other than the property subject to the cold standby contract in a condition that will permit its consideration as a candidate site for the deployment of advanced enrichment technology or that USEC has failed to operate the S/T for 15 months as described above, as the case may be, DOE will notify USEC of that belief. In either event, USEC will have an opportunity (within thirty (30) days) to provide its position regarding USEC’s compliance with its obligation to maintain leased real and personal property at Portsmouth other than the property subject to the cold standby contract in a condition that will permit its consideration as a candidate site for the deployment of advanced enrichment technology or to operate the S/T for 15 months as described above, as the case may be, to DOE’s Director of Nuclear Energy, Science and Technology (NE).

•	Within sixty (60) days of USEC’s submission to DOE, NE will determine whether USEC is in compliance with the obligation to maintain leased real and personal property at Portsmouth other than the property subject to the cold standby contract in a condition that will permit its consideration as a candidate site for USEC’s deployment of advanced enrichment technology, or to operate the S/T for 15 months as described above, as the case may be, and what action, if any DOE will take. USEC may appeal this determination within thirty (30) days to the Secretary of Energy (or designee), whose determination will be considered to be a final agency action under this Agreement. USEC retains all remedies available to it under the Administrative Procedure Act to challenge the decision of the Secretary (or designee).
B. USEC’s Commitment to Operate Paducah
•	USEC shall operate the Paducah GDP at a level at or above 3.5 MM SWU per year as measured each year of USEC’s fiscal year (July 1 to June 30). USEC may not reduce this production level until six months before USEC has the permanent addition of 3.5 MM SWU per year of new capacity installed based on advanced enrichment technology. In the event USEC does not expand its 1 MM SWU commercial plant to a capacity of 3.5 MM SWU per year, USEC shall continue to maintain SWU production at the Paducah GDP at a level at or above 3.5 MM SWU per year as measured each year of USEC’s fiscal year (July 1 to June 30).

•	USEC will not unreasonably withhold its agreement for DOE to allow private entities access to and utilize the non-leased real or personal property at DOE’s Paducah GDP site

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for activities not associated with enrichment of uranium so long as any such use will not have a material adverse impact on USEC’s GDP operations, USEC’s deployment of advanced enrichment technology, or USEC’s compliance with the NRC Part 76 Certificate at the Paducah GDP site.

•	If USEC fails to operate the Paducah GDP at a level at or above an annual rate of 3.5 MM SWU per year as measured each year of USEC’s fiscal year (July 1 to June 30) before USEC is within six months of having installed the permanent addition of 3.5 MM SWU per year of new capacity based on advanced enrichment technology (hereinafter “USEC Paducah GDP production deficiency period”), USEC will have one opportunity in each five-year or six-year lease term to cure this deficiency in the immediately succeeding USEC fiscal year. If USEC repeats a Paducah GDP production deficiency period in the immediately succeeding USEC fiscal year or in any fiscal year thereafter in the same five-year or six-year lease term, USEC agrees to waive its statutory exclusive right to lease the GDPs under section 3107(b) of the Privatization Act (and the implementing lease provisions) and USEC agrees to waive its rights under Section 3.4(a) and (c) of the lease to include GDP real and personal property in its leasehold before DOE disposes of such property. ( In taking any actions as a result of the preceding waivers, DOE agrees that the authorized actions for failure to operate the Paducah GDP at or above 3.5 MM SWU per year do not include transitioning USEC from its operation of the Paducah enrichment facilities as is provided for in the event USEC “ceases enrichment operations at Paducah” as defined in this Agreement unless there has been a determination that USEC has ceased enrichment operations at Paducah pursuant to that portion of the Agreement.) In the event of a USEC Paducah GDP production deficiency period (after one unsuccessful cure period in the same five-year or six-year lease term), DOE also may terminate this Agreement and be released from its obligations under it.

•	In the event a USEC Paducah production deficiency period falls in the last year of the lease term and USEC certifies to DOE that it will attempt to cure the deficiency by increasing Paducah GDP production to achieve the 3.5 MM SWU per year level, DOE will extend the lease one additional year (with an additional one-year option period, exercisable in the sole discretion of DOE). The preceding sentence affects only the lease term, and does not directly or indirectly affect any other portion of the lease, including Section 4.4 Turnover Requirements ; provided, however, in the event the USEC Paducah production deficiency is cured in the extended one year lease period, the normal lease renewal procedures will be reinstituted thereafter.
C. Monitoring and Compliance Process for Paducah Operations Commitment
•	USEC will provide quarterly historical production and annual projected production reports to DOE to enable DOE to monitor Paducah operational levels. USEC also shall

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provide DOE advance notice at least 120 days before implementation of any “plant closing” or “mass layoff” as those terms are defined in 29 U.S.C. 2101 (a)(2) and (3), respectively.

•	If USEC is not within six months of having installed the permanent addition of 3.5 MM SWU per year of new capacity based on advanced enrichment technology and the Paducah GDP will or does fall below an operational level of 3.5 MM SWU per year, USEC must provide notice to DOE. If DOE believes that the Paducah GDP has or will fall below an operational level of 3.5 MM SWU per year, it will notify USEC of that belief. In either event, USEC will have an opportunity (within thirty (30) days) to provide its position regarding USEC’s compliance with its obligation to operate the Paducah GDP at or above 3.5 MM SWU per year to DOE’s Director of Nuclear Energy, Science and Technology (NE).

•	Within sixty (60) days of USEC’s submission to DOE, NE will determine whether USEC is in compliance with the 3.5 MM SWU per year commitment and what action, if any DOE will take. USEC may appeal this determination within thirty (30) days to the Secretary of Energy (or designee), whose determination will be considered to be a final agency action under this Agreement. USEC retains all remedies available to it under the Administrative Procedure Act to challenge the decision of the Secretary (or designee).

•	If USEC believes that the domestic enrichment market is otherwise stable and viable but that a significant change has taken place in the domestic or international enrichment markets such that continued operation of the Paducah GDP at or above 3.5 MM SWU per year is commercially impracticable, it may present its position to DOE. No amendment to this Agreement is effective without the written agreement of both Parties.
D. Assurance Regarding Continuity of Paducah Enrichment Operations
•	If USEC “ceases enrichment operations at the Paducah GDP”(as defined below) or loses its NRC certificate for operating the Paducah GDP prior to six months before USEC has the permanent addition of 3.5 MM SWU per year of new capacity installed based on advanced enrichment technology, DOE, directly or through contract, may take actions it deems necessary to transition operation of the Paducah GDP site from USEC operation to ensure the continuity of domestic enrichment operations and the fulfillment of supply contracts. USEC shall promptly inform DOE in advance in the event it is planning to cease operations at the Paducah GDP or has advance knowledge that it will lose its NRC certificate for operating the Paducah GDP.

•	The term “ceases enrichment operations at the Paducah GDP” means: (i) a determination by USEC to stop the production of enriched uranium at the Paducah GDP; (ii) USEC does not produce enriched uranium at the Paducah GDP at a 1MM SWU per year level

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for any consecutive 12-month period following execution of this Agreement; or (iii) USEC is not taking actions appropriate to maintaining the ability of the Paducah GDP to operate at an annualized rate of 5.5 MM SWU per year.

•	The Parties agree that the “actions appropriate to maintaining the ability of the Paducah GDP to operate at an annualized rate of 5.5 MM SWU per year” means the Paducah GDP enrichment cascade will be maintained such that at least 150 cells at all times must either be operating, in standby, undergoing maintenance, or on a maintenance schedule (i.e., the cells have not been abandoned ) to be capable of supporting, within an 8-month period, a ramp-up to produce at an annualized rate of 5.5 MM SWU per year, with a product assay of up to 4.95 percent at 0.3 percent tails. USEC shall maintain dry air buffering on all cells not utilized for uranium enrichment operations that are capable of being buffered (i.e., cells not in operation, in standby, or undergoing maintenance). USEC shall not discontinue such cell buffering on any cell capable of being buffered (i.e., abandon) without providing DOE at least 180 days’ advance written notice (except in an emergency situation) and provide DOE with the opportunity to protect the barrier at the Paducah GDP site of any cell proposed by USEC for abandonment. In the event of an emergency situation preventing 180 days’ advance notice, USEC shall provide written notice to DOE as soon as reasonably possible after the emergency situation is under control. If DOE commences to protect the barrier of any cell proposed for abandonment, then that cell and related cell equipment shall be deleted from the USEC leasehold and no longer available to USEC for future use in its enrichment operations without the agreement of DOE and reimbursement to DOE for the costs incurred in protecting the barrier. USEC will provide to DOE quarterly reports regarding cell operation to include the number of cells that have been abandoned and the number of cells that are in operation, in standby, undergoing maintenance or on a maintenance schedule, and such other information that DOE may reasonably request to monitor USEC’s performance under this provision.

To “transition operation of the Paducah GDP site from USEC operation” to ensure the continuity of domestic enrichment operations and the fulfillment of supply contracts, means USEC agrees that DOE may designate an alternate operator, may terminate all or a portion of the GDP leasehold, and/or require the return of the leased facilities in good and operable condition. USEC also agrees to waive any lease provisions that would interfere with DOE’s ability to step onto the Paducah GDP site for these purposes and agrees not to oppose legislation required to permit DOE’s implementation of this provision (e.g., to amend section 3112 of the Privatization Act to authorize DOE to provide enrichment services). In the event DOE transitions operations of Paducah from USEC, DOE may terminate this Agreement and be released of its obligations under it.

In the event USEC ceases enrichment operations at the Paducah GDP (as that phrase is defined), or in the event USEC loses its NRC certificate for operating the Paducah GDP, the transition of Paducah operation will commence promptly upon DOE’s request and

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USEC agrees to waive its statutory exclusive right to lease the GDPs under section 3107(b) of the Privatization Act (and the implementing lease provisions) and its rights under Section 3.4(a) and (c) of the lease to include GDP real and personal property in its leasehold before DOE disposes of such property. The foregoing transition will not occur if the period at which USEC ceases enrichment operations at the Paducah GDP (as that phrase is defined), or USEC loses its NRC certificate for operating the Paducah GDP is within six months of USEC’s having installed the permanent addition of 3.5 MM SWU per year of new capacity based on advanced enrichment technology . In the event the parties cannot agree on whether USEC has ceased enrichment operations at the Paducah GDP (as that phrased is defined), USEC will have an opportunity (within thirty (30) days) to provide its position regarding whether USEC has ceased enrichment operations to NE.

Within sixty (60) days of USEC’s submission to DOE, NE will determine whether USEC has ceased enrichment operations at the Paducah GDP and what action, if any, DOE will take. USEC may appeal this determination within thirty (30) days to the Secretary of Energy (or designee), whose determination will be considered to be the final agency action under this Agreement. USEC retains all remedies available to it under the Administrative Procedure Act to challenge the decision of the Secretary (or designee).

Article 3:	Facilitate the deployment of new, cost-effective advanced enrichment technology in the U.S. on a rapid schedule.
USEC Deployment of Advanced Enrichment Technology
•	USEC must begin commercial operations of a plant using advanced enrichment technology and with capacity of 1.0 MM SWU per year (expandable to 3.5 MM SWU per year) pursuant to the Milestones described below at the Portsmouth GDP site or the Paducah GDP site. Site selection and operation will be subject to all applicable federal, state and local laws and regulations, including the National Environmental Policy Act, if applicable.

•	To ensure the rapid deployment of advanced enrichment technology capacity pursuant to the Milestones set out below, DOE will not dispose of any real or personal property at a GDP site that may be useable for USEC’s deployment of advanced enrichment technology, without first offering USEC the opportunity to include the property within its lease.

•	The advanced technology demonstration and deployment milestones for this Agreement are:

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December 2002	USEC begins refurbishment of K-1600 facility

January 2003	USEC builds and begins testing a centrifuge end cap.

April 2003	Submit License Application for Lead Cascade to NRC (sited at either Paducah or Portsmouth)

June 2003	NRC dockets Lead Cascade Application

November 2003	First rotor tube manufactured

January 2005	Centrifuge testing begins

March 2005	Submit License Application to NRC for Commercial Plant (sited at either Paducah or Portsmouth)

May 2005	NRC dockets Commercial Plant application

June 2005	Begin Lead Cascade centrifuge manufacturing

October 2006	Satisfactory reliability and performance data obtained from Lead Cascade operations

January 2007	Financing commitment secured for a 1 MM SWU Centrifuge Plant

June 2007	Begin commercial plant construction/refurbishment

January 2009	Begin Portsmouth commercial plant operations, or

January 2010	Begin Paducah commercial plant operations

March 2010	Portsmouth Centrifuge Plant annual capacity at 1 million SWU per year, or

March 2011	Paducah Centrifuge Plant annual capacity at 1 million SWU per year

September 2011	Portsmouth Centrifuge Plant (if expanded at USEC’s option) projected to have an annual capacity at 3.5 million SWU per year,

September 2012	Paducah Centrifuge Plant (if expanded at USEC’s option) projected to have an annual capacity at 3.5 million SWU per year.
•	Prior to making a decision, public announcement, or NRC license submittal regarding the siting of either the Lead Cascade or the Commercial Plant, as referenced above, at the Portsmouth GDP site or the Paducah GDP site, USEC will consult with and coordinate with DOE.

•	USEC shall prepare and submit to DOE an Advanced Enrichment Deployment Plan (the “Plan”) in phases as described below. The Plan shall include a detailed description of each milestone listed above and make specific reference to the actions USEC believes are required to be taken by DOE in order to attain each milestone. Unless otherwise expressly agreed by DOE, all activities related to the development and execution of the Plan will be funded by USEC, except those that, absent the Plan, would have been DOE’s responsibility (e.g., pre-privatization facility D&D). Each phase of the Plan will be submitted to a Technical Coordinating Deployment Working Group (the “Deployment Working Group”) to be made up of DOE and USEC representatives. Except as provided below with respect to the Phase I Plan, within 45 days of the submission by USEC of each phase of the Plan, DOE shall respond in writing as to DOE’s ability to meet the

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actions requested of DOE as outlined in USEC’s Plan. During this forty-five day period it is expected that there will be a dialogue between USEC and DOE to arrive at a consensus for the timing of USEC and DOE site-specific activities resulting in an agreed-upon Deployment Working Group Plan (“ DWG Plan ”) that will be used by the Deployment Working Group to monitor milestone progress and act as a benchmark for coordinating DOE site-specific activities.

•	USEC shall submit its Phase I Plan covering the milestones relating to the first twelve months after execution of this Agreement to DOE no later than June 30, 2002 and the Deployment Working Group shall reach agreement on Phase I of DWG Plan no later than July 31, 2002. USEC shall submit its Phase II Plan covering the milestones through the end of 2004 by September 30, 2002, its Phase III Plan covering the milestones through the end of 2006 by November 30, 2002 and its Phase IV Plan covering the milestones through September 2012 by January 31, 2003. The Deployment Working Group will meet periodically to consider amendments to each of these Plans as required to take account of changing circumstances, more complete information and the procedures and remedies outlined below.

•	The Deployment Working Group will monitor USEC’s advanced enrichment deployment activities (including demonstration activities), USEC’s milestone progress, and coordinate DOE site-specific activities. USEC will provide DOE access to such supporting documentation, including progress towards meeting milestone dates, as may be needed regarding the deployment of advanced technology, including USEC’s business plan for advanced enrichment technology.

•	If DOE believes that USEC has not met a milestone set out in this Agreement, it will provide notice of that belief to USEC. If USEC is aware that it has missed, or will miss, a milestone, USEC will so notify DOE along with an explanation of the reasons for missing the milestone. In either case, USEC will have an opportunity to present to NE its position regarding compliance with the milestone date(s) and its position on whether a delay in meeting the milestone has a material impact on USEC’s ability to begin commercial operations at the new plant on schedule, whether (and how) the delay can be cured, and whether USEC’s delay in meeting the milestone was beyond USEC’s control and without its fault or negligence. NE (within 60 days) will determine whether USEC is in compliance with the required milestone and whether a delay in meeting the milestone has a material impact on USEC’s ability to begin commercial operations at the new plant on schedule.

•	If NE determines that a milestone has not been met and that a delay in meeting the milestone has a material impact on USEC’s ability to begin commercial operations at the new plant on schedule, NE will determine whether the delay was beyond the control and without the fault or negligence of USEC, and what, if any, action under the Agreement

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should be taken by DOE. NE’s determination can be appealed by USEC within 30 days to the Secretary of Energy (or designee), whose determination shall be considered to be the final agency action under this Agreement. USEC retains all remedies available to it under the Administrative Procedure Act to challenge the decision of the Secretary (or designee).

•	Until such time as USEC has secured (and demonstrated to DOE) firm financing commitment(s) for the construction of a 1 MM SWU annual capacity advanced enrichment technology commercial plant and has begun construction of such plant, if USEC fails to meet a milestone and it is determined that a delay in meeting the milestone has a material impact on USEC’s ability to begin commercial operations at the new plant on schedule and that the cause of the delay was beyond the control and without the fault or negligence of USEC, DOE and USEC will jointly agree to adjust the milestones as appropriate to accommodate the delaying event.

•	If USEC fails to meet a milestone and it is determined that a delay in meeting the milestone has a material impact on USEC’s ability to begin commercial operations at the new plant on schedule and that the cause of the delay was not beyond the control or without the fault or negligence of USEC : (1) DOE may terminate the Agreement and be relieved of obligations under it; (2) at DOE’s request, USEC agrees to reimburse DOE for any increase in costs caused by expediting the decontamination and decommissioning of facilities to have been used by USEC for deployment of advanced enrichment technology (e.g., increase in overall cost relative to a budget or baseline ) ; (3) USEC agrees to transfer to DOE royalty free exclusive rights in the field of uranium enrichment worldwide in all centrifuge intellectual property owned or controlled by USEC, either developed or background under the ORNL CRADAs; agrees to deliver to DOE copies (copying costs to be reimbursed) of all technical data necessary to further develop or practice technology covered by the transfer of IP rights which data may be subject to proprietary restrictions as appropriate; and agrees to the cancellation of any license by DOE or ORNL to USEC relating to the subject matter of the ORNL CRADAs in the field of centrifuge uranium enrichment; (4) USEC agrees, at DOE’s request, to return any property leased by USEC upon which the advanced enrichment technology project was being or was intended to be constructed; and (5) except for those GDP facilities then currently operating, USEC agrees to waive its statutory exclusive right to lease the GDPs (and the implementing lease provisions) and its rights under Section 3.4(a) and 3.4(c) of the lease to have the opportunity to include GDP property in its leasehold before DOE disposes of the property (In taking any actions as a result of the preceding waivers, DOE agrees that the authorized actions for failure to meet milestone(s) as provided under this provision do not include transitioning USEC from its operation of the Paducah enrichment facilities as is provided for in the event USEC “ceases enrichment operations at Paducah“as defined in this Agreement unless there has been a determination that USEC has ceased enrichment operations at Paducah pursuant to that portion of the Agreement.)

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•	Once USEC has secured (and demonstrated to DOE) firm financing commitment(s) for the construction of a 1 MM SWU annual capacity advanced enrichment technology commercial plant and has begun construction of such plant, DOE’s remedies described in the previous two paragraphs shall be limited to those circumstances under which USEC’s gross negligence in project planning and execution is responsible for schedule delays or in the circumstance where USEC constructively or formally abandons the project. Further, if USEC has secured (and demonstrated to DOE) a firm financing commitment for the construction of a 1 MM SWU annual capacity advanced enrichment technology commercial plant and has begun construction of such plant, then any use of intellectual property rights or data transferred or delivered pursuant to the previous sentence and item #3 above by third parties for private non-governmental purposes shall be at a reasonable royalty taking into account the relative equities of the Parties. In the event USEC’s gross negligence in project planning and execution is responsible for schedule delays or in the circumstance where USEC constructively or formally abandons the project after USEC has secured (and demonstrated to DOE) a firm financing commitment for the construction of a 1 MM SWU annual capacity advanced enrichment technology commercial plant and has begun construction of such plant, DOE may also recommend USEC’s removal, in whole or in part, as EA under the Russian HEU Agreement.
•	If USEC is no longer willing or able to proceed with the advanced enrichment technology deployment project, it must provide advance notice to DOE that it intends to abandon the project. In that event, or in the event NE determines (after USEC has had an opportunity to present its position) that USEC’s failure to meet a milestone set out in the Agreement constitutes a constructive abandonment of the advanced enrichment technology deployment project, NE may take, or direct USEC to take as the case may be, any of the actions identified in (1) through (5) above. Any determination by NE is appealable to the Secretary of Energy (or designee), whose determination shall be considered to be the final agency action under this Agreement. USEC retains all remedies available to it under the Administrative Procedure Act to challenge the decision of the Secretary (or designee).
Article 4: DOE Commitments
A. Execution of Cooperative Research and Development Agreement (CRADA)
•	Within thirty days of USEC’s request following the execution of this Agreement, DOE agrees to authorize the execution of the CRADA(with similar terms as the expired CRADA provided such terms are not inconsistent with the terms of this Agreement) by Oak Ridge National Laboratory (ORNL) for the USEC-funded work associated with DOE-owned gas centrifuge technology. The Parties agree to work together in good faith

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to attempt to negotiate an expanded CRADA to address the scope of ORNL support of the entire demonstration and lead cascade projects.
B. Out -of-Specification Uranium Inventory
•	Without any admission of liability, DOE agrees to replace any out-of-specification uranium hexafluoride (up to 9,550 MTU) not meeting ASTM C-787-90 for commercial natural uranium hexafluoride (the “ASTM Specification”) transferred by DOE to USEC on or about June 30, 1993, April 20, 1998, and May 18, 1998 (the “Affected Inventory”) as described in this provision:

(a)In exchange for DOE’s taking title, but not custody (until processing), of DUF6 generated by USEC at the Paducah GDP[1] during USEC’s fiscal years 2002 and 2003 and one-half the amount of DUF6 generated during USEC’s fiscal years 2004 and 2005 for a total of up to 23.3 million KgU of DUF6 ( the “Specified DUF6”), USEC agrees to operate, entirely at its cost excluding infrastructure costs (DOE will pay all site infrastructure costs, subject to the availability of appropriations), the Portsmouth Shipping and Transfer (S/T) facilities for fifteen (15) months following the date of execution of this Agreement to remove contaminants from a portion of its Affected Inventory to meet ASTM C-787-90 or produce material acceptable to USEC for use as feed material in its enrichment facility. At the end of each month, USEC will release the United States from any and all liability and claims relating to or arising from DOE’s transfer of the portion of the Affected Inventory equal to the amount processed during the month that meets the ASTM specification or is accepted by USEC, subject to DOE’s taking title to the DUF6 as described above. At the end of the 15-month period, USEC agrees to have released, regardless of the actual amount processed, a minimum of 2800 MTU. Such releases shall first relate to the May 18, 1998 transfer, and continue to relate next to the April 20, 1998 transfer, and then the June 30, 1993 transfer. As USEC operates the S/T facility to remove contaminants to meet the referenced ASTM standard, USEC will provide to DOE monthly reports on the technetium contamination of each cylinder of the Affected Inventory before processing, other available test data after processing and the number of cylinders processed in the S/T facility that meets the ASTM Specification or are accepted by USEC. DOE will document its taking title to the Specified DUF6 upon receipt of USEC’s confirmation of the Specified DUF6 generated

[1]	The DUF6 shall not exceed the design base criteria contained in Table 1 of the DOE RFP NO. DE-RP05-01OR22717, dated October 31, 2000 Part I, Section C, IV.A. (Attachment 1). USEC will ensure that the DUF6 is placed either in new cylinders or in washed cylinders. USEC will provide DOE the data from the samples tested by USEC in accordance with its operating procedures each month for the DUF6 generated.

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at the Paducah GDP each month.2 DOE’s obligation to take title to the Specified DUF6 is conditional on USEC’s operation of the Portsmouth S/T facilities for the processing of at least 2800 MTU of its Affected Inventory for 15 months. This paragraph is the exclusive means for the replacement of at least 2800 MTU of the Affected Inventory (and any amount in excess of 2800 MTU actually processed by USEC during the 15-month period) relating to the transfers indicated above regardless of whether USEC’s operation of the S/T facility removes contaminants from 2800 MTU of the Affected Inventory. The Parties acknowledge that USEC’s operation of the S/T facility for 15 months and DOE’s taking title to the Specified DUF6 are material obligations of this Agreement.
(b) With respect to the Affected Inventory remaining which has not been released in accordance with (a) above, DOE will endeavor to engage relevant third parties in a discussion to determine whether USECs remaining Affected Inventory can be replaced, remedied or exchanged. In the event arrangements for the replacement of the remaining Affected Inventory are not in place by March 31, 2003, DOE agrees, subject to the availability of appropriated funds and legislative authority for this purpose, at DOE’s sole option, to exchange, replace, or reimburse USEC to clean-up an amount equal to 3,293 MTU less the amount actually processed at the S/T facility to meet the ASTM Specification or accepted by USEC by March 31, 2003 (credited first to the most recent transfers). Thereafter, DOE will continue to engage third parties concerning exchange or technology solutions for the remaining affected inventory until a final transfer, subject to the availability of appropriated funds and legislative authority for this purpose. With each DOE-effectuated transfer described in this paragraph (b) above or other mutually agreeable resolution, USEC shall transfer to DOE (or a designated third party) a corresponding quantity of the Affected Inventory, and USEC shall execute a release relieving the United States of any and all liability relating to or arising from DOE’s transfer of a corresponding quantity of out-of-specification uranium hexafluoride transferred by DOE to USEC in the above-referenced transfers.
(c) This provision is subject to the availability of appropriated funds and legislative authority, and compliance with applicable law including the National Environmental Policy Act.
[2] All transportation, storage, waste disposal, container purchases and any incidental expenses for processing USEC’s Affected Inventory under paragraph (a) shall be borne by USEC. The Parties will use the agreement found at Exhibit C of the Lease to govern the storage of up to 2 B-25 containers with dimensions of 4’ x 4’ x 6’ of USEC-owned technetium waste generated from the processing of USEC’s Affected Inventory under paragraph (a) which USEC is not authorized by law to store. All transportation and storage expenses for Paducah-generated DUF6 until such time as it has been delivered to DOE at DOE request for conversion and disposal shall be the responsibility of USEC.

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(d) The Parties agree the resolution of USEC’s Affected Inventory set forth in this provision is the exclusive method for resolution of the issues and related claims regarding the Affected Inventory between the Parties.
(e) This provision survives the termination of this Agreement so long as USEC is providing enrichment services in the United States either through the operation of (i) its existing gaseous diffusion plant in Paducah Kentucky by producing at least 1 million SWU annually for each 12-month period or (ii) a new enrichment facility in the United States based on advanced enrichment technology.
C. Accounts Payable
Having already paid approximately $12.37 million of the claimed $18 million in January 2002 accrued to such date, DOE commits to expediting resolution of the currently outstanding accounts payable as of the date of this Agreement.
Article 5: Miscellaneous
A. Cooperation and Consultation
The Parties recognize that the successful accomplishment of the objectives of this Agreement requires the continued cooperation and consultation of DOE and USEC. Accordingly, the Parties expect the Deployment Working Group described above to meet frequently in an effort to identify and address any issues that may impact the schedule. DOE will use all reasonable efforts to support USEC’s requested DOE actions within available resources and take limitations in this regard into account when implementing the process and procedures for developing the Deployment Working Group Plan and schedule adjustment described in this Agreement. DOE and USEC shall consult with each other as necessary and appropriate to carry out the objectives of this Agreement. Further, at least once every two years the Deputy Secretary of Energy and the President and Chief Executive Officer of USEC shall meet to discuss the implementation of this Agreement.
DOE and USEC shall provide such information, execute and deliver such agreements, instruments and documents, and take such other actions, including supporting legislation, as may be reasonably necessary or required, which are not inconsistent with the provisions of this Agreement and which do not involve the assumption of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and carry out its intent.

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B. Force Majeure
     a. Except for defaults of USEC contractors at any tier, USEC shall not be in default because of any failure to perform its commitments under this Agreement under its terms if the failure arises from causes beyond the control and without the fault or negligence of USEC. Examples of these causes are (1) acts of God or the public enemy, (2) acts of the Government in its sovereign capacity (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes, (8) freight embargoes, (9) earthquakes, and (10) unusually severe weather. Additionally, for purposes of this paragraph of this Agreement only, another example of a cause under which USEC shall not be in default because of any failure to perform its commitments under this Agreement if such failure arises from causes beyond the control and without the fault or negligence of USEC is that there has been a substantial and demonstrable increase, as reflected in official U.S. imports statistics, in U.S. imports for consumption of Russian enriched uranium, other than the material currently committed to come into the U.S. under the existing HEU Agreement, and USEC demonstrates such increase in U.S. imports for consumption has had a substantial adverse material impact on the domestic uranium enrichment industry. In each instance, the failure to perform must arise from causes and be beyond the control and without the fault or negligence of USEC. “Default” includes the failure to make progress so as to endanger completion of performance of USEC’s obligations under this Agreement.
     b. If the failure to perform is caused by the failure of a contractor at any tier to perform or make progress, and if the cause of the failure was beyond the control of both USEC and the contractor, and without the fault or negligence of either, USEC shall not be deemed to be in default, unless (1) the contracted supplies or services were obtainable from other sources; and (2) USEC failed to purchase these supplies or services from the other sources.
     c. In order to invoke the protections of this clause, USEC must request a determination by DOE on whether any failure to perform results from one or more of the causes in the first paragraph above. Upon the request of USEC and within sixty (60) days of USEC’s submission of its position, NE will ascertain the facts and circumstances of the failure of performance upon an assertion of a circumstance triggering this clause. If NE determines that any failure to perform results from one or more of the causes in the first paragraph above, the schedule for performance of the affected commitments shall be extended for the period of the excused delay. USEC may appeal this determination within thirty (30) days to the Secretary of Energy (or designee), whose determination will be considered the final agency action under this Agreement. USEC retains all remedies available to it under the Administrative Procedure Act to challenge the decision of the Secretary (or designee).

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C. Termination
DOE may terminate this Agreement and be relieved of DOE’s future obligations under this Agreement if it determines that, under the standards set forth in 48 CFR 9.406-2 and 48 CFR 9.407-2 and, after taking into account the factors listed in 48 CFR 406-1, termination is in the Government’s interest. In making its determination under this provision, DOE shall not be required to follow the procedures set out in 48 CFR 9.406 and 48 CFR 9.407. If DOE determines that termination may be warranted under this provision, it will provide USEC with written notice that termination is under consideration. USEC shall have an opportunity within thirty (30) days of receipt of the notice from DOE to provide its position to DOE’s Director of Nuclear Energy, Science and Technology (NE). Within sixty (60) days of USEC’s submission to DOE, NE shall notify USEC of his/her determination of whether DOE will determination the Agreement. NE may extend this period for good cause. USEC may appeal this determination to the Secretary of Energy (or designee) whose determination shall be considered to be final agency action under this Agreement. USEC retains all remedies available to it under the Administrative Procedure Act to challenge the decision of the Secretary (or designee).
D. Implementing Provisions
The Parties agree that, within 15 days of the execution of this Agreement, they will develop mutually acceptable implementing provisions on the following subjects which are to be incorporated into this Agreement:
–	Prompt access by DOE (and designated representatives) to data and information needed to monitor compliance with terms of the Agreement.

–	Terms on use and disclosure of trade secret/proprietary information.

–	No impairment or modification of Executive Agent MOA.
Article 6: Binding Agreement
DOE and USEC, in consideration of the mutual promises, commitments and obligations set forth herein, agree that the obligations in this Agreement are binding on each, as well as on their successor organizations, as of this date of June 17, 2002.

/s/ Lee Liberman Otis	/s/ William H. Timbers

Lee Liberman Otis	William H. Timbers
General Counsel	President and Chief Executive Officer
U.S. Department of Energy	USEC Inc.

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Modification 1
to
AGREEMENT BETWEEN
THE U.S. DEPARTMENT OF ENERGY (“DOE”)
AND
USEC INC. (“USEC”)
DOE and USEC hereby agree:
     A. Pursuant to Article 5.D. of the AGREEMENT BETWEEN THE U.S. DEPARTMENT OF ENERGY (“DOE”) AND USEC INC. (“USEC”), dated June 17, 2002 (the “DOE-USEC Agreement of June 17, 2002),” the Parties modify the DOE-USEC Agreement of June 17, 2002 to incorporate the following additional provisions into the DOE-USEC Agreement of June 17, 2002:
1. Executive Agent Memorandum of Agreement (MOA)
     Nothing in the DOE-USEC Agreement of June 17, 2002 shall be construed as affecting, impairing, modifying or superseding any provision of the MEMORANDUM OF AGREEMENT BETWEEN THE UNITED STATES ACTING BY AND THROUGH THE UNITED STATES DEPARTMENT OF STATE, AND THE UNITED STATES DEPARTMENT OF ENERGY AND THE UNITED STATES ENRICHMENT CORPORATION, FOR USEC TO SERVE AS THE UNITED STATES GOVERNMENT’S EXECUTIVE AGENT UNDER THE AGREEMENT BETWEEN THE UNITED STATES AND THE RUSSIAN FEDERATION CONCERNING THE DISPOSITION OF HIGHLY ENRICHED URANIUM EXTRACTED FROM NUCLEAR WEAPONS, dated April 18, 1997 (the “Executive Agent MOA”). The commitments made by DOE and USEC in the DOE-USEC Agreement of June 17, 2002, including Article 1, are between DOE and USEC only and are confined to the terms and conditions expressly provided therein.
2. Use of Information and Confidentiality of Trade Secret/Proprietary Information
(a) USEC understands and acknowledges that information provided by USEC under the DOE-USEC Agreement of June 17, 2002 will be made available by DOE to agencies of the United States and, subject to an appropriate agreement prohibiting any further disclosure not authorized by the DOE-USEC Agreement of June 17, 2002, to DOE contractors designated by DOE to evaluate such information for the purpose of ensuring that the objectives of the DOE-USEC Agreement of June 17, 2002 are met.
(b) USEC may designate information provided under the DOE-USEC Agreement of June 17,

1

2002 as Trade Secret/Proprietary Information so long as the information was developed at private expense outside of any CRADA or other Government contract, and such information embodies trade secrets or is information that is commercial or financial and is confidential or privileged, by affixing to each page containing such information the legend “Contains USEC Trade Secret/Proprietary Information, For Contract Implementation or Administrative Purposes Only – Not for Public Disclosure or Further Distribution” or similar legend authorized under the CRADA referenced in Article 4 or by another DOE-USEC agreement to pages containing Trade Secret/Proprietary Information. If Trade Secret/Proprietary Information is orally disclosed by USEC to DOE or its representatives, USEC shall identify any Trade Secret/Proprietary information as such orally at the time of the disclosure and confirm the Trade Secret/Proprietary nature of the information in a written summary thereof, appropriately marking such information as provided for above, within 30 days of the original oral disclosure. Orally disclosed Trade Secret/Proprietary Information confirmed in writing in accordance with the preceding sentence shall be treated as Trade Secret/Proprietary Information in accordance with this Article. In addition, USEC shall identify any Trade Secret/Propriety Information copies of which are provided pursuant to the access provided under Section 3 of this Modification 1 in accordance with the procedures set out in this paragraph.
(c) DOE may disclose an item of Trade Secret/Proprietary Information under the DOE-USEC Agreement of June 17, 2002 without the consent of USEC and the restriction under this provision on use or disclosure of such information shall not apply if: (i) such item is or becomes publically available other than as a result of a disclosure by DOE; (ii) such item has been made available by USEC to others without obligation concerning its confidentiality; (iii) such item is already available to the Government without obligation concerning its confidentiality; (iv) disclosure of such item of Trade Secret/Proprietary Information is required by a law applicable to DOE, provided however that DOE shall disclose such item of Trade Secret/Proprietary Information only to the extent required by such law; or (v) DOE determines that such item of Trade Secret/Proprietary Information may provide evidence of a violation of a law by USEC or any other person or a violation of a contractual obligation of USEC, and DOE further determines that disclosure of such item of Trade Secret/Proprietary Information is necessary in order to allow the United States to take action with respect to such violation, which action shall include without limitation, investigating, prosecuting, enjoining, or restraining such violation, provided however that the DOE shall disclose such item of Proprietary Information only to the extent necessary to take such action with respect to such violation.
(d) Subject to subsections (a), (b) and (c) above, DOE agrees that (i) it shall use any USEC Trade Secret/Proprietary Information provided by USEC under the DOE-USEC Agreement of June 17, 2002 only for the purpose of implementing or administering the DOE-USEC Agreement of June 17, 2002; (ii) it shall not disclose properly marked USEC Trade Secret/Proprietary Information except to U.S. Government employees and representatives authorized by DOE for purposes of implementing or administering the Agreement of June 17, 2002 and who are advised of the Trade Secret/Proprietary nature of the information, and as is required by applicable law,

2

including the Freedom of Information Act; (iii) all USEC Trade Secret/Proprietary Information provided by USEC under the DOE-USEC Agreement of June 17, 2002 which was developed at private expense outside of any CRADA or other Government contract is the property of USEC and it will be returned to USEC upon its request four years after the completion of the DOE-USEC Agreement of June 17, 2002, or if specifically used in any agreement with DOE, will be subject to use, disclosure and disposition provisions set forth in any such agreement.
(e) Unless otherwise agreed to by the parties, 1 year after USEC’s achieving of the milestone for beginning of a commercial plant operation of the advanced enrichment facility provided for under Article 3 of the DOE-USEC Agreement of June 17, 2002 or 1 year after completion of that Agreement, whichever occurs first, the restrictions in this provision with respect to further use and disclosure of information marked as USEC Trade Secret/Proprietary Information shall not apply with respect to any USEC Trade Secret/Proprietary Information which USEC at that time does not specifically identify. Upon the achievement of any given milestone established pursuant to Article 3 of the Agreement, restrictions regarding the disclosure or use of USEC Trade Secret/Proprietary Information shall no longer apply to the disclosure or use of the fact of the achievement of any milestone.
(f) The Parties acknowledge that USEC may provide information or data to DOE pursuant to other agreements between the Parties, and agree that the terms of the agreement under which information or data is provided govern the use and disclosure of such information.
3. DOE access to USEC Data and Facilities
USEC agrees to provide reasonable access to data, facilities and USEC employees and contractors for DOE’s authorized representatives to monitor USEC’s implementation of the DOE-USEC Agreement of June 17, 2002, including the Deployment Working Group Plan. DOE access to data, facilities and USEC employees and contractors shall be at reasonable times and at the locations of the data, facilities, employees and contractors unless otherwise agreed to by DOE and USEC, or unless required to be submitted to DOE by the DOE-USEC Agreement of June 17, 2002 or other DOE-USEC agreement. DOE shall coordinate with USEC in advance to help ensure that DOE’s access t data, facilities, employees and contractors under this Section does not interfere with on-going operations and complies with all safety, health and regulatory requirements. Any plans and information provided to DOE by USEC under the DOE-USEC Agreement of June 17, 2002 which contain USEC Trade Secret/Proprietary Information shall be marked with the restrictive legend set forth in, and in accordance with, the Use of Information and Confidentiality to Trade Secret/Proprietary Information clause of the Agreement, and such data shall be handled in accordance with the terms of that clause.
     B. The Parties substitute the attachment found at Attachment 1 of this Modification for Attachment 1 to the Agreement.

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     C. Footnote 2 on page 13 of the DOE-USEC Agreement of June 17, 2002 is relocated to the end of the first sentence under Article 4.B.(a) on page 12.
     D. To implement Article 4.B., Out of Specification Uranium Inventory, of the DOE-USEC Agreement of June 17, 2002, USEC will make a good faith effort to implement the procedures set forth in the its letter, dated July 15, 2002, to select cylinders for priority processing at the S/T facility (Attachment 2).
This Modification 1 is effective this 20th day of August, 2002.

/s/ Lee Liberman Otis	/s/ William H. Timbers

Lee Liberman Otis	William H. Timbers
General Counsel	President and Chief Executive Officer
U.S. Department of Energy	USEC Inc.

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Attachment 1
Table 1. Bounding concentrations of dispersed transuranic
and 99TC contamination in the DUF6 tails cylinders

Contaminant	ppbu
238PU	0.00012
239PU	0.043
237Np	5.2
99Tc	15.9
241Am	0.0013

EXHIBIT D
NONEXCLUSIVE EASEMENTS AND RIGHTS-OF-WAY
[RESERVED]

EXHIBIT E-1
MAP OF DEPARTMENT’S PERSONAL PROPERTY

XT-680A
X-3012
X-7725
X-3001
X-3001
X-7727H
X-7726
LEGEND
MATERIAL/EQUIPMENT LOCATOR (REFER TO EXHIBIT E-2)
A.J. FORSHEY
U.S. DEPARTMENT OF ENERGY
USEC
GCEP LEASE – EXHIBIT E-1
GROUNDS & X-7727H
NTS
DX-CL-1225-A
EXHIBIT E-1

X-2207F
PARKING
X-1107FP
X-3346
X-1107FV
XT-860B

LEGEND

⬡ MATERIAL/EQUIPMENT LOCATOR (REFER TO EXHIBIT E-2)

A.J. FORSHEY 1/3/06

INFORMATION CONTAINED WITHIN DOES NOT CONTAIN EXPORT CONTROLLED INFORMATION

U.S. DEPARTMENT OF ENERGY

USEC

DOE LEASE – EXHIBIT E-1
GROUNDS & X-3346

NTS

DK-CL-1225-B

0

EXHIBIT E-1

EXHIBIT E-2
LISTING OF DEPARTMENT’S PERSONAL PROPERTY

The following exhibit contains export controlled or official use only information and has been omitted pursuant to a request for confidential treatment.

EXHIBIT F
RELEASED FACILITIES AND EQUIPMENT LIST
[RESERVED]

EXHIBIT G
NOTICE OF HAZARDOUS SUBSTANCES

Exhibit G
Notice of Hazardous Substances
For Buildings to be Leased to USEC
In Support of the American Centrifuge Program
The following information, current as of February 11, 2005, provides notice of hazardous substances known to have been stored for one year or more, known to have been released, or disposed of, for Buildings X-2230T2, X-3000, X-3001, X-3002, X-3012, X-3346, X-6002, X-6002A, X-7725, X-7725A, X-7726, X-7727H, X-7745R, X-7745S, and Contractor and DOE Laydown Areas (hereinafter referred to as the Buildings). This notice is provided in accordance under the authority of regulations promulgated under section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA or “Superfund”) 42 U.S.C. 9620(h).
The Buildings are located at the Department of Energy (DOE) Portsmouth Gaseous Diffusion Plant (PORTS). A review of the property and government records was performed to identify any areas on the property being leased where hazardous substances and petroleum products were stored for one year or more, know to have been released, or disposed of. Visual and physical inspections of the property to be leased were performed and in addition, limited interviews were conducted with some of the current and former employees involved in the operations of the buildings.
The following is a summary of the evaluation performed:
1.	Since the Buildings were constructed in the early 1980s, limited hazardous substances have been used or were present in or around the Buildings. In addition, limited radioactive material including source, special nuclear, and by-product material have been used or were present in or around the Buildings.

2.	The Buildings are located at PORTS, which is subject to an ongoing remediation effort by DOE. DOE, U.S. Environmental Protection Agency (EPA), and the Ohio Environmental Protection Agency (OEPA) have entered into agreements for the clean-up of the PORTS reservation. An extensive RCRA Facility Investigation (RFI) has been conducted for the entire PORTS reservation. A Cleanup Alternatives Study/Corrective Measures Study (CAS/CMS) was developed for the area of the reservation where the Buildings are located (Quadrants I and Quadrant III CAS/CMS). The RFI determined that no hazardous contamination existed around the Buildings and adjacent lands, due to past building operations, that would require corrective measures or

1

cleanup. (See Quadrant I Decision Document and Quadrant III Decision Document, dated March 2001 and March 1999, respectively.
3.	There have been limited radiological activities in Buildings X-3001 North Half, X-7725, and X-7726, and radiological contamination exists within systems/equipment in these three buildings. Access to the contaminated areas in Buildings X-7725 and X-7726 is currently maintained by DOE in accordance with 10 C.F.R. Part 835, “Occupational Radiation Protection.” Access to the contaminated area in Building X-3001 North Half is maintained by the United States Enrichment Corporation (USEC).

4.	There has been storage of various hazardous substances in some of the Buildings for more than one year including the following:

a.	Areas of Building X-7725 are being utilized as the OEPA permitted DOE RCRA Part B storage facility. These permitted areas contained mixed waste (hazardous and radiological or PCB, hazardous and radiological), and are being clean closed in accordance with the OEPA approved closure plan for Building X-7725. In addition, this facility is being used for the storage of low level radiological waste.

b.	Building X-7725A is being used for storage of DOE PCB/radiological waste storage.

c.	Buildings X-3001, X-3002, and X-7745R have been or are being used for the storage of DOE low level radiological waste and PCB/radiological waste.

d.	Building X-3012 was used as a satellite accumulation area storage facility for RCRA and mixed waste.

e.	Building X-3346 contained petroleum products due to activities conducted during the years it was occupied by the Ohio National Guard. The facility also contains radiological contaminated gaseous diffusion plant equipment.
5.	DOE had an active program in the 1990s to close out all of the regulated underground storage tanks associated with the Buildings listed above. All regulated tanks were removed, except for one tank that was closed in place (filled with sand/grout). The soil surrounding each tank was analyzed for hazardous constituents, and clean closure regulations were met.
The notice required by 40 C.F.R. 373.1 applies only when hazardous substances are or have been stored in quantities greater than or equal to 1000

2

kilograms or the hazardous substance’s CERCLA reportable quantity found at 40 C.F.R. 302.4, whichever is greater. In the case of acutely hazardous waste, the notice requirement applies when stored in quantities greater than or equal to one kilogram. The above stored hazardous substances identified do not constitute acutely hazardous wastes.
The notice required by 40 C.F.R. 373.1 for the known release of hazardous substances also applies when hazardous substances are or have been released in quantities greater than or equal to the substance’s CERCLA reportable quantity found at 40 C.F.R. 302.4. A review of past operations at the Buildings did not identify any releases within the meaning of this requirement. It should be noted, however, that given the scope of the review undertaken, it is possible that additional hazardous substances may have been stored in the Buildings, or spills or other releases of hazardous substances may have occurred that were not apparent based upon the review undertaken for this Notice. Please see Portsmouth EPCRA 312 and 313 reports as required by Section 313, Title III of the Superfund Amendments and Reauthorization Act of 1986, the Pollution Prevention Act of 1990, and Executive Order 13148.

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EXHIBIT H
GCEP LEASED FACILITIES
Revision 0

PORTSMOUTH FACILITIES LEASED TO USEC

FACILITY	DESCRIPTION
X-3000	Office Building
X-3000T1	IAEA Trailer
X-3001	Process Building
X-3002	Process Building
X-3012	Process Support Building
X-3346	Feed and Customer Services Building
X-6000	Pump house and Air Plant
X-6001	Cooling Tower
X-6001A	Valve House
X-6002A	Oil Storage Facility
X-7721	Maintenance, Stores and Training Building
X-7725	Recycle/Assembly Facility
X-7725A	Waste Accountability Facility
X-7726	Centrifuge Training and Test Facility
X-7727H	lnterplant Transfer Corridor
XT-860A	Rubb Bldg at X-7725
XT-860B	Rubb Blda at X-3346

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EXHIBIT I
CONDITION REPORTS
[CD ROM — CONTAINS OFFICIAL USE ONLY INFORMATION]

The following exhibit contains export controlled or official use only information and has been omitted pursuant to a request for confidential treatment.

EXHIBIT J
ESTIMATE OF COSTS TO DECONTAMINATE AND DECOMMISSION
COMMERCIAL PLANT
[RESERVED]

EXHIBIT K
CAPITAL IMPROVEMENTS

Exhibit K
USEC Proposed Capital Improvements for the American Centrifuge Plant (NOTE: Unless otherwise directed by DOE, USEC will remove all Capital Improvements, including personal property and equipment, made to the Commercial Plant facilities prior to returning the facilities to DOE.)
Process Buildings X-3001 and X-3002
•	Installation of Gas Centrifuge Machines including, but not limited to Centrifuge Rotors, Casings, Upper Suspensions, Lower Suspension and Drive Assemblies, Diffusion Pumps, Centrifuge Columns and support structures, Centrifuge Machine Drive and Control Systems (classified), Portable Carts, and Centrifuge Process Control and Data Acquisition System (classified).

•	Refurbishment and/or installation of service modules, piping, valves and support equipment for the operation of the cascades

•	Installation of vacuum pumps, chemical traps, cooling water pumps, heat exchangers, chiller systems and control systems to support the operation of the cascades

•	Installation of generators and Uninterruptible Power Supplies

•	Refurbishment and installation of electrical switchgear and heating/ventilation/pressurization control equipment

•	Restoration of elevators, restrooms and utility areas and instrumentation upgrade for building cranes

•	Installation of analytical instruments for measuring performance

•	Installation of carts for feed and emergency inventory withdrawal

•	Removal of concrete from floor supports for installation of centrifuge machines

•	Installation/refurbishment of raw cooling and sanitary water systems and facilities/equipment which utilize these systems.

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Process Building X-3012
•	Installation of control room and computer equipment

•	Installation of maintenance equipment

•	Restoration of offices, locker rooms, doors and lighting.
Transfer Corridor X-7727H
•	Restoration of doors and lighting

•	Restoration of Heating/Ventilation/Air Condition systems

•	Restoration of traffic control systems.
CTTF, X-7726
•	Restoration of restrooms, office areas, lighting, cranes and elevators

•	Restoration of receiving dock area

•	Restoration of column assembly stands

•	Restoration of machine assembly stands

•	Restoration of building utilities and HVAC equipment.
R/A Facility, X-7725
•	Installation of storage stations for the staging of centrifuge machines subassemblies, rotor, tube, subassemblies, components, and drum shipping container

•	Installation of storage stations for the staging of assembled centrifuge machines.

•	Refurbishment and installation of electrical switchgear, lighting, and heating/ventilation/pressurization control equipment

•	Restoration of cranes, elevators, restrooms and utility areas.

•	Restoration of the battery storage rooms and the transporter storage room

•	Restoration of the battery storage rooms and the transporter storage room

•	Restoration of cranes

•	Restoration of building lighting

•	Removal of dikes

•	Restoration of restrooms, locker rooms, lunchrooms and office areas

•	Restoration of building utilities: electrical substations, HVAC systems, Diesel generators, power backup systems and battery charging equipment

•	Restore elevators

•	Mobile equipment and portable carts

•	Restore maintenance shop and IPT maintenance shop

•	Install a building security access control system

•	Refurbishment/installation of equipment for centrifuge subassembly, component receipt, handling and storage

•	Restore Gas Test stands (4)

•	Restore Gas Test stand utilities: vacuum, electrical, instrumentation, chemical traps, cooling water pumps, heat exchangers, chillers and process vent systems

•	Restore\ Install Rotor Balance stands (24)

2 of 5

•	Restore needed Rotor Balance stand utilities: vacuum, electrical, instrumentation, chemical traps, cooling water pumps, heat exchangers, and chillers

•	Restore Static Assembly stands (6)

•	Restore long parts insertion equipment for static stands (6)

•	Restore a Select repair stand (1)

•	Procure Centrifuge Transporters

•	Install Column Assembly stands (6)

•	Install computer equipment

•	Install process area security access control systems as required

•	Installation of cassette supports and related equipment systems
Warehouse, X-7725A
•	Restore the facility for waste processing

•	Restore the building utilities

•	Restore the building sprinklers
Feed Building, X-3346
•	Demo and remove all original equipment and piping not needed for the commercial plant.

•	Construct a new addition to the building for UF6 sampling and transfer operations.

•	Install electric autoclaves, UF6 piping, and utilities to support UF6 sampling and transfer operations in the addition.

•	Install a refrigeration system to support the cooling of autoclave cylinders in the UF6 sampling and transfer area.

•	Install crane rails for 20 ton cranes to support cylinder handling in the sampling and transfer area.

•	Install electric ovens, UF6 piping, and utilities in the west high bay area to supply UF6 feed to the centrifuge cascades.

•	Install a feed purification system to assure the purity of feed material that is fed to the centrifuge machines.

•	Install a UF6 evacuation system and a vent monitoring system to support the feed and UF6 sampling and transfer operations.

•	Install crane rails for 20 ton cranes to support cylinder handling in the feed area. These rails will also interface with the X-3346A Building.

•	Install electrical generators and Uninterruptible Power Supplies

•	Install or refurbish electrical switchgear and HVAC control equipment.

•	Restore offices, locker rooms, control rooms, and utility areas.

•	Install analytical instruments for measuring performance.

•	Construct 4 new cylinder storage yards, X-7746N, X-7746S, X-7746E, and X-7746W, adjacent to the building for UF6 cylinder storage

•	Replace the Interconnecting Process Pipeway (IPP) between X-3346 and X-3001.

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Customer Building, X-3346A
•	Construct the new X-3346A Feed and Product Shipping and Receiving Building to provide for the shipping and receiving of UF6 cylinders to and from the Commercial Plant.

•	Install crane rails for 20 ton cranes to support cylinder handling in the X-3346A. These rails will also interface with the X-3346 Building

•	Install offices, restrooms and utility areas.
Withdrawal Building, X-3356
•	Construct the new X-3356 Product and Tails Withdrawal Building to provide for the withdrawal of UF6 product and tails material from the Commercial Plant.

•	Install product cold traps, UF6 piping, and utilities to support the withdrawal of product UF6 from the centrifuge cascades.

•	Install compressors, UF6 piping, and utilities to support the withdrawal of tails UF6 from the centrifuge cascades.

•	Install support utilities for the compressors — lubrication system, coolant system.

•	Install cold boxes to house receiving cylinders for product and tails withdrawal.

•	Install a refrigeration system to support the product cold trap and cylinder cold box operations.

•	Install a UF6 evacuation system and a vent monitoring system to support the product and tails withdrawal operations.

•	Install crane rails for 20 ton cranes to support cylinder handling in the product and tails withdrawal areas.

•	Install electrical generators and Uninterruptible Power Supplies

•	Install electrical switchgear and HVAC control equipment.

•	Install offices, locker rooms, control rooms, and utility areas.

•	Install analytical instruments for measuring performance.

•	Construct cylinder storage yards adjacent to the building for UF6 cylinder storage.
Cylinder Storage Yard, X-745G
•	Refurbish as necessary to support commercial plant.
DUF6 Cylinder Storage Yard, X-745H
•	Construct new cylinder storage yard, X-745H, to store tails cylinders in support of commercial plant.
X-5000 Switch House, X-5001 Substation, X-5001 A Valve House and X-5001B Oil Pumping Station
•	Upgrade or replace the electrical switchgear and support equipment as necessary.
Security Access Control and Alarm System, X-2220N
•	Upgrade the security system for the commercial plant including fencing, portals, and electronic personnel access monitoring and control.

4 of 5

Cooling Tower Pump House & Air Plant, X-6000
•	Upgrade or replace the recirculating cooling water equipment, refurbish air plant compressors, and refurbish or replace RCW and Air Distributions systems as necessary.
Cooling Tower, X-6001 and Valve House, X-6001A
•	Refurbish the existing cooling tower cells and equipment and install new cooling tower cells if required.
Material Stores and Training Building, X-7721
•	Refurbish office and training areas as necessary.
•	Refurbish maintenance areas as necessary.
•	Refurbish the Automatic Stores and Retrieval Systems and place in service.

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EXHIBIT L
SHARED SITE AGREEMENT
(USEC AND DOE RESOLUTION OF SHARED SITE ISSUES
AT THE GASEOUS DIFFUSION PLANTS)
Revision 1

ENCLOSURE TO GDP 95-0018
USEC AND DOE RESOLUTION OF
SHARED SITE ISSUES
AT THE
GASEOUS DIFFUSION PLANTS
(Revision 1)

USEC AND DOE RESOLUTION OF
SHARED SITE ISSUES
AT THE
GASEOUS DIFFUSION PLANTS
(Revision 1)
•   Background
Once the NRC assumes nuclear regulatory oversight for USEC activities at the GDPs, there will be a need to coordinate DOE and USEC activities at the GDPs to ensure that:
1.	USEC and DOE activities at the GDPs do not adversely affect the operations of the other party in terms of health and safety, environmental protection, safeguards and security, and nuclear regulatory compliance.

2.	Situations with the potential to affect both DOE and USEC operations and personnel, such as emergencies and threats directed toward site activities, are managed in a coordinated manner that protects the safety and health of DOE and USEC personnel, including their respective contractors/subcontractors, and the public.
•   Premises
The following premises support the proposed resolution of shared site issues:
1.	This joint USEC and DOE approach to shared site issues does not modify, amend, or. alter in any way the lease[1] between USEC and DOE for the GDPs, or any memoranda of agreement, or any other agreements between USEC and DOE.

2.	The site can be divided into three types of areas: 1) DOE areas (generally non-leased) in which DOE managed or overseen activities, which are exempt from NRC regulation under Section 110.a of the Atomic Energy Act of 1954, as amended, are conducted; 2) USEC leased areas in which USEC activities subject to NRC regulation are conducted; and 3) common areas (e.g., site roads) which are used for USEC and DOE activities.

[1]	The term “lease” refers to the Lease Agreement between the United States Department of Energy and the United States Enrichment Corporation dated as of July 1, 1993.

3.	DOE will self-regulate DOE activities conducted in DOE areas and common areas in accordance with applicable DOE requirements. This includes DOE personnel and their contractors/subcontractors. DOE assumes full responsibility for the safety, safeguards, and security of DOE activities.

4.	USEC activities conducted in USEC areas and common areas are subject to NRC regulation under terms of the certification application. This includes USEC personnel, their contractors, and subcontractors. USEC assumes full responsibility for the safety, safeguards, and security of USEC activities.
•   Shared Site Issues
1.	Shared Systems and Continuity of Essential Services
USEC provides certain services and utilities (e.g., lighting, heat) to DOE that are necessary for the safety, safeguards, or conduct of DOE activities. Similarly, USEC and DOE activities are protected or supported by shared systems (e.g., nuclear criticality and security alarm systems, fire protection sprinklers) that are important to the safety and safeguards of USEC and DOE activities.

USEC and DOE will work together to ensure that interruptions to services necessary for the safety, safeguards and security of the GDPs are minimized and that shared systems remain operable. Additionally, USEC will apply configuration management controls to these systems, in a manner commensurate with that applied to equivalent USEC systems, to ensure that the safety, safeguards and security systems, and conduct of USEC and DOE activities are not adversely affected. Similarly, USEC and DOE will work together to establish a process for controlling the scheduling of interruptions to essential services to ensure that the safety, safeguards, and security of the GDPs are not adversely affected.
2.	Control of Work Activities
DOE and USEC agree that activities in leased spaces must be conducted in accordance with USEC commitments to NRC. Accordingly, DOE (including their contractors/subcontractors) will obtain USEC’s approval prior to conducting work in leased spaces. Similarly, prior to conducting work in non-leased spaces, USEC (including their contractors/subcontractors) will obtain DOE’s approval. Both parties will strive to ensure that such approvals do not impede the schedule for the work activities of either party. Additionally, both parties will ensure that work activities that affect either party are conducted in accordance with the appropriate procedures.

3.	Plant Changes
DOE and USEC agree to establish procedural controls to ensure that each party is promptly notified, and appropriate approvals obtained, prior to conducting activities that affect the design, construction, operation or maintenance of facilities and systems on their respective portions of the GDP sites. This process will allow the other party to evaluate the potential safety impact of such a change on its own facilities, systems, and activities at the site.

USEC will provide DOE with a copy of each approved written Safety Analysis issued in accordance with 10 CFR § 76.68 with respect to any changes to the leased premises or the operation of the leased premises at either GDP site. Similarly, DOE will provide USEC with a copy of each Unreviewed Safety Question Determination (USQD) or Safety Analysis prepared by or for DOE with respect to any changes to DOE’s facilities, systems, or operations at either GDP site. Each party will provide the other with pertinent information concerning any Unreviewed Safety Question (USQ) identified in connection with its operations and activities at either GDP site, including any Justification for Continued Operation (JCO) or similar document prepared in connection with such USQ. In the event that either party has a concern about the potential impact of any plant changes by the other party on the safety of its own operations and activities at either GDP site, the appropriate USEC and DOE representatives for that site shall jointly review the change and take appropriate action to resolve the concern (including any required plant modifications) in a prompt manner.
4.	Emergency Management Coordination
In accordance with Exhibit F of the lease, USEC will provide emergency response training to DOE personnel, DOE contractors, and personnel of third party tenants of DOE at each of the GDPs. In accordance with the lease, DOE will reimburse USEC for the cost of this service. DOE will make the necessary arrangements to assure that these personnel attend such training and be responsible for tracking their participation to assure they receive the required initial and periodic training.

The Emergency Plan for both GDPs describes the roles and responsibilities of USEC and DOE in the event of an emergency. For a declared emergency, USEC has the lead in responding to the emergency and DOE serves as an onsite member of the Emergency Operations Center. This relationship will continue to be maintained when NRC assumes regulatory oversight of the GDPs.

In the event of an emergency, in coordination with the USEC emergency management team, DOE will take the appropriate actions to control activities in the reservation area surrounding each of the GDP sites, as defined in the current Emergency Plan for each GDP. This includes the exclusion or evacuation of personnel from such area during an emergency. Additionally, USEC has ample authority to restrict access to the controlled area of the GDPs[2] for the purposes of plant protection, security, emergency preparedness, and radiation protection.[3]
5.	Third Party Activities on GDP Sites
DOE and USEC agree to promptly provide each other with pertinent information concerning any operations or activities being conducted on their respective portions of each of the GDP sites, and the surrounding DOE-owned reservation on which that site is located, by or on behalf of third parties (e.g., the National Guard and other DOE tenants or lessees) that could have a potential impact on the operations or activities of the other party at that site. Specifically, DOE will provide USEC (and vice versa) with a written description of each existing third party lease agreement for each GDP site, including a detailed description of (a) any hazardous materials used or stored on site in connection with such lease, (b) any operations or activities being conducted under such lease that could pose a hazard to USEC‘s operations on the leased premises or act as an initiating event for an accident on the leased premises, and (c) any transportation or other access requirements on the leased premises or common areas of the site associated with such lease, particularly with respect to the transportation or storage of hazardous materials or equipment. Such descriptions shall be updated promptly to reflect changes in third party activities. In the event that either party has a concern about the potential impact that third party activities could have on the safe operation of either GDP site, the appropriate USEC and DOE representatives for that site shall jointly review the issue and take appropriate action to resolve the concern in a prompt and cost-effective manner.
6.	Physical Protection Coordination
Effective access control and response to threats against site activities and facilities requires integrated access control for USEC and DOE activities and coordinated command and control in responding to threats against site facilities and activities. USEC will continue to maintain a physical security protection plan for the GDPs which defines the roles and responsibilities of the site security organizations. In the event of a security threat at the GDPs (including both leased and non-leased areas), USEC’s security force has the responsibility to initially respond to the threat and determine the appropriate course of action. Depending on the significance of the security threat, the Emergency Operations Center at the affected site will be activated and, as discussed in Item 4 of this enclosure, USEC and DOE will respond accordingly. This relationship will continue to be maintained when NRC assumes regulatory oversight of the GDPs.

[2]	The controlled area is defined as an area outside the restricted area but inside the site (reservation) boundary.

[3]	See USEC letter to NRC dated December 13, 1995, in response to Question 2.0Q5 of the application for PGDP and PORTS.

7.	Event Notification
USEC will promptly notify DOE of any reportable events required by 10 CFR 16 or other applicable NRC regulations. This notification will normally be made by the Plant Shift Superintendent‘s (PSS) office. However, this notification will not take precedence over the prompt notification of the NRC as required by NRC regulations. Similarly DOE will promptly inform USEC of any reportable events, under DOE’s occurrence reporting system, for which DOE is responsible. Such notification will normally be made to the PSS’s office.
8.	Helipad
USEC will establish written controls for helicopter access to the GDP sites, and the air space over the sites for use by USEC, DOE, or other DOE tenant organizations at the sites and to assist state or local law enforcement or emergency response personnel. Once established, DOE. agrees to abide by these controls. As part of these controls, DOE will obtain USEC’s concurrence from the PSS prior to utilizing the site helipad.
9.	Communication of Incident Information and Media Coordination
DOE and USEC will coordinate information releases to the media in the following manner:
a.	DOE has the lead role in providing information relating to DOE activities and USEC will refer the media to DOE in such cases; and

b.	USEC has the lead role in providing information relating to USEC activities and DOE will refer the media to USEC in such cases unless there is a need for DOE to provide information in its role as site landlord.

c.	DOE and USEC will promptly provide each other with information copies of news releases of events that occur at the GDPs.
10.	Radiation Protection
Radiation Protection (e.g., exposure monitoring) of employees is the responsibility of the employer (USEC or DOE) and is independent of the activities upon which they are working. That is, radiation protection for DOE personnel and their contractors/subcontractors is performed under the DOE radiation protection program. Similarly, radiation protection for USEC personnel and their contractors/subcontractors is performed under the USEC radiation program. In addition:
a.	Radiation exposure information for individuals who work on both DOE and USEC activities will be shared to permit DOE and USEC to satisfy their radiation exposure reporting requirements; and

b.	DOE will provide NRC with the radiation exposure information for DOE employees and their contractors/subcontractors, as requested, in order to meet NRC’s reporting requirements.
In accordance with Exhibit F of the lease, USEC will provide radiation protection training to DOE personnel, DOE contractors, and personnel of third party tenants of DOE at each of the GDPs. In accordance with the lease, DOE will reimburse USEC for the cost of this service. DOE will make the necessary arrangements to assure that these personnel attend such training and be responsible for tracking their participation to assure they receive the required initial and periodic training.
11.	International Atomic Energy Agency (IAEA) Safeguards Agreement Implementation
DOE and USEC will cooperate with the NRC in the development, review, and revision of Subsidiary Arrangements and Facility Attachments for DOE and USEC activities at the sites which are applicable to the safeguards requirements of the IAEA.
12.	Unclassified Controlled Nuclear Information (UCNI)
DOE is developing guidelines with consultation and technical support from USEC for the identification of UCNI at the GDPs and will provide these guidelines to NRC.
13.	Access to Deleased Outside Areas
All activities in non-leased areas will be executed consistent with DOE requirements. USEC procedures which comply with NRC requirements may be utilized provided they meet or exceed equivalent DOE requirements. Subject to DOE approval, USEC may be permitted to run additional or new utilities over and/or under these outside areas to serve additional needs of USEC and DOE. USEC will contact DOE prior to work in these areas and will not violate any requirements imposed on the DOE by other regulatory agencies (e.g. EPA, OSHA). In cases where prior notification would deter USEC’s ability to respond to an exigent situation (e.g., emergency response situations, water main breaks, etc.), notification will occur as soon as practical.

CONCURRED BY:

Joe W. Parks Date 3/30/98	George P. Rifakes Date
Department of Energy	United States Enrichment Corporation
Asst. Manager for Enrichment Facilities	Executive Vice President

EXHIBIT M
REGULATORY OVERSIGHT AGREEMENT
Revision 0

REGULATORY OVERSIGHT AGREEMENT
between
UNITED STATES DEPARTMENT OF ENERGY
and
UNITED STATES ENRICHMENT CORPORATION
for the
GAS CENTRIFUGE ENRICHMENT PLANT LEASED PREMISES
     THIS AGREEMENT, entered into as of this ___ day of ___ 2006, by and between the UNITED STATES OF AMERICA (hereinafter referred to as the “Government”), represented by the SECRETARY OF ENERGY (hereinafter referred to as the “Secretary”), the statutory head of the DEPARTMENT OF ENERGY (hereinafter referred to as “DOE”), and the UNITED STATES ENRICHMENT CORPORATION (hereinafter referred to as “USEC”);
     WITNESSETH THAT:
     WHEREAS, USEC leases portions of the Portsmouth Gaseous Diffusion Plant (“PORTS”) located at Piketon, Ohio and portions of the Paducah Gaseous Diffusion Plant (“PAD”) located in Paducah, Kentucky from DOE pursuant to the Lease Agreement dated July 1, 1993 (the “GDP Lease”);
     WHEREAS, DOE and USEC Inc. have entered into a Agreement dated July 17, 2002, (“the DOE-USEC Agreement”) to, inter alia, “[f]acilitate the deployment of new, cost-effective advanced enrichment technology in the U.S. on a rapid schedule;”
     WHEREAS, the DOE-USEC Agreement establishes agreed upon milestones for the demonstration and deployment of advanced enrichment technology by USEC Inc.;
     WHEREAS, in order to meet the DOE-USEC Agreement milestones, USEC has requested that the leasehold under the GDP Lease be expanded;
     WHEREAS, DOE and USEC have entered into a modification of the GDP Lease for USEC’s lease of the Gas Centrifuge Enrichment Plant (“GCEP Lease”), whereby USEC is leasing certain GCEP real property (“GCEP Leased Premises”) at the PORTS site; and

     WHEREAS, DOE is required to promote and protect the radiological health and safety of the public and workers and to provide for the common defense and security at DOE-owned facilities by exercising nuclear safety and safeguards and security oversight authority at the GCEP Leased Premises as defined in the GCEP Lease, unless the Nuclear Regulatory Commission (“NRC”) has assumed regulatory responsibility such nuclear safety and safeguards and security requirements at the GCEP Leased Premises;
     NOW, THEREFORE, DOE and USEC agree as follows:
ARTICLE I — DEFINITIONS
     As used throughout this Agreement, including the appendices hereto, the following terms shall mean:
1.	The term “As Found” means a condition where the as-built configuration of the plant or the as-implemented program, policy, or procedure does not agree with the Authorization Basis.

2.	The term “Authorization Basis” means the documentation of programs, processes, and facility configuration upon which the Department of Energy (DOE) authorizes the safe and secure operation of an activity or facility in its facilities subject to DOE’s regulatory oversight. The Authorization Basis is described in documents such as the facility Safety Analysis Report, Hazard Classification Documents, Technical Requirements, DOE-issued Safety Evaluation Reports, Security Plans, and the facility specific written commitments made in order to comply with DOE requirements under the GCEP Leased Premises Regulatory Oversight Agreement (GCEP ROA).

3.	The term “CI” or “Classified Information” means Restricted Data and Formerly Restricted Data protected against unauthorized disclosure pursuant to the Act and National Security Information that has been determined pursuant to Executive Order 12958, as amended March 25, 2003, or any predecessor or successor executive order to require protection against unauthorized disclosure and that is marked to indicate its classified status when in documentary form.

4.	The term “CI Civil Penalty” means a monetary penalty that may be imposed for a violation or violations relating to the security or safeguarding of Classified Information as established in 10 CFR Part 824.

5.	The term “CI Notice of Violation” means a document setting forth the determination that one or more violations relating to the security or safeguarding of Classified Information have occurred.

6.	The term “CI Violation” means a failure of the Corporation to meet any of the DOE requirements relating to the security or safeguarding of Classified Information incorporated into this Agreement. Each failure may be considered a separate occurrence of a violation, in addition the failure may be considered as a new violation each day that the same violation persists.

7.	The term “Clear and Present Danger” means a condition or hazard that could be expected to cause: (a) either death or serious harm to plant workers or the public, or (b) serious damage to the common defense and security, immediately or before such condition or hazard could be eliminated through the normal enforcement mechanisms discussed in this Agreement.

8.	The term “Corporation” means the United States Enrichment Corporation, its sublessee(s), its agents and representatives and its successors and assigns.

9.	The term “Decreased Effectiveness Evaluation” means an evaluation to ensure that the proposed change does not decrease the effectiveness of the safeguards and security plans. The evaluation is conducted as prescribed in 10 CFR Part 70.32 or 10 CFR Part 76.68 as appropriate.

10.	The term “DOE Functional Area Implementation Requirements” means the implementation requirements with respect to the nuclear safety, safeguards and security objectives as set forth in of Appendix A to this Agreement.

11.	The term “DOE Inspector” means a DOE safety and health or safeguards and security professional supporting DOE Functional Areas Implementation Requirements oversight activities.

12.	The term “DOE ORO Manager” means the Manager of DOE Oak Ridge Office or one or more DOE employee(s) whom that Manager has designated, in writing, to act for him in all, or a portion, of the matters addressed herein.

13.	The term “DOE Regulatory Oversight Manager” means the DOE representative, or his designee, responsible for implementation of all facets of DOE regulatory oversight of the GCEP Leased Premises.

14.	The term “GCEP Leased Premises” means the definition ascribed in the GCEP Lease.

15.	The term “OPAE” means the Office of Price-Anderson Enforcement in DOE Headquarters.

16.	The term “OPAE Civil Penalty” means a monetary penalty that may be imposed for a violation or violations for violation of 10 CFR Parts 830 and 835 requirements.

17.	The term “OPAE Notice of Violation” means a document setting forth the determination of the DOE Office of Price-Anderson Enforcement that one or more violations of the 10 CFR Part 830 and 10 CFR Part 835 exemption requirements have occurred.

18.	The term “OPAE Violation” means a failure of the Corporation to meet any of the 10 CFR Part 830 exemption requirements or the 10 CFR Part 835 exemption requirements incorporated into this Agreement. Each failure may be considered a separate occurrence of a violation, in addition the failure may be considered as a new violation each day that the same violation persists.

19.	The term “ROA” means the Regulatory Oversight Agreement between the Department of Energy and the United States Enrichment Corporation for the GCEP Leased Premises.

20.	The term “ROA Civil Penalty” means a monetary penalty that may be imposed for violation of DOE Functional Area Implementation Requirements.

21.	The term “ROA Notice of Violation” means a document setting forth the determination DOE Regulatory Oversight Manager that one or more violations of the DOE ROA Functional Area Implementation Requirements have occurred.

22.	The term “ROA Violation” means a failure of the Corporation to meet any of the Functional Area Implementation Requirements incorporated into this Agreement. Each failure may be considered a separate occurrence of a violation, in addition the failure may be considered as a new violation each day that the same violation persists.

23.	The term “Safety Analysis” means a systematic analysis that identifies facility and external hazards and their potential for initiating accident sequences, the potential accident sequences, their likelihood and consequences, and any accident preventing or consequence mitigating features.

24.	The term “Safety System” means those structures, systems, and components (SSCs) that are relied upon to prevent, control, or mitigate unacceptable consequences resulting from the hazards identified for a facility. SSCs are designated as “Safety Class” if they are necessary to keep hazardous exposures to the public below the offsite Evaluation Guidelines. SSCs are designated as “Safety Significant” if their functions are major contributors to defense in depth and/or worker safety, as determined from the Safety Analysis.

25.	The term “Technical Requirements” means the technical specifications, operational requirements, and maintenance requirements for an item identified as “Safety Significant” are referred to in this GCEP ROA as Technical Requirements. Changes to Technical Requirements must be accomplished through a formal Change Control Process established by the lessee.

26.	The term “Unreviewed Safety Question” means the determination that a proposed change is outside the bounds of previously DOE-approved Authorization Basis.

27.	The term “Unreviewed Safety Question Evaluation” means the process by which changes to the facility, equipment within the facility, or processes within the facility must be reviewed to determine if there is an impact on safety for the activities subject to DOE regulatory oversight. Changes will undergo a formal Change Control Process, but if a change could have a negative impact on safety to activities subject to DOE regulatory oversight, an Unreviewed Safety Question (USQ) Evaluation will be conducted and documented to determine whether the change is within the approved Authorization Basis or outside of the Authorization Basis. Changes that do not affect the safety of activities undertaken under DOE regulatory oversight are not subject to review under the GCEP ROA. Such changes will be subject to the applicable NRC requirements.

All other capitalized terms shall have the meaning ascribed to them elsewhere in this Agreement or the appendices hereto, or the GCEP Lease.

ARTICLE II — STATEMENT AND PURPOSE
     The general purpose of this Regulatory Oversight Agreement (“Agreement” or “ROA”) is to reflect the DOE determinations and requirements and the mutual commitments, understandings, and arrangements between the DOE and the Corporation concerning the regulatory oversight of the GCEP Leased Premises by DOE with respect to DOE Functional Area Implementation Requirements.
ARTICLE III — TERM OF AGREEMENT
     The term of this Agreement shall commence on ___, and shall terminate upon termination, expiration, or relinquishment of the GCEP Lease Agreement, unless otherwise agreed to by the parties. It is acknowledged that certain facilities and activities may be regulated by the NRC at some point in the future. In the event the NRC assumes regulatory authority for some or all of the DOE Functional Area Implementation Requirements, a transition effort will be mutually agreed to among DOE and the NRC.
ARTICLE IV — DOE OVERSIGHT/ENFORCEMENT AUTHORITY
1.	DOE has determined that the DOE Functional Area Implementation Requirements set forth in Appendix A are reasonable and appropriate, and shall constitute the Nuclear Safety and Safeguards and Security Requirements applicable to the GCEP Leased Premises, and that compliance with these DOE Functional Area Implementation Requirements will enable the GCEP Leased Premises to continue to operate safely and protect the public health and safety and provide for the common defense and security.

2.	DOE has determined that the program of Corporation self-assessments and DOE inspections, reviews, and other activities is reasonable and appropriate. DOE and the Corporation further agree that this Regulatory Oversight Program will constitute the mechanism by which DOE will exercise regulatory oversight and control over the GCEP Leased Premises with respect to nuclear safety, safeguards and security.

3.	The Corporation agrees to ensure that the Corporation activities continue to comply with the Functional Area Implementation Requirements in Appendix A. The Corporation agrees to impose these commitments on any subcontractor/vendor/partner while performing activities in support of the

American Centrifuge Plant performed pursuant to the Functional Area Implementation Requirements identified in Appendix A of this Agreement. The Corporation further agrees, as part of the Regulatory Oversight Program, to undertake the self-assessment activities delineated in the Functional Area Implementation Requirements, to cooperate with DOE in the inspections, reviews, and other activities conducted by DOE in accordance with the Regulatory Oversight Program; and to implement corrective or preventive actions as a result of these assessments, inspections, reviews, and other activities.
4.	A.	DOE has determined that DOE’s Regulatory Oversight Program of the GCEP Leased Premises, including all of the self-assessments, inspections, reviews, and other activities described in the Regulatory Oversight Program, will be coordinated by the DOE Regulatory Oversight Manager. The DOE Regulatory Oversight Manager will have the authority to modify the Functional Area Implementation Requirements, including the authority to make additions or deletions to these requirements, if the DOE Regulatory Oversight Manager determines that the additional requirement is necessary to protect the public health and safety or to provide for the common defense and security, or the deleted requirement is no longer necessary to protect the public health and safety or to provide for the common defense and security in connection with the operation of the GCEP Leased Premises.

	B.	The Corporation is authorized to add to, modify, or delete (“Change”) any of the policies, procedures, practices and other implementation measures utilized to meet the Functional Area Implementation Requirements, provided (1) there will be no material diminution in the level of protection of the public health and safety or common defense and security as a result of such Change; (2) the Change does not involve an Unreviewed Safety Question or a Change in the Authorization Basis or an Operational Safety Requirement; (3) auditable records containing a summary of the Changes performed and retrievable evaluation packages required by the DOE requirements specified in the Functional Area Implementation Requirements are maintained; and (4) a summary of the Changes is provided to DOE annually for review.

	C.	For proposed Changes which involve an Unreviewed Safety Question or a Change in the Authorization Basis or a Technical Requirement, the Corporation shall obtain DOE review and approval before implementing the proposed Change.

D.	In reviewing the proposed modification of any specific Functional Area Implementation Requirements, the DOE Regulatory Oversight Manager will, whenever possible, attempt to facilitate the transition to compliance with the regulatory standards and requirements likely to be imposed on the GCEP Leased Premises by the NRC, if applicable.
5.	The enforcement procedures available to DOE in the event that the Corporation fails to comply with the Functional Area Implementation Requirements are attached hereto, and incorporated by reference herein as Appendix B.
ARTICLE V — NOTICES
     With the exception of Shutdown authority (as described in Appendix B of this Agreement) invoked by the DOE Regulatory Oversight Manager pursuant to Appendix B, no notice, Notice of Violation, answer, order, determination, requirement, consent, or approval under this Agreement shall be of any effect unless in writing. All notices and communications pursuant to this agreement required or desired to be given by DOE or the Corporation to either party shall be addressed to the Corporation or to the DOE and sent to the following addresses:

To DOE:	Larry W. Clark
Assistant Manager for Nuclear Fuel Supply
U. S. Department of Energy
Oak Ridge Operations P. O. Box 2001
Oak Ridge, Tennessee 37831

To USEC:	Victor N. Lopiano
United States Enrichment Corporation
Two Democracy Center
6903 Rockledge Drive
Bethesda, Maryland 20817
     Either party may, by notice given as aforesaid, change its address for notices and communications to be given thereafter.
     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

DEPARTMENT OF ENERGY

AND

UNITED STATES ENRICHMENT CORPORATION

Appendix A to Exhibit M
Regulatory Oversight Agreement
for the GCEP Leased Premises
                    , 2006

TABLE OF CONTENTS

Terms and Definitions

I.	Introduction		1

II.	Functional Areas		2

1.0	Organization Plan		3
	1.1	Objective	3
	1.2	Implementation Requirements	3
2.0	Management Controls and Oversight		4
	2.1	Objective	4
	2.2	Implementation Requirements	4
3.0	Operations		4
	3.1	Objective	4
	3.2	Implementation Requirements	4
4.0	Engineering/Construction		5
	4.1	Objective	5
	4.2	Implementation Requirements	6
5.0	Training and Qualification		6
	5.1	Objective	6
	5.2	Implementation Requirements	6
6.0	Quality Assurance		7
	6.1	Objective	7
	6.2	Implementation Requirements
7.0	Maintenance		8
	7.1	Objective	8
	7.2	Implementation Requirements	8
8.0	Radiation	Protection	8
	8.1	Objective	8
	8.2	Implementation Requirements	9
9.0	Nuclear Criticality Safety		11
	9.1	Objective	11
	9.2	Implementation Requirements	11
10.0	Fire Protection		12
	10.1	Objective	12
	10.2	Implementation Requirements	14
11.0	Environmental Protection		16
	11.1	Objective	16
	11.2	Implementation Requirements	16
12.0	Nuclear Material Safeguards		17
	12.1	Objective	17
	12.2	Implementation Requirements	17
13.0	Emergency Preparedness		18
	13.1	Objective	18
	13.2	Implementation Requirements	18
14.0	Waste Management		19
	14.1	Objective	19

	14.2	Implementation Requirements	19
15.0	Safety Analysis		20
	15.1	Objective	20
	15.2	Implementation Requirements	20
16.0	Security		20
	16.1	Objective	21
	16.2	Implementation Requirements	21
17.0	Chemical Safety		24
	17.1	Objective	24
	17.2	Implementation Requirements	24
18.0	Packaging and Transportation		25
	18.1	Objective	25
	18.2	Implementation Requirements	25

I.	INTRODUCTION

The U. S. Department of Energy (DOE) will exercise regulatory oversight and enforcement pursuant to 10 CFR Part 820, 10 CFR Part 824, and this Regulatory Oversight Agreement (ROA) for activities undertaken by the Corporation in removing material and equipment from the Gas Centrifuge Enrichment Plant (GCEP) Leased Premises at the Portsmouth Gaseous Diffusion Plant (Portsmouth GDP) site in Piketon, Ohio. In addition, DOE will exercise regulatory oversight for the gas centrifuge activities of the Corporation not regulated by the U. S. Nuclear Regulatory Commission (NRC). The transition of regulatory responsibility from the DOE to NRC will be documented in a Memorandum of Understanding (MOU).

DOE will exercise its oversight authority both by contract (lease) and by DOE regulations. Under the requirements of this GCEP ROA, DOE will provide contractual requirements for health and safety and common defense and security. The enforcement process identified in Appendix B of this exhibit will apply to any ROA violations of the GCEP ROA contract (lease) requirements.

DOE regulations for nuclear safety management, including quality assurance, are found in 10 CFR Part 830 and “DOE Nuclear Safety Requirements” for worker radiation protection in 10 CFR Part 835. USEC requested and has been granted an exemption to the requirements of 10 CFR Parts 830 and 835. As such, the Corporation shall perform the gas centrifuge activities related to quality assurance and worker radiation protection, not under the regulation of NRC, in accordance with the conditions specified in the 10 CFR Part 830 and 10 CFR Part 835 Exemption Decisions dated February 2, 2004, as amended, and February 3, 2004, as amended, respectively and as established in this ROA. The enforcement procedures of 10 CFR Part 820, Appendix A and relevant OPAE Enforcement Guidance Supplements will apply to any potential violations related to the requirements of the 10 CFR Parts 830 and 835 exemptions. The enforcement process of 10 CFR Part 824 will apply to any potential violations related to Classified Information.

USEC has the responsibility for protection of health and safety and provision of adequate safeguards and security for all activities performed by USEC or its contractors in connection with the removal of equipment and material from the GCEP Leased Premises. NRC programs reviewed and approved in accordance with 10 CFR Part 76, contained in the Certification Application, satisfy the requirements of the GCEP ROA for protection of health and safety. USEC Inc. has responsibility for protection of health and safety and provision of adequate safeguards and security for all activities performed by USEC Inc., or its contractors in connection with any refurbishment/construction for the Lead Cascade and pre-construction activities in the subleased GCEP facilities and the installation of equipment for the American Centrifuge Plant (“ACP”). DOE will have regulatory oversight of health, safety and safeguards and security at the GCEP Leased Premises and/or activity, unless the NRC assumes regulation. DOE regulatory oversight of the GCEP includes serving as the cognizant security agency for USEC Inc.’s subcontractor/vendor/partner facilities performing work related to the American Centrifuge Program.

Unless NRC assumes regulation of the GCEP Leased Premises and/or activity, the DOE Regulatory Oversight Manager will oversee regulation of the gas centrifuge facilities for those applicable requirements of this ROA. The DOE OPAE will conduct any investigations of potential regulatory violations of the 10 CFR Parts 830 and 835 exemption requirements. OPAE will, if applicable, issue enforcement actions in accordance with OPAE’s statutory authority, policies, and processes. The DOE Regulatory Oversight Manager will work with and provide support in the implementation of OPAE’s enforcement program.

USEC Inc. will be developing programs and documentation as required by the License Application during the time that the equipment removal, refurbishment/construction of the Lead Cascade, and any pre-construction activities are occurring in preparation for the construction and operation of the ACP. These will be used by USEC Inc., to meet the requirements of 10 CFR Part 70 and the License Application. These satisfy the requirements of the GCEP ROA for protection of health and safety, with the exception of safeguards and safety. A transition from DOE to NRC regulation will occur prior to the commencement of construction of the ACP, unless specific activities in specific facilities warrant remaining under DOE regulatory oversight for an additional period of time. In this case, the facility would transition to NRC regulation on a mutually agreed to schedule.

In preparing the GCEP Leased Premises for deployment of the gas centrifuge technology prior to NRC regulation, DOE will regulate these activities pursuant to this GCEP ROA. This document defines the set of safety and safeguards and security requirements which will protect public and worker health and safety and assure adequate safeguards and security for the activities to be undertaken by the Corporation that are subject to DOE regulatory oversight at the GCEP Premises leased by DOE to the Corporation in support of deployment of the centrifuge technology at the GCEP Leased Premises. These requirements and the implementation of these requirements form the basis of DOE regulatory oversight and will result in safe activities in the GCEP Leased Premises. As appropriate, the source document for the objective and/or the implementation requirement has been provided. Only the objective and/or the implementation requirement included from the source document is a requirement of the GCEP ROA.

II.	FUNCTIONAL AREAS

This section describes the envelope of operating requirements that are required and considered necessary to protect the health and safety of the public and facility workers and safeguards and security. Reviews by DOE subject matter experts have confirmed that implementation of these requirements will contribute to the safety of activities in support of the GCEP Leased Premises. The safety and safeguards and security requirements have been defined for eighteen topical areas. The objective of each of the eighteen topical areas is provided followed by a set of Implementation Requirements defining actions necessary to satisfy the objective.

2

1.0	ORGANIZATION PLAN
1.1	Objective
Activities conducted in the GCEP Leased Premises shall be organized in a manner to ensure that responsibility and authority for safe operations are clearly defined, and that requisite safety functions are independent of equipment removal and installation activities.
1.2	Implementation Requirements
1.2.1	Activities conducted in the GCEP Leased Premises shall have current plans, procedures or other appropriate documentation, which clearly define authority, responsibility, and accountability for safe operations. The current plans, procedures, or appropriate documentation shall contain the following elements:
1.2.1.1	Authority for safety clearly defined for each position of responsibility.

1.2.1.2	Responsibility for safety clearly delineated in each position description and in each “roles and responsibility” document.

1.2.1.3	Programs and procedures will be established for the following functions (if applicable to the activities subject to DOE regulatory oversight):
1.2.1.3.1	nuclear safety design

1.2.1.3.2	nuclear criticality safety

1.2.1.3.3	fire protection

1.2.1.3.4	natural phenomena hazards mitigation

1.2.1.3.5	safeguards and security

1.2.1.3.6	personnel selection and training program

1.2.1.3.7	quality assurance

1.2.1.3.8	radiation protection

1.2.1.3.9	preparation of safety documentation
1.2.2	Quality assurance, radiation protection, and preparation of safety documentation (e.g., safety evaluations) activities shall be independent of equipment removal, installation, and refurbishment activities.

1.2.3	All personnel shall have the authority to halt unsafe activities.

3

2.0	MANAGEMENT CONTROLS AND OVERSIGHT
2.1	Objective
Management Controls and Oversight of activities subject to DOE regulatory oversight which could have a negative impact on nuclear safety, occupational safety, or safeguards and security shall be conducted in an appropriately controlled manner that ensures the protection of the workers, the public, the environment, and national security interests.
2.2	Implementation Requirements
2.2.1	Procedures and documents important to Safety and Health and Safeguards and Security shall be developed, revised, reviewed, approved, distributed, and implemented in accordance with identified, written requirements and authorizations.

2.2.2	An internal and independent safety review process shall be established and maintained.

2.2.3	Occurrences shall be reported and investigations conducted on events that could affect the health and safety of the public or endanger the health and safety of workers.

2.2.4	A commitment tracking system shall be maintained to monitor the status of formal commitments to improve safety and safeguards and security.

2.2.5	Administrative controls shall provide standard methods and requirements for creating, collecting, maintaining, and disposing of records related to nuclear safety and safeguards and security.

2.2.6	Management shall develop and implement a formal, organized process whereby people plan, perform, assess, and improve the safe conduct of work.
3.0	OPERATIONS
3.1	Objective
Management shall ensure that activities in the GCEP Leased Premises are performed within the controls developed through the use of hazard analysis and safety reviews.
3.2	Implementation Requirements
3.2.1	Material possession limits and operating bounds for safety systems as established by the Authorization Basis documents shall be observed.

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3.2.2	Surveillance requirements, as established in the Authorization Basis, shall be conducted as specified. Additional tests to verify proper operation of systems and integrity of confinement structures shall be conducted after significant maintenance/modifications as specified in any post-maintenance/modification testing procedures.

3.2.3	Procedures or work instructions shall be prepared to facilitate initial and periodic tests of safety features and/or systems to ensure it operates and meets design objectives.

3.2.4	Prior to or during any type of activity, management shall assess equipment and personnel performance through a program of monitoring and facility walk downs.

3.2.5	Turnovers conducted for selected shift stations shall ensure the effective and accurate transfer of information between shift personnel.

3.2.6	Management shall ensure that proposed changes to facilities and activities subject to DOE regulatory oversight outside the approved Authorization Basis are not implemented without the prior approval of DOE. Proposed changes which may affect the operation of the Lead Cascade or ACP will be subject to NRC requirements.

3.2.7	Management shall ensure that “As Found” conditions outside the approved Authorization Basis are reported to DOE. Appropriate engineering reviews and safety assessments will be performed and submitted to DOE for review and approval. “As Found” conditions outside of the Authorization Basis for operation of the GCEP Leased Premises under the NRC license will be addressed in accordance with NRC requirements.
4.0	ENGINEERING/CONSTRUCTION
4.1	Objective
There shall be a documented, graded approach to the review process to ensure that: all facility and procedure changes are reviewed to confirm that adequate safety and safeguards and security are maintained; unreviewed safety questions are identified; appropriate performance requirements are included in procurement specifications for safety system components; and that appropriate personnel safety measures are in place for the equipment removal or installation activities subject to DOE regulatory oversight.

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4.2	Implementation Requirements
4.2.1	Procedures and controls shall be established under a graded approach to ensure appropriate reviews of the following:
4.2.1.1	Each change to procedures or equipment design impacting safety systems to ensure the adequacy of configuration control, radiation protection, criticality systems, safety and health, and safeguards and security considerations and to maintain appropriate limits.

4.2.1.2	Each procurement document for safety systems to ensure that it contains appropriate information on established radiological safety requirements and to ensure that vendors shall supply equipment that will perform under expected service conditions.

4.2.1.3	Reviews will be done for those activities, which have the potential to impact worker safety.

4.2.1.4	Listings of all changes to facility and equipment safety systems evaluated using engineering reviews and safety assessments and the configuration change control process shall be maintained for each calendar year. Appropriate documentation shall be made available for DOE regulatory review in a timely manner, if requested
4.2.2	Controls for radiation protection shall implement physical design features to minimize radiological exposure to As Low As Reasonably Achievable (ALARA).

4.2.3	Engineering reviews of proposed changes to activities subject to DOE regulatory oversight which involve an unreviewed safety question are submitted to DOE in a timely manner for review and approval prior to implementation.
5.0	TRAINING AND QUALIFICATION
5.1	Objective
Personnel must be aware of and trained to recognize and address safety and health hazards and safeguards and security requirements that they will encounter in their jobs, and they must be appropriately trained and qualified for the functions they perform.
5.2	Implementing Requirements
5.2.1	Each Corporation manager shall define the required training needs and assure completion of training of their subordinates consistent with their job.

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5.2.2	Corporation personnel and visitors or contractors shall successfully complete General Employee Training (GET) and any specific training in the areas listed below before they are granted unescorted access to controlled areas.
5.2.2.1	Radiological, criticality, chemical and industrial safety hazards and rules;

5.2.2.2	Emergency Preparedness; and

5.2.2.3	Safeguards and security.
5.2.3	Corporation personnel shall successfully complete radiation protection training before they are granted unescorted access to radiological areas.

5.2.4	Corporation personnel shall successfully complete applicable training for the safety aspects associated with the activities to be performed.

5.2.5	Corporation personnel shall successfully complete safeguards and security training, retraining and re-qualification at established intervals.

5.2.6	Training requirements shall be defined and listed on the applicable Training Requirements Matrices (TRMs). Training shall be provided to supervisors and managers with respect to their responsibilities in the areas of safety, health and safeguards and security.

5.2.7	Selection and qualification of quality assurance personnel involved in inspection, tests, independent assessments, and audits shall meet the requirements specified in the Quality Assurance Program (QAP).
6.0	QUALITY ASSURANCE
6.1	Objective
A Quality Assurance Program (QAP) shall be established to ensure that planned and systematic actions subject to DOE regulatory oversight will provide adequate confidence that safety and health and safeguards and security related structures, systems, and components meet requirements and will perform satisfactorily in service.
The Corporation shall perform activities within the GCEP Leased Premises in accordance with the conditions specified in the 10 CFR Part 830 Exemption Decision dated February 2, 2004, as amended, for activities covered by the GCEP ROA. Failure to comply with the conditions specified in the Exemption Decision would be an OPAE violation of DOE Nuclear Safety Requirements enforceable under 10 CFR Part 820.

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Enforcement of 10 CFR Part 820 enforcement actions is the responsibility of OPAE and may include OPAE civil penalties.
7.0	MAINTENANCE
7.1	Objective
Maintenance shall include effective programs for preventive maintenance, corrective maintenance, and calibration of instruments.
7.2	Implementation Requirements
7.2.1	A graded corrective and preventive maintenance program shall be implemented to ensure that timely maintenance is performed on safety systems and safeguards and security equipment.

7.2.2	A graded instrument calibration program, employing standards traceable to the national standards system or to nationally accepted standards, shall be implemented for the calibration of equipment and monitoring devices necessary for the proper maintenance and operation of safety systems and safeguards equipment.
8.0	RADIATION PROTECTION
8.1	Objective
The radiation exposure of employees, contractors, and visitors and the release of radioactive effluents to unrestricted areas shall be maintained ALARA with economic and societal factors being taken into account.
The Corporation shall perform activities within the GCEP Leased Premises in accordance with the conditions specified in the 10 CFR Part 835 Exemption Decision dated February 3, 2004, as modified by letter dated August 13, 2004, for activities covered by the GCEP ROA. Failure to comply with the conditions specified in the Exemption Decision would be an OPAE violation of DOE Nuclear Safety Requirements enforceable under 10 CFR Part 820. Enforcement of 10 CFR Part 820 enforcement actions is the responsibility of OPAE and may include OPAE civil penalties.
This GCEP ROA also provides for contract enforcement by various actions and penalties, including contractual requirements for health and safety and common defense and security. In addition to operating in accordance with the conditions in the 10 CFR Part 835 exemptions, the following requirements are included as part of this GCEP ROA:

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8.2	Implementation Requirements
8.2.1	A radiation control program that defines steps to be taken to limit exposure of workers and the public shall be established.

8.2.2	Line management shall ensure that radiological activities are conducted in accordance with radiation protection instructions and procedures.

8.2.3	Radiation protection personnel, independent of organizations responsible for equipment removal or installation, shall be provided to guide and assist line managers in fulfilling their radiation protection responsibilities.

8.2.4	A radiation protection manager shall be provided to advise and consult with line managers and to guide the radiation protection activities.

8.2.5	Instructions concerning all the activities of radiation protection technicians shall be provided. Radiation protection procedures for the control and use of radioactive materials and radiation- generating devices shall provide for safe operations.

8.2.6	A formally structured, auditable ALARA program with established milestones to ensure that exposures are maintained at ALARA levels shall be in place.

8.2.7	A respiratory protection program to limit the intake of airborne radioactive materials and to protect employees from potentially hazardous atmospheres shall be established.

8.2.8	A bioassay system shall be established that will evaluate Committed Effective Dose Equivalents (CEDE) to personnel who are occupationally exposed to radiation with the likelihood to receive an exposure of 100 mrem or greater.

8.2.9	Engineering and administrative controls and personal protective equipment shall be used to control the exposure of employees to internal radiation sources; occupational exposures shall be evaluated and recorded when the potential exposure could exceed 2% of the regulatory limit in a year.

8.2.10	Employee exposure to external radiation sources shall be controlled using postings, interlock systems, monitoring, shielding, and surveys. Occupational exposures shall be evaluated and recorded when the

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potential exposure could exceed 2% of the annual limit for effective dose equivalent in a year. Exposure of extremities and the skin shall be evaluated as appropriate.
8.2.11	Radiation areas, high radiation areas, very high radiation areas, contamination areas, high contamination areas, airborne radioactivity areas, and radioactive materials (storage) areas shall be prominently and distinctly marked to preclude inadvertent or unknowing entry by employees, visitors, and contractors.

8.2.12	Plant alarms to alert personnel in and around facilities of emergency conditions or impending hazards shall be provided.

8.2.13	The radiation monitoring and contamination control program shall ensure worker protection from radiation exposures. Sources of radioactive contamination shall be controlled at the source and steps shall be taken to limit the extent of contamination. The extent of contaminated areas shall be limited by vigorous decontamination efforts.

8.2.14	Airborne radioactive materials, surface contamination, and external radiation exposures shall be monitored and surveyed to assure that employee internal accumulations of radioactive materials can be routinely estimated and to ensure that exposures are at ALARA levels.

8.2.15	Personnel dosimetry shall be used and maintained so that results will be accurately determined.

8.2.16	A formal inventory program to account for nonexempt by-product material sources and to provide for their control, movement, and leak testing shall be maintained.

8.2.17	Provisions shall be made to provide for oversight of radiation protection programs. The audit program for both routine operations and unusual radiological occurrences shall provide for adequate assessment of performance.

8.2.18	A Radiation Work Permit (RWP) system to ensure that radiation exposure and contamination controls are applied to all activities involving entry into radiation, airborne radioactivity, and contamination areas and to other work areas with radioactive materials, shall be established.

8.2.19	Radiation protection instructions to workers such as RWPs shall be

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available for review at the entry of the work area to which they apply.

8.2.20	Radiation measuring instruments used to evaluate hazards or define employee exposure shall be subject to periodically scheduled maintenance and calibration in accordance with approved procedures; the sources of radiation used to calibrate these instruments will be National Institute of Standards and Technology (NIST) traceable.

8.2.21	Employees shall be provided with an annual report of their occupational exposure history and visitors shall be provided with information with respect to their exposure. Summary exposure information shall be reported annually.

8.2.22	Records related to occupational radiation exposure shall be maintained in a manner that permits easy recovery of the data, allows for trend analysis, and aids in the protection of the individual and the control of radiation exposure.

8.2.23	In addition to radiological protection, an occupational health program shall be established to oversee, promote, and protect the radiological and non-radiological health of plant personnel.
9.0	NUCLEAR CRITICALITY SAFETY
9.1	Objective
The GCEP facilities while under DOE regulation will be categorized as a Radiological Facility. As such 10 CFR 830 Subpart B will not apply. However, should the categorization of the GCEP facilities change to Category 3 or higher then the requirements of 10 CFR 830 Subpart B and DOE O 420.1A, “Facility Safety”, Section 4.3 (except 4.3.2.j) will be applicable and the following requirements for Nuclear Criticality Safety will apply. The regulatory oversight for the design and operational integrity of the GCEP NCS system to be used upon transition of GCEP regulation to NRC is the responsibility of the NRC.
A Nuclear Criticality Safety (NCS) Program shall provide the necessary elements to protect personnel from potentially dangerous effects of a nuclear criticality accident. This goal shall be accomplished by Nuclear Criticality Safety Evaluations/Analyses (NCSEs/As) and implementation of any administrative and engineered process controls identified in accordance with the NCS Program.
9.2	Implementation Requirements

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9.2.1	The GCEP Leased Facilities have been previously used for enrichment processing with centrifuge machines. Residual contamination of process equipment is present that could have NCS Implications, where enrichment exceeded 1 percent U235. Therefore, a two-part approach is required to be implemented. First, NCSEs/As and controls (if any) must be maintained during the equipment removal phase to ensure that possible criticality contingencies are controlled. Second, the activities subject to DOE regulatory oversight must be evaluated through an NCS program to provide engineering and administrative controls to demonstrate the safety of the proposed activities. The requirements are:
9.2.1.1	Develop an NCS Program that ensures activities with fissionable material remain sub-critical under all normal and credible abnormal conditions.

9.2.1.2	NCSEs/As shall be performed and/or maintained consistent with the requirements of the NCS Program.

9.2.1.3	Nuclear Critical Accident Alarm System meeting the requirements of ANS 8.3 shall be provided if required by the NCS Program for coverage of areas involving credible criticality accidents.

9.2.1.4	Technical Requirements or equivalent (if required) shall specify actions to be taken in the event of an inoperable Nuclear Criticality Accident Alarm System.
10.0	FIRE PROTECTION
10.1	Basic Objective

The Fire Protection Program shall ensure that no undue threats to the public or employees will result from fire and resultant perils.

The fire protection program will comply with the following standards for modifications to the GCEP Leased Premises that affects the fire protection system: DOE O 420.1A, Section 4.2, Fire Protection, NFPA 10-1990, Portable Fire Extinguishers, NFPA 13-1989, Standard for the Installation of Sprinkler Systems; NFPA 15-1990, Water Spray Systems; NFPA 24-1992, Private Fire Service Mains; and NFPA 30-1990, Flammable Liquids. Any deviations found during future modifications will be documented and justified by the Authority Having Jurisdiction (AHJ) or corrective action will be taken.
10.1.1	The fire protection program shall have the following features:
10.1.1.1	A policy statement that incorporates the requirements of this section, related DOE directives, and other applicable

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Federal, state, and local fire protection requirements. The statement shall affirm management’s commitment to support a level of fire protection and fire suppression capability sufficient to minimize losses from fire and related hazards consistent with the best class of protected property in private industry.

10.1.1.2	Comprehensive, written fire protection criteria that reflect additional site-specific aspects of the fire protection program, including the organization, training, and responsibilities of the fire protection staff, administrative aspects of the fire protection program, and requirements for the design, installation, operability, inspection, maintenance, and testing of fire protection systems.

10.1.1.3	Written fire safety procedures governing the use and storage of combustible, flammable, radioactive, and hazardous materials so as to minimize the risk from fire. Such procedures shall also exist for fire protection system impairments and for activities such as smoking, hot work, safe operation of process equipment, and other fire prevention measures which contribute to the decrease in fire risk.

10.1.1.4	A system to ensure that the requirements of the DOE fire protection program are documented and incorporated in the plans and specifications for all new facilities and for significant modifications of existing facilities. This includes a documented review by a qualified fire protection engineer of plans, specifications, procedures, and acceptance test.

10.1.1.5	Fire hazard analyses (FHAs) or equivalent[1] shall be developed for all nuclear facilities, significant new facilities, and facilities that represent unique or significant fire safety risks. The FHA shall be developed using a graded approach. The conclusions of the FHA shall be incorporated in the Facility Accident Analysis and shall be integrated into design basis and beyond design basis accident conditions.

10.1.1.6	Access to a qualified and trained fire protection staff, including a fire protection engineer(s), technicians, and fire fighting personnel to implement the fire protection requirements.

[1]	“or equivalent” will require a submittal of documentation of equivalency by USEC and approval by DOE.

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10.1.1.7	A “baseline” needs assessment or equivalent[2] that establishes the minimum required capabilities of site fire fighting forces. This includes minimum staffing, apparatus, facilities, equipment, training, fire pre-plans, off-site assistance requirements, and procedures. Information from this assessment shall be incorporated into the site Emergency Plan.

10.1.1.8	Written pre-fire strategies, plans, and standard operating procedures to enhance the effectiveness of site fire fighting forces, where provided. Such procedures shall include those governing the use of fire fighting water or other neutron moderating materials to suppress fire within or adjacent to moderation controlled areas. Restrictions on the use of water shall be fully justified on the basis of criticality safety.

10.1.1.9	A comprehensive, documented fire protection self-assessment program, which includes all aspects (program and facility) of the fire protection program. Assessments shall be performed on a regular basis at an established frequency.

10.1.1.10	A program to identify, prioritize, and monitor the status of fire protection-related appraisal findings/recommendations until final resolution is achieved. When final resolution will be significantly delayed, appropriate interim compensatory measures shall be implemented to minimize the fire risk.

10.1.1.11	A process for reviewing and recommending approval of fire safety “equivalencies” and “exemptions” to the AHJ for fire safety.
10.2	Implementation Requirements
10.2.1	The Fire Protection Program shall be under the direction of an individual who has been assigned as AHJ commensurate with the responsibilities of the position.

10.2.2	Fixed fire suppression systems, where provided, shall be tested and maintained such that fires in those areas are controlled promptly.

10.2.3	Automatic fire suppression systems shall be provided for areas containing

[2]	“or equivalent” will require a submittal of documentation of equivalency by USEC and approval by DOE

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safety systems and for all areas subject to significant life safety hazards.

10.2.4	A reliable water supply, with sectional isolation valves shall be maintained.

10.2.5	Closing of valves supplying fire suppression systems shall be controlled by a written permit system.

10.2.6	A fire department shall be maintained as an acceptable means of redundant fire protection.

10.2.7	Fire Department personnel shall be available at all times and shall be trained and equipped to handle anticipated types of fires and other emergencies.

10.2.8	Mobile fire apparatus that is required to support fire-fighting operations shall be provided and maintained.

10.2.9	Breathing air used in fire fighting shall meet a minimum quality of Grade D.

10.2.10	On-site fire protection support shall be available to evaluate the fire hazards of changes to maintenance and process systems.

10.2.11	A fire protection review of design documents for new facilities and for modifications to existing facilities shall be made to insure that fire protection issues have been properly addressed.

10.2.12	Fire protection appraisals of important buildings shall be conducted periodically to identify changes that adversely impact existing fire protection levels. Means of emergency egress shall be regularly inspected for all areas that are normally occupied. Personnel who are trained and knowledgeable in detecting fire hazards shall conduct periodic inspections of all important buildings and other structures.

10.2.13	All fires shall be investigated and root causes determined.

10.2.14	Portable fire extinguishers shall be available throughout the plant commensurate with the hazard.

10.2.15	A fire alarm system that reports to a continuously manned location shall monitor fire alarms in all important buildings and structures.

10.2.16	Welding/burning/hot work shall be controlled by a written permit system to minimize the fire hazards of open flame equipment.

10.2.17	Emergency medical services shall be provided to assure proper emergency care of injured employees.

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10.2.18	Noncombustible or fire-resistive construction shall be utilized, where appropriate. Also, complete fire-rated barriers that are commensurate with the fire hazard to isolate hazardous occupancies and to minimize spread shall be utilized, as required.

10.2.19	A means to notify and evacuate building occupants in the event of a fire, such as a fire detection or fire alarm system and illuminated, protected egress paths shall be provided.

10.2.20	Physical access and appropriate equipment to facilitate effective intervention by the fire department, such as an interior standpipe system(s) in multi-story or large facilities with complex configurations, shall be provided.

10.2.21	A means to prevent the accidental release of significant quantities of contaminated products of combustion and fire fighting water to the environment, such as ventilation control and filter systems and curbs and dikes, or equivalent[3] shall be provided. Such features would only be necessary if required by the FHA or safety analysis in conjunction with other facility or site environmental protection measures.

10.2.22	Fire and related hazards that are unique to GCEP and are not addressed by industry codes and standards shall be protected by isolation, segregation, or use of special fire control systems, such as inert gas or explosion suppression, as determined by the FHA, shall be provided.

10.2.23	Fire protection systems shall be designed such that their inadvertent operation, inactivation, or failure of structural stability will not result in the loss of vital safety functions or inoperability of safety class systems as determined by the safety analysis.
11.0	ENVIRONMENTAL PROTECTION
11.1	Objective
The Corporation will perform activities in the GCEP Leased Premises in a manner such that the release of potential environmental hazards to the air, ground and water comply with applicable regulatory and permit requirements and is consistent with the radiation protection program objective of limiting radioactive releases to the environment, as low as reasonably achievable (ALARA).
11.2	Implementation Requirements

[3]	“or equivalent” will require a submittal of documentation of equivalency by USEC and approval by DOE.

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Provisions shall be implemented as follows to prevent, monitor, mitigate and report environmental releases impacting the public and the environment.
11.2.1	A mitigation/spill prevention, control and countermeasures program shall be maintained to prevent releases to the environment.

11.2.2	Environmental monitoring shall be implemented if required by applicable regulations or permits. The monitoring will determine the effects, weather impacts, and personnel exposure and collect required sampling and analysis data relative to releases to the environment of hazardous effluents.

11.2.3	Monitoring data, including data, for emergency reporting where regulatory limits are exceeded will be collected and reported as required under applicable regulations and permits.
12.0	NUCLEAR MATERIAL SAFEGUARDS
12.1	Objective
A documented program shall be implemented to protect nuclear material (NM) from unauthorized removal; to prevent unlicensed enrichment of nuclear material to special nuclear material; to control and account for NM using standard methods; and to protect NM facilities against radiological sabotage. This program shall provide the level of protection mandated by DOE Orders. The Orders shall apply only to the extent of the security interest present at the facility. Hazards and hazard mitigation are not covered by Nuclear Materials Safeguards.
12.2	Implementation Requirements
12.2.1	Written plans and procedures that identify the strategies, mechanisms, and commitments to protect NM from unauthorized removal, to account for NM, to prevent unlicensed enrichment of nuclear material to special nuclear material; and to protect NM facilities against radiological sabotage.

12.2.2	A system for tracking, accounting for, and reporting to the Nuclear Materials Management System and Safeguards (NMMSS), all reportable quantities of nuclear material.

12.2.3	A measurement control program, providing for the degree of measurement control for ensuring that equipment used to measure nuclear materials is properly calibrated using standards traceable to national standards and for supporting the estimation of the contribution of measurement certainty to inventory difference.

12.2.4	If applicable, physical barriers, vaults, intrusion detection systems, and

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access controls designed to protect NM from access by unauthorized personnel or from unauthorized removal.
12.2.5	A system of independent audits and assessments to verify the effectiveness of the elements of the Nuclear Material Control & Accountability (NMC&A) program, including measurement controls, material controls, and accounting systems.

12.2.6	A system of performance testing to verify the effectiveness of the nuclear materials protection program, as required.

12.2.7	Written Plans and procedures to ensure implementation of Voluntary agreements and the Additional Protocol between the United States of America and the International Atomic Energy Agency while protecting site safeguards and security interests.
13.0	EMERGENCY PREPAREDNESS
13.1	Objective
In order to ensure the protection of the workers, public, and the environment, in the event of an emergency involving activities in these facilities, the lessee must develop, implement, and maintain their Emergency Management Program commensurate with their identified hazards.
13.2	Implementation Requirements
13.2.1	An individual shall be designated responsibility for implementation of the Emergency Management Program at PORTS as it pertains to the Corporation Lead Cascade/ACP and clean-up activities. Responsibilities of any project individuals supporting the PORTS Emergency Preparedness Program shall be clearly defined.

13.2.2	A hazards assessment shall be developed and maintained for use in emergency planning. This assessment shall consider the broad spectrum of events that could affect the facilities and be used in the development of the Emergency Management Plan.

13.2.3	An Emergency Management Plan shall be developed and maintained as a controlled document. The Emergency Management Plan and its associated support documents shall be reviewed annually and updated as necessary.

13.2.4	In coordination with the DOE site personnel, provisions shall be made for recovery from an emergency in the GCEP Leased Premises and re-entry into the buildings. These provisions shall include specific procedures for

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termination of an emergency, dissemination of information, establishment of a recovery team, and criteria for resumption of activities in support of the Lead Cascade/ACP.
13.2.5	In coordination with the DOE site personnel, training for any project emergency response individuals on their duties in the emergency response plan shall be identified and maintained on an established schedule.

13.2.6	Project emergency response individuals shall participate in site emergency response exercises, as requested.
14.0	WASTE MANAGEMENT
14.1	Objective
Management of waste shall be conducted in accordance with applicable Federal, state, and local laws and regulations. The management of hazardous, radioactive, and mixed waste shall be conducted in manner to ensure that the radioactive releases, should they occur, are below regulatory limits and ALARA.
14.2	Implementation Requirements
The regulatory requirements for mixed wastes (i.e., hazardous/radioactive) are addressed in environmental law as well as under the Atomic Energy Act of 1954, as amended. The requirements under environmental law are codified in the Code of Federal Regulations of Title 40 Parts 260 through 273 in accordance with Subtitle C of the Resource Conservation and Recovery Act (RCRA) and in Ohio hazardous waste regulations. The radioactive components for these and for all low-level radioactive wastes as well as hazardous and mixed waste are subject to the following implementing requirements:
14.2.1	The safety and health of the public shall be protected by managing activities in support of the Lead Cascade/ACP, clean-up, and related operations in a manner that provides for the safe handling, transportation, and storage of hazardous, radioactive, or mixed wastes generated. This is accomplished by managing hazardous, radioactive, or mixed wastes according to the requirements of the Atomic Energy Act (AEA) and applicable state requirements.

14.2.2	A Waste Minimization Program shall be implemented to segregate, substitute, and minimize the amount of waste requiring disposal.

14.2.3	All hazardous, radioactive, and mixed wastes shall be characterized with sufficient accuracy to permit segregation, handling, and transfer to

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treatment, storage, or disposal facilities (TSD). Additional characterization needed to ensure the actual physical and radiological characteristics meet the waste acceptance criteria (WAC) of an off-site TSD facility shall be performed prior to shipment to an offsite TSD facility.
14.2.4	An operating record-keeping system shall be developed and maintained to document the following: (1) a historical record of waste generated, treated, stored, shipped, and/or disposed of; (2) data necessary to show that the waste was properly classified, treated, stored, shipped, and/or disposed of; and (3) waste manifests.

14.2.5	A program will be in place to inspect off-site treatment storage and disposal facilities and practices.
15.0	SAFETY ANALYSIS
15.1	Objective
A thorough safety analysis of all activities subject to DOE regulatory oversight shall be conducted to assure that hazards have been identified and that appropriate limits and controls are identified to provide for safe activities under potential accident conditions providing assurance of no undue risk to the public, protecting the environment, and providing a safe work place for personnel.
15.2	Implementation Requirements
15.2.1	Determine the facility preliminary classification by maximum quantity of nuclear material included in the design.

15.2.2	Perform hazards evaluation, accident analysis, and determine controls and document. The design must provide for adequate protection against natural phenomena with consideration of the most severe documented historical events for the site. (10 CFR 70.64)

15.2.3	Establish an unreviewed safety question evaluation process or equivalent to prevent inadvertent change to documented safety analysis or any of its basis or conclusions.

15.2.4	Document controls from the safety analysis in technical safety requirements or equivalent.

15.2.5	Conduct activities consistent with procedures and /or work instructions, as required by the Quality Assurance Program.
16.0	SECURITY

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16.1	Objective
Security plans shall be developed and implemented to protect national security interests other than nuclear material (NM), including classified information and material and sensitive unclassified information and material (e.g., Export Controlled Information) at the Corporation facilities covered by this agreement. The DOE Orders, Manuals and Guides shall apply only to the extent of the security interest present at the facility. Hazards and hazard mitigation are not covered by Security. Specific safeguards and security measures are documented in approved plans as appropriate.
16.2	Implementation Requirements
16.2.1	Measures to ensure effective management and implementation of the security plans shall be developed and implemented. These include:
16.2.1.1	Documented security plans: DOE O 470.4, and DOE M470.4-2, Chg 1.

16.2.1.2	Utilization of a protective force as appropriate, the armed, uniformed members of which are trained and qualified under a DOE certified program: DOE/USEC Arming and Arrest Authority Security Plan, as amended.

16.2.1.3	Conformance to measures to control the issuance and use of security badges, credentials, and shields: DOE O 470.4-2, Chg 1.

16.2.1.4	Program of security systems performance testing: DOE O 470.4 and DOE O 473.2. Program for the inquiry and reporting to DOE of incidents of security concern: DOE O 470.4.

16.2.1.5	Changes to the GCEP leased premises/equipment that could directly/indirectly affect Safeguards and Security shall require a Decreased Effectiveness Evaluation (DEE) of the affected security plan(s). Safeguards and security plan changes shall be evaluated to ensure that the personnel safety is unaffected.
16.2.2	Documented measures to protect classified information and materials from loss or unauthorized disclosure shall be developed and implemented. These include:
16.2.2.1	Programs for facility clearances and registration of safeguards and security activities. (DOE O 470.4)

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16.2.2.2	Program ensuring timely submittal of information for Foreign Ownership, Control or Influence (FOCI) determinations. (DOE O 470.4)

16.2.2.3	Measures to identify classified information: DOE O 200.1, DOE M 475.1-1A.

16.2.2.4	Controls of classified documents and information: DOE M 470.4-4.

16.2.2.5	Physical protection measures for classified information and material: DOE M 470.4-4.

16.2.2.6	Controls for hand carrying of classified matter on air carriers: DOE M 470.4-4.

16.2.2.7	Personnel security program to limit access to classified information and materials to appropriately cleared individuals with a need to know: DOE M 470.4-5, DOE M 472.1-1B.

16.2.2.8	Security education and awareness program: DOE O 470.4.

16.2.2.9	Communications security program: DOE O 200.1, DOE M 200.1-1, DOE G 200.1-1.

16.2.2.10	Classified computer security program: DOE M 470.4-4, DOE M 471.2-2.

16.2.2.11	Controls on classified visits: DOE O 470.4.

16.2.2.12	Technical surveillance countermeasures program: DOE M 470.4-4 and DOE TSCM Procedural Manual.
16.2.3	Documented measures to protect unclassified sensitive information and materials from loss or unauthorized disclosure shall be developed and implemented. These include:
16.2.3.1	Operations security program: DOE M 470.4-4.

16.2.3.2	Information security program: DOE M 470.4-4.

16.2.3.3	Counterintelligence program, provided by the Oak Ridge Office of Counterintelligence: DOE O 475.1.

16.2.3.4	Guidelines on Export Control and Nonproliferation, July 1999, U.S. Department of Energy.

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16.2.3.5	Measures to identify, control, and protect unclassified controlled nuclear information (UCNI): DOE O 471.1A, DOE M 471.1-1, Chg 1.

16.2.3.6	The Corporation will submit an unclassified computer security plan for DOE’s approval. Upon approval, this plan will represent the unclassified computer security standards to which the Corporation will conform (DOE O 205.1, DOE N 205.2, DOE P 205.1, DOE N 205.3, DOE N 205.8, DOE N 205.9, DOE G 205.1-1, DOE M 205.1.1).

16.2.3.7	Program to control unclassified visits and assignments by foreign nationals: DOE O 142.3.

16.2.3.8	Measures to identify, control, and protect Official Use Only (OUO) information, as appropriate: DOE O 471.3, DOE G 471.3-1, DOE M 471.3-1.
16.2.4	A documented program shall be implemented to ensure that those individuals requiring a DOE-issued Weapons Authorization Card have met the necessary requirements for a Security Police Officer.[4] The program for issuance of Weapons Authorization Cards shall include the following elements:
16.2.4.1	A documented program providing the level of information mandated by the Code of Federal Regulations and DOE Orders and Directives for the issuance of Weapons Authorization Cards. (10 CFR 1046, 10 CFR 1047, DOE O 473.2, DOE M 470.4-3, Chg 1)[5]

16.2.4.2	A documented program for medical, physical fitness training, and firearms that certifies each individual for a Weapons Authorization Card. (10 CFR 1046.12, 10 CFR 1046.13, 10 CFR 1046.16, DOE O 473.2, DOE M 470.4-3, Chg 1)

16.2.4.3	Access authorization commensurate with the level of classified matter access. (10 CFR 1046.14, DOE O 473.2, DOE M 470.4-3, Chg 1)

[4]	Within 60 days after issuance of any new DOE orders addressing DOE security interest at Portsmouth, the DOE Regulatory Oversight Manager will inform USEC of the issuance of the new order(s). This notification shall be considered to be a modification the Regulatory Oversight Agreement (ROA). USEC shall come into compliance with such modifications to the ROA within the time specified and directed by DOE.

[5]	The citation of specific DOE orders in Section 16.2.1 is applicable to the date of this revision to the ROA. Compliance with current DOE orders shall be maintained as indicated in Note 4 to Section 16.2.

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16.2.4.4	A documented continuing physical fitness training program. (DOE Medical and Fitness Implementation Guide, dated March 1991, 10 CFR Part 1046)

16.2.4.5	A documented program on the use of limited arrest authority and use of force by a Security Police Officer. (10 CFR Part 1047, DOE O 473.2, DOE M 470.4-3, Chg 1)

16.2.4.6	A documented program that prohibits any individual convicted in any court of a misdemeanor crime of domestic violence, or discharged under dishonorable conditions from being issued a Weapons Authorization Card. [Omnibus Consolidated Appropriations Act of 1997, Pub. L. No. 104-208, Paragraph 658, (1996); Gun Control Act of 1968, 18 U. S. C. Paragraphs 922 (g) (6) and (g) (9), (1997); 27 CFR Part 178]

16.2.4.7	A documented program to ensure that safety policies and procedures are in place for firearms safety (DOE O 440.1A, DOE O 473.2, DOE-STD-1091-96)

16.2.4.8	A documented to ensure uniform qualifications and requalification of a Security Police Officer. (DOE O 473.2, DOE M 470.4-3, Chg 1)

16.2.4.9	Measures to control the issuance and use of security badges, credentials, and shields. (DOE M 470.4-2, Chg 1)
17.0	CHEMICAL SAFETY
17.1	Objective
Chemical safety practices in performing the activities subject to DOE regulation shall be such as to prevent or minimize chemical releases and provide for personnel protection.
17.2	Implementation Requirements
Chemical safety programs shall be established and implemented to:
17.2.1	Provide for the adequate storage of chemicals and other hazardous materials.

17.2.2	Provide proper personal protective equipment for personnel handling hazardous materials.

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17.2.3	Ensure hazardous chemicals are adequately identified and communicated to personnel.

17.2.4	Ensure that the levels of air contaminants within the GCEP Leased Premises are within the established standards of OSHA.

17.2.5	Provide for chemical related medical emergency response.
18.0	PACKAGING AND TRANSPORTATION
18.1	Objective
The Packaging and Transportation program shall maintain compliance with the various USDOT, EPA, and State of Ohio requirements.
18.1.1	An individual shall be designated to implement a packaging and transportation program.

18.1.2	Coordinate with PORTS site personnel on movements of UF6.
18.2	Implementation Requirements
18.2.1	Packaging and Transportation procedures shall be established and implemented to:
18.2.1.1	Implement the USDOT and 49 CFR Parts 100-180 requirements for the offsite transportation of hazardous materials (including environmental samples), substances and wastes.

18.2.1.2	Ensure the USDOT and 49 CFR Parts 350-399 requirements for the offsite operation of vehicles with a GVWR of 10,000 lbs or greater.

18.2.1.3	Implement the USDOT, International Civil Aviation Organization (ICAO), International Air Transport Association (IATA) and 49 CFR Parts 100-180 requirements for the off-site transportation of hazardous materials (including environmental samples), substances and wastes via aircraft.

18.2.1.4	Ensure that transfers of hazardous materials (other than UF6) are to be in USDOT required packaging.

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18.2.1.5	Onsite handling procedures and packaging criteria for UF6 shall be in accordance with USEC-651, Good Handling Practices for Uranium Hexafluoride, or ANSI N14.1.

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Appendix B to Exhibit M
Enforcement Process

APPENDIX B — ENFORCEMENT PROCESS
GENERAL APPROACH TO ENFORCEMENT PROCESS
The Atomic Energy Act of 1954, as amended, requires DOE to protect the public health and safety, as well as the safety of workers at DOE-owned facilities, and to provide for the common defense and security in conducting its nuclear activities, and grants DOE broad authority to achieve these goals. DOE will exercise its oversight authority both by contract (lease) and by DOE regulations.
DOE provides for nuclear safety management, including quality assurance, under 10 CFR Part 830 and “DOE Nuclear Safety Requirements” for worker radiation protection under 10 CFR Part 835. USEC requested and has been granted an exemption to the requirements of 10 CFR Parts 830 and 835. As such, the Corporation shall perform the gas centrifuge activities related to quality assurance and worker radiation protection, not under the regulation of NRC, in accordance with the conditions specified in the 10 CFR Part 830 and 10 CFR Part 835 Exemption Decisions dated February 2, 2004, as amended, and February 3, 2004, as amended, respectively and the requirements established in this ROA.
The enforcement procedures of 10 CFR Part 820, Appendix A and relevant OPAE Enforcement Guidance Supplements will apply to any potential OPAE violations related to the requirements of the 10 CFR Parts 830 and 835 exemptions decisions. The enforcement process established in this Appendix will apply to any potential ROA violations to the contract (lease) requirements of Appendix A, except any CI violations relating to the security or safeguarding of Classified Information, which will be enforced in accordance with 10 CFR Part 824 “Procedural Rules for the Assessment of Civil Penalties for Classified Information Security Violations”.
Consistent with this responsibility, DOE will take prompt and vigorous enforcement actions when dealing with the Corporation when it does not comply with applicable DOE requirements contained in Chapter 3 of the Plan. This Appendix establishes the procedures for (a) investigating the nature and extent of alleged ROA violations of the Nuclear Safety and Safeguards and Security Requirements set forth in Chapter 3 of Appendix A, entitled “Safety Basis and Framework for DOE Oversight of the Gaseous Diffusion Plants;” (b) determining whether a ROA Violation has occurred; and (c) if a ROA violation has occurred, imposing an appropriate remedy, for the contract (lease) requirements of Appendix A.
1. ROA ENFORCEMENT ACTIONS
A.	Shutdown Authority
1.	Clear and Present Danger
Whenever a DOE Inspector or the DOE Regulatory Oversight Manager in carrying out his or her responsibilities, determines that the nuclear safety or safeguards and security conditions at any GCEP Leased Facility constitute a Clear and Present Danger, he or she shall immediately notify the cognizant operations supervisor. If the supervisor fails to take what the DOE Inspector/site safety representative believes is appropriate and timely action to curtail or suspend the activity or operation, or to mitigate the identified Clear and Present Danger by other means, the DOE Inspector shall notify the plant shift superintendent. The DOE Inspector shall explain the situation and request that the plant shift superintendent take appropriate action to curtail or suspend the activity or operation, or to mitigate the danger by other means. The Corporation agrees that the plant shift superintendent shall take timely action to curtail or suspend the operation, or to mitigate the danger by other means, when so requested by the DOE Inspector when said DOE representative perceives a Clear and Present Danger to exist. The plant shift superintendent shall inform the DOE Inspector of the actions taken to curtail or suspend the activity or operation, or to mitigate the identified Clear and Present Danger by other means. If the DOE Inspector believes that these actions are not sufficient, he or she shall notify the DOE Regulatory Oversight Manager, informing him or her of the details of the situation. If the DOE Regulatory Oversight Manager agrees that the action taken is not sufficient, he or she shall contact the plant superintendent and direct that he or she take specific actions to curtail or suspend the activity or operation, or to mitigate the danger by other means. When so directed by the DOE Regulatory Oversight Manager, the Corporation agrees to take, or cause the operating contractor to take, these specific actions. DOE and the Corporation agree that no written notice is required for DOE to exercise its shutdown authority pursuant to this paragraph.
2.	Unreviewed Safety Questions
The DOE Regulatory Oversight Manager may also order an activity or operation curtailed or suspended, in the absence of a Clear and Present Danger, when he or she concludes that continued operation would involve an Unreviewed Safety Question, as defined in this Agreement.
B.	ROA Notice of Violation
In the event of an alleged ROA Violation, the DOE Regulatory Oversight Manager shall provide USEC with a written ROA Notice of Violation. The written ROA Notice of Violation shall concisely describe the alleged failure of the Corporation to meet one or more of the Nuclear Safety and Safeguards and Security Requirements in effect at the time of the alleged ROA Violation. In particular, the ROA Notice of Violation shall specify the date or dates, facts, and the nature of the alleged acts or omissions constituting the ROA Violation, and shall identify specifically the particular provision or provisions of the Nuclear Safety and Safeguards and Security Requirements involved in the alleged ROA Violation. Within 30 days of the date of the notice or other time period specified in the notice, USEC will submit a written reply. USEC may admit or deny the alleged ROA Violation and state the reasons for the ROA Violation, if admitted. In the event the alleged ROA Violation is admitted, this reply shall also contain an explanation or statement including: (1) corrective steps that have been taken by USEC or others and the results that have been achieved; (2) corrective steps that will be taken; (3) the date when full

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conformance with the Nuclear Safety and Safeguards and Security Requirements in the identified area will be achieved.
C.	ROA Civil Penalties
1.	Prior to imposing any ROA Civil Penalty on the Corporation, the DOE Regulatory Oversight Manager shall provide to USEC a written ROA Notice of Violation, as described above, and a Notice of Proposed Imposition of ROA Civil Penalty and shall state that the ROA Civil Penalty may be paid in the amount specified therein or the proposed imposition of the ROA Civil Penalty may be protested in its entirety or in part, by a written answer either denying the ROA Violation or showing extenuating circumstances. The Corporation agrees to either pay the ROA Civil Penalty in the amount proposed or answer the Notice Of Proposed Imposition of ROA Civil Penalty within 30 days of the date of a Notice Of Proposed Imposition of ROA Civil Penalty or other time specified in that notice. The answer to the Notice of Proposed Imposition of ROA Civil Penalty shall state any facts, explanations, and arguments, denying the alleged ROA Violation, or demonstrating any extenuating circumstances, error in the ROA Notice Of Violation or other reason why the Proposed ROA Civil Penalty should not be imposed and may request remission or mitigation of the proposed ROA Civil Penalty. If the Corporation files an answer to the Notice of Proposed Imposition of ROA Civil Penalty, the DOE Regulatory Oversight Manager, upon consideration of the answer, will issue a revised Notice of Proposed Imposition of ROA Civil Penalty imposing, mitigating, or remitting the ROA Civil Penalty. The Corporation agrees to either pay the ROA Civil Penalty in the amount specified or appeal the decision to the DOE ORO Manager within 30 days of the issuance of that revised Notice of Proposed Imposition of ROA Civil Penalty. Any appeal shall be presented in writing, with an opportunity for the Corporation to be heard, if so requested.

2.	The amount of the ROA Civil Penalty imposed shall be based upon the severity of the ROA Violation, including the potential for the ROA Violation to affect the public health and safety or the common defense and security and whether it was a repeat ROA Violation, the actions taken to respond to the ROA Violation, and any extenuating circumstances. ROA violations of contract (lease) requirements, except the safeguarding and security of Classified Information, and any ROA civil penalties for these ROA violations shall be assigned by the DOE Regulatory Oversight Manager, in accordance with the severity level guidance provided in Appendix A of 10 CFR Part 820. CI violations and CI civil penalties regarding the safeguarding and security of Classified Information will be assigned in accordance with the requirements of 10 CFR Part 824.

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3.	ROA Civil Penalties imposed on the Corporation pursuant to this Agreement shall not be subject to reimbursement under Sections 5.3 of ARTICLE V, entitled “Allocation of Liabilities,” or ARTICLE X, entitled “Price-Anderson Indemnification”, of the GCEP Lease.
D.	Failure to Take Agreed upon Actions
In the event of the failure of the Corporation to take the actions in accordance with this Agreement, the DOE ORO Manager shall take such actions as he or she deems appropriate, consistent with the terms of this Agreement and the GCEP Lease, including, but not limited to, a recommendation to the DOE Lease Administrator that he or she take steps to initiate an orderly termination of the GCEP Lease, to provide adequate assurance that the Corporation’s operation of the GCEP Leased Premises does not pose undue risk to the public health and safety or result in failure to provide for the common defense and security. Notification of the actions taken under such circumstances will be provided to USEC in the form of directives issued by the DOE ORO Manager.

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EXHIBIT N
ACTIVITIES REQUIRED BY THE CORPORATION FOR THE DEPARTMENT
TO ACHIEVE TARGETED TURNOVER DATES IN EXHIBIT A

EXHIBIT N
Activities Required by the Corporation for the Department to Achieve Targeted Turnover Dates in Exhibit A Relocation of X-3000 and X-7725 Personnel
The X-720 has been identified as the area for relocation of the Department’s contractor personnel from the X-3000 as well as the X-7725. Based on the actions historically performed at the X-720 facility, Beryllium sampling will be conducted by the Department. In the event that the sampling results identify significant Beryllium concerns in the facility, decontamination will be required or an alternative location will have to be identified. (Either scenario will require a schedule extension.) In order to support the Targeted Lease Dates identified in Exhibit A, the areas identified in attachment A-1 and A-2 within the X-720 will be made available for occupancy by the Department’s contractor personnel by March 31, 2006. The Corporation shall consolidate personnel in contiguous areas in the X-720 Mezzanine and avoid intermingling Corporation and Department contractor personnel. This will allow work to be performed in these areas and the actual relocation of personnel to take place to support the desired Targeted Turnover Dates. Areas outlined in attachment A-2 will be returned to the Department by the Corporation to support the Department’s contractor activities.
In support of the Targeted Lease Dates contained in Exhibit A, the Corporation will perform and/or pay up to $150,000 (using non-Government funds without reimbursement by the Department under any contract, agreement, etc.) for the relocation of personnel to X-720 and reconnection of equipment/telephone, and the following repairs in the X-720 Mezzanine associated with the movement of the Department’s contractor personnel:
Excess Material:
The abandoned files, boxes and material need to be removed so the offices can be occupied. There is approximately 2627 ft3 of excess material.
Carpet:
The carpet in the Mezzanine area which is torn, ripped, or with the backing showing through needs to be replaced. The balance of the carpet needs to be cleaned to remove stains. (Approximately 100 yards needs to be replaced and 300 yards needs to be cleaned.)
Tile:
All floor tiles are in acceptable physical condition and needs only stripped and polished. The area requiring cleaning and polishing is approximately 5040 ft2.

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Walls:
The walls exhibit dings, scrapes, holes, and scratches, which should be repaired prior to painting. There are no major repairs (e.g. large holes) required and the majority of the surfaces appear in acceptable condition. This equates to approximately 3500 ft2 of wall space requiring preparation and painting.
Repair/replace and clean light fixtures:
Numerous light fixtures, a total of 158, are not working and need to be re-lamped. It does not appear that any light fixtures need to be replaced.
Cubicle Panels
All of the 24 cubicles need inspected and roughly one third will require painting of inside surfaces. The hallway surfaces appear to be in acceptable condition. None of them need to be replaced.
Ceiling Panels:
Broken or badly stained ceiling panels need to be replaced. There are 188 ceiling panels in this condition. All of the translucent ceiling panels need to be cleaned of accumulated dust.
Vents:
Accumulated heavy dust needs to be cleaned from 58 vents.
Turnover of X-3002
The lease of X-3002 is critical in support of centrifuge deployment and the lease of this facility is subject to the Corporation continuing to provide heating for the X-1000. In order to accommodate the Corporation’s needs, the following Targeted Lease Dates of X-3002 have been updated in Exhibit A:
South Half Turnover 09/06
North Half Turnover 03/07
Prior to the leasing of either or both halves of Building X-3002, the Corporation acknowledges that the Department and its contractors have a non-exclusive use of and access to the restrooms and break areas located in the X-3012 and that the central aisle-way in Building X-3002 will remain designated as a Common Area until all of Building X-3002 is leased to the Corporation. In addition, a condition of the lease of the South Half of X-3002 is that the Corporation will comply with the Department’s approved security plan in X-3002 while the Department’s activities are performed in the X-3002 North Half.
The lease of the Building X-3002 to the Corporation includes all fixtures, including the boilers located in the North Half. The Parties have not reached agreement on any movement of the boilers or who would be responsible for paying the costs associated with any movement of the boilers; however, it is

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agreed that any movement or relocation of the boilers will be coordinated through the Shared Site Agreement. The Corporation agrees to furnish heat to Building X-1000 and may bill the Department in accordance with the Services Agreement for it’s pro rata share of reasonable charges associated with providing heat to the X-1000. The Corporation is responsible for providing alternate heat to the Department for Building X-1000 during any movement or replacement of the boilers.

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VEHICLE AISLE
VEHICLE AISLE
MEZZANINE NO. 2 ABOVE
IN THIS AREA
WOMEN'S LOUNGE
MEN'S TOILET
SHOWER
MEN'S LOCKER
DOCK

USEC

DOE

N

X-720 FIRST FLOOR PLAN

NOT TO SCALE

EXHIBIT N, ATTACHMENT A-1

4/12/06